AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1997
                                                     REGISTRATION NO. 333-36069
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             AMENDMENT NO. 4

                                      TO
                                  FORM S-11/A

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                          APEX MORTGAGE CAPITAL, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                               ---------------

  865 SOUTH FIGUEROA STREET, SUITE 1800, LOS ANGELES, CALIFORNIA 90017; (213)
                                   244-0440
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                               PHILIP A. BARACH
                            CHIEF EXECUTIVE OFFICER
                          APEX MORTGAGE CAPITAL, INC.
                     865 SOUTH FIGUEROA STREET, SUITE 1800
                         LOS ANGELES, CALIFORNIA 90017
                                (213) 244-0000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------

                                  COPIES TO:

         PETER T. HEALY, ESQ.                  KENNETH T. COTE, ESQ.
         O'MELVENY & MYERS LLP               JONATHAN B. MILLER, ESQ.
        EMBARCADERO CENTER WEST                  BROWN & WOOD LLP
    275 BATTERY STREET, SUITE 2600            ONE WORLD TRADE CENTER
    SAN FRANCISCO, CALIFORNIA 94111          NEW YORK, NEW YORK 10048
       TELEPHONE: (415) 984-8833             TELEPHONE: (212) 839-5300
       FACSIMILE: (415) 984-8701             FACSIMILE: (212) 839-5599
                               ---------------


  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ---------------


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
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

                               EXPLANATORY NOTE

   The Registration Statement contains two forms of prospectus, one to be used in connection with a United States underwritten offering (the "U.S. Prospectus"), and one to be used in connection with a concurrent international underwritten offering (the "International Prospectus" and, together with the U.S. Prospectus, the "Prospectuses"). The Prospectuses will be identical in all respects except for the front cover page, the section entitled "Underwriting" and the outside back cover page.

  The form of the U.S. Prospectus is included herein and the form of the front cover page, "Underwriting" section and outside back of the International Prospectus are included following the back cover page of the U.S. Prospectus as pages X-1 through X-6.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

              PRELIMINARY PROSPECTUS DATED NOVEMBER 26, 1997
PROSPECTUS

                             6,700,000 Shares
                              APEX MORTGAGE CAPITAL, INC.
                                  Common Stock

                                  -----------

  All of the shares of common stock (the "Common Stock") offered hereby are being sold by Apex Mortgage Capital, Inc. (the "Company"). Of the 6,700,000 shares of Common Stock offered hereby, 5,360,000 shares of Common Stock are being offered initially in the United States by the U.S. Underwriters (the "U.S. Offering") and the remaining 1,340,000 shares of Common Stock are being offered concurrently by the International Managers initially outside of the United States (the "International Offering" and, collectively, the "Offering"). The initial public offering price and the underwriting discount per share are identical for each Offering. At the request of the Company, the U.S. Underwriters have reserved an aggregate of up to 500,000 shares of Common Stock for sale at the initial public offering price to directors, officers and employees of the Company, The TCW Group, Inc. and its affiliates. Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price for the Common Stock will be between $14.00 and $16.00 per share. See "Underwriting" for information relating to the determination of the initial public offering price. The Common Stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol "AXM."
    LOGO
                                  -----------
  SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR MATERIAL RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY. THESE RISKS INCLUDE:

 . The lack of prior          . The Manager may be
  experience in managing       entitled to a
  and operating a REIT         significant termination
  could adversely affect       fee which, if paid,
  the Company's results        would materially
  of operations.               adversely affect the
                               cash available for
                               distribution to the
                               Company's stockholders.

 . The Company does not
  currently have any
  borrowing arrangements
  or commitments from any
  lenders and may
  therefore be unable to
  implement its business
  strategy.

                             . The Company is recently
                               formed and its current
                               assets consist of
                               $1,500 in cash.

                             . Interest rate
                               fluctuations may
                               decrease net interest
                               income from Mortgage
                               Assets.

 . The Company's policies
  and strategies may be
  changed without the
  consent of
  stockholders.



 . The Company has no         . The Company intends to
  identified Mortgage          significantly leverage
  Assets to purchase and       its Mortgage Assets,
  may be unable to             which may result in
  acquire Mortgage Assets      operating losses.
  on favorable terms.

                             . Failure to maintain
                               REIT status would
                               substantially reduce
                               the amount of cash
                               available for
                               distribution to the
                               Company's stockholders.

                                  -----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
    UPON  THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS. ANY  REPRESENTATION
      TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            PRICE TO          UNDERWRITING         PROCEEDS TO
                             PUBLIC            DISCOUNT(1)         COMPANY(2)
------------------------------------------------------------------------------
Per Share............        $                   $                   $
------------------------------------------------------------------------------
Total(3).............     $                   $                   $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated expenses of $1,000,000, payable by the Company.

(3) The Company has granted to the U.S. Underwriters and the International Managers options, exercisable within 30 days of the date hereof, to purchase up to 804,000 and 201,000 additional shares of Common Stock, respectively, solely to cover over-allotments, if any. If such over-allotment options are exercised in full, the total Price to Public,
    Underwriting Discount and Proceeds to Company will be $      , $       ,
    and $      , respectively. See "Underwriting."

                                  -----------

  The shares of Common Stock are being offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be
made in New York, New York on or about December    , 1997.
                                  -----------
Merrill Lynch & Co.
         PaineWebber Incorporated
                   Stifel, Nicolaus & Company
                           Incorporated
                                                        Sutro & Co. Incorporated
                                  -----------

                  The date of this Prospectus is      , 1997.

  Certain persons participating in the Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Such transactions may include stabilizing the purchase of shares of Common Stock to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting."

                               ----------------

  CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE," "INTEND," "CONTINUE," OR "BELIEVES" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN "RISK FACTORS" IN THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS. SOME IMPORTANT FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ANY FORWARD-LOOKING STATEMENTS INCLUDE CHANGES IN INTEREST RATES; DOMESTIC AND FOREIGN BUSINESS, MARKET, FINANCIAL OR LEGAL CONDITIONS; DIFFERENCES IN THE ACTUAL ALLOCATION OF THE ASSETS OF THE COMPANY FROM THOSE ASSUMED; AND THE DEGREE TO WHICH ASSETS ARE HEDGED AND THE EFFECTIVENESS OF THE HEDGE, AMONG OTHERS. IN ADDITION, THE DEGREE OF RISK WILL BE INCREASED BY THE COMPANY'S LEVERAGING OF ITS ASSETS.

  THE COMPANY HAS PROVIDED HYPOTHETICAL EXAMPLES OF THE MAGNITUDE OF THE COMPENSATION PAYABLE TO THE MANAGER AND THE SIGNIFICANCE OF THE FEE PAYABLE TO THE MANAGER UPON TERMINATION OR NON-RENEWAL OF THE MANAGEMENT AGREEMENT BY THE COMPANY WITHOUT CAUSE. EXAMPLES RELATING TO COMPENSATION PAYABLE TO THE MANAGER ARE SET FORTH ON PAGE 53 OF THIS PROSPECTUS. EXAMPLES RELATING TO THE FEE PAYABLE TO THE MANAGER UPON TERMINATION OR NON-RENEWAL OF THE MANAGEMENT AGREEMENT ARE SET FORTH ON PAGES 16 AND 51 OF THIS PROSPECTUS. THESE ARE HYPOTHETICAL EXAMPLES ONLY AND ARE NOT PROJECTIONS. SUCH EXAMPLES ALSO CONSTITUTE FORWARD-LOOKING STATEMENTS AND ARE BASED UPON CERTAIN ASSUMPTIONS. ACTUAL EVENTS ARE DIFFICULT TO PREDICT AND MAY BE MATERIALLY DIFFERENT FROM THOSE ASSUMED.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY........................................................    4
 The Company..............................................................    4
 Summary Risk Factors.....................................................    5
 The Manager..............................................................    8
 Industry Trends..........................................................   10
 Business and Strategy....................................................   11
 Mortgage Assets..........................................................   11
 Management Policies and Programs.........................................   12
 Asset Acquisition Policy.................................................   12
 Capital and Leverage Policy..............................................   12
 Credit Risk Management Policy............................................   13
 Asset/Liability Management Policies......................................   13
  Interest Rate Risk Management Policy....................................   13
  Prepayment Risk Management Policy.......................................   14
 Dividend Policy and Distributions........................................   14
 The Offering.............................................................   15
RISK FACTORS..............................................................   16
 Lack of Prior Experience.................................................   16
 No Current Borrowing Arrangements........................................   16
 Control by the Company's Board of Directors of the Company's Operating
  Policies and Investment Strategies......................................   17
 No Current Mortgage Assets...............................................   17
 Possible Significant Termination Fee Payable to the Manager..............   17
 Nominal Capitalization...................................................   18
 Interest Rate Fluctuations May Decrease Net Interest Income..............   18
 Failure to Successfully Manage Interest Rate Risk May Adversely Affect
  Results of Operations...................................................   18
 Substantial Leverage and Potential Net Interest and Operating Losses in
  Connection With Borrowings..............................................   19
 Failure to Maintain REIT Status Would Result in the Company Being Subject
  to Tax as a Regular Corporation and Substantially Reduce Cash Available
  for Distribution to Stockholders........................................   20
 Increased Levels of Prepayments from Mortgage Assets May Adversely Affect
  Net Interest Income.....................................................   21
 Dependence on the Manager and Its Personnel for Successful Operations....   21
 Conflicts of Interest Between the Company and the Manager and Its
  Affiliates..............................................................   21
 Investment in Short-Term Investments Pending Acquisition of Mortgage
  Assets May Initially Adversely Affect Results of Operations.............   22
 Failure to Maintain An Exemption from the Investment Company Act Would
  Adversely Affect Results of Operations..................................   22
 Absence of Public Market and No Assurance That a Public Market Will
  Develop.................................................................   23
 Interest Rate Fluctuations May Adversely Affect the Market Price of the
  Common Stock............................................................   23
 Value of Mortgage Assets May Be Adversely Affected by Defaults on
  Underlying Mortgage Obligations.........................................   23
 Active Formation and Operation of Competing Mortgage REITs May Adversely
  Affect the Market Price of the Common Stock.............................   23
 Adverse Tax Treatment of Excess Inclusion Income.........................   23

                                                                            PAGE
                                                                            ----
 Value of Mortgage Loans May Be Adversely Affected by Characteristics of
  Underlying Property and Borrower Credit.................................   24
 Effect of Future Offerings of Debt and Equity on Market Price of the
  Common Stock............................................................   25
 Restrictions on Ownership of the Common Stock............................   25
USE OF PROCEEDS...........................................................   27
DIVIDEND AND DISTRIBUTION POLICY..........................................   27
CAPITALIZATION............................................................   28
LIQUIDITY AND CAPITAL RESOURCES...........................................   28
BUSINESS AND STRATEGY.....................................................   29
 General..................................................................   29
 Strategy.................................................................   29
 Competition for Mortgage Assets..........................................   31
 Description of Mortgage Assets...........................................   32
 Management Policies and Programs.........................................   38
 Asset Acquisition Policy.................................................   38
 Capital and Leverage Policy..............................................   38
 Credit Risk Management Policy............................................   41
 Asset/Liability Management Policies......................................   42
  Interest Rate Risk Management Policy....................................   42
  Prepayment Risk Management Policy.......................................   43
 Mortgage Loan Securitization Techniques..................................   43
 Other Policies...........................................................   44
 Future Revisions in Policies and Strategies..............................   44
 Legal Proceedings........................................................   44
MANAGEMENT OF THE COMPANY.................................................   45
 Directors and Executive Officers ........................................   45
 Executive Compensation...................................................   48
 Stock Options............................................................   48
 Stock Options Outstanding................................................   49
THE MANAGER...............................................................   50
 The Management Agreement.................................................   52
 Manager Compensation.....................................................   54
 Expenses.................................................................   55
 Certain Relationships; Conflicts of Interest.............................   57
 Limits of Responsibility.................................................   58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............   59
FEDERAL INCOME TAX CONSEQUENCES...........................................   60
ERISA CONSIDERATIONS......................................................   69
DESCRIPTION OF CAPITAL STOCK..............................................   69
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND
 BYLAWS...................................................................   72
UNDERWRITING..............................................................   75
LEGAL MATTERS.............................................................   78
EXPERTS...................................................................   78
ADDITIONAL INFORMATION....................................................   78
GLOSSARY..................................................................   79
AUDITORS' REPORT..........................................................  F-1
BALANCE SHEET.............................................................  F-2

                               PROSPECTUS SUMMARY

  The following summary should be read in conjunction with and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Certain capitalized and other terms used herein shall have the meanings assigned to them in the Glossary beginning on page 79. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment options are not exercised.

  This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of the information set forth under the heading "Risk Factors" and within the Prospectus generally.

                                  THE COMPANY

  Apex Mortgage Capital, Inc. (the "Company"), a Maryland corporation, was formed on September 15, 1997, primarily to acquire United States agency and other highly rated, adjustable-rate, single-family real estate mortgage securities and mortgage loans. The Company intends to structure its portfolio to maintain a minimum weighted average rating (including deemed comparable ratings for unrated mortgage assets based on a comparison to rated mortgage assets with like characteristics) of at least AA or Aa by Standard & Poor's Ratings Services ("Standard & Poor's") or Moody's Investors Service, Inc. ("Moody's"), respectively (collectively, the "Rating Agencies"). The Company will use its equity capital and borrowed funds to seek to generate income based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The Company will not generally be subject to federal taxes on its income to the extent that it distributes its net income to its stockholders and maintains its qualification as a REIT. See "Federal Income Tax Consequences-- Requirements for Qualification as a REIT--Distribution Requirement."

  The goal of the Company is to be an efficient investor in mortgage assets. The Company anticipates that it will acquire mortgage assets primarily in the secondary mortgage market through the operational experience and market relationships of TCW Investment Management Company (the "Manager") and its Affiliates. See "Business and Strategy--Management Policies and Programs--Asset Acquisition Policy" and "The Manager."

  The day-to-day operations of the Company will be managed by the Manager subject to the direction and oversight of the Company's Board of Directors, a majority of whom will be unaffiliated with The TCW Group, Inc. ("TCW" and, together with its subsidiaries and Affiliates, the "TCW Group") or the Manager. The Manager is a wholly-owned subsidiary of TCW. The Manager was established in 1992 and the TCW Group began operations in 1971 through one of its affiliates. The Company's investment management team will be selected members of the TCW Group's Mortgage-Backed Securities Group (the "MBS Group"), all of whom have over ten years of experience in raising and managing mortgage capital. See "Management of the Company--Directors and Executive Officers" and "The Manager." The Company has elected to be externally managed by the Manager, which has not previously managed a REIT, to take advantage of the existing operational systems, expertise and economies of scale associated with the Manager's current business operations. In addition, the TCW Group, which is the existing stockholder of the Company, currently owns the Manager and will benefit from any management fees payable to the Manager. There can be no assurance that the past experience of the executive officers of the Company and the Manager will be appropriate to the business of the Company. Further, the experience of the Manager and the TCW Group should not be viewed as a reliable gauge of the potential success of the Company. See "Risk Factors--Lack of Prior Experience." The Company has no ownership interest in the Manager.

  The Company's mortgage assets will consist primarily of adjustable-rate mortgage securities ("Mortgage Securities"), including adjustable-rate collateralized mortgage obligations ("CMOs"), bearing interest rates that adjust periodically based on changes in short-term market interest rates. However, fixed-rate mortgage assets may also be acquired generally in combination with hedging instruments, including interest rate derivative instruments, to obtain investment characteristics similar to adjustable-rate Mortgage Securities. The Company generally intends to hold its mortgage assets to maturity. In addition, the Company may from time to time, depending on market conditions, acquire whole loans ("Mortgage Loans") from mortgage conduits and mortgage loan originators, which the Company may use as collateral to create its own Mortgage Securities. Pending full investment in the desired mix of Mortgage Securities and Mortgage Loans, funds will be committed to certain short-term investments ("Short-Term Investments" and, together with Mortgage Securities and Mortgage Loans, "Mortgage Assets").

  The Company will finance the purchase of its Mortgage Assets with the net proceeds of the Offering and short-term borrowings (primarily reverse repurchase agreements) of up to 92% of total Mortgage Assets. The Company will attempt to structure its borrowings to have interest rate indices and interest rate adjustment periods that generally correspond (in the aggregate for the entire portfolio, and not on an asset-by-asset basis) to the interest rate adjustment indices and interest rate adjustment periods of its Mortgage Assets.

  In general, the Company intends to hedge the lifetime cap risk associated with its adjustable-rate Mortgage Assets. The Company's policy initially will be to seek to limit the effective interest rate on substantially all of its liabilities to a rate equal to the weighted average lifetime cap of its adjustable-rate Mortgage Assets. Under current market conditions, the Company does not intend to enter into transactions to hedge its periodic cap risk. The Company currently intends to manage the periodic cap risk through its leverage and asset/liability policies. This may negatively impact earnings during periods of rapidly rising short-term interest rates. However, the Company believes this is the most cost-efficient hedging strategy in the current market environment. See "Risk Factors--Interest Rate Fluctuations May Decrease Net Interest Income."

                              SUMMARY RISK FACTORS

  Each prospective purchaser of the Common Stock offered hereby should review "Risk Factors" beginning on page 16 for a discussion of material risks that should be considered before investing in the Common Stock, including the following:

  . Lack of Prior Experience. The lack of prior experience of the Company and the Manager in managing and operating a REIT could adversely affect the Company's business, financial condition and results of operations.

  . No Current Borrowing Arrangements. The Company does not currently have any borrowing arrangements or commitments from any lenders. If the Company does not obtain financing arrangements on terms and conditions satisfactory to the Company, the Company will not have access to sufficient capital to finance the Company's business strategy as described herein.

  . Control by the Company's Board of Directors of the Company's Operating Policies and Investment Strategies. The Company's investment, financing and operating policies and strategies will be determined by the Company's Board of Directors and may be changed at any time without the consent or approval of the Company's stockholders. Such changes may adversely affect the Company's results of operations.

  . No Current Mortgage Assets. The Company has not identified any Mortgage Assets to purchase with the net proceeds of the Offering. The Company's Net Income will depend on the Manager's ability to acquire Mortgage Assets on acceptable terms and at favorable spreads over the Company's borrowing costs. If the Manager is unable to acquire Mortgage Assets on favorable terms and conditions, the Company's results of operations will be adversely affected.

  . Possible Significant Termination Fee Payable to the Manager. The Manager may be entitled to a significant termination fee if the Company does not renew, or elects to terminate, the Management Agreement which, if paid, would materially adversely affect the cash available for distribution to the Company's stockholders and may result in material net operating losses for the period. See "The Manager--Management Agreement."

  . Nominal Capitalization. The Company is recently formed and currently has only nominal capitalization, consisting of $1,500 in cash. Consequently, the Company's operations are dependent on the net proceeds of the Offering and borrowings in order to commence its business operations. See "Capitalization."

  . Interest Rate Fluctuations May Decrease Net Interest Income. The Company's operations will be affected substantially by prevailing market interest rates and borrowing costs, which are determined in large part by market conditions and governmental policies beyond the control of the Company and the Manager. To the extent the Company's cost of borrowings rise more rapidly than the yields on its Mortgage Assets funded by such borrowings, the Company's net interest income may be reduced or a net loss may result.

  . Substantial Leverage and Potential Net Interest and Operating Losses in Connection With Borrowings. The Company intends to increase the size of its Mortgage Asset portfolio by employing a leveraging strategy of borrowing up to 92% against its total Mortgage Asset portfolio to finance the acquisition of additional Mortgage Assets. The Company will experience negative cash flow and incur losses if borrowing costs exceed the income on its Mortgage Assets.

  . Failure to Maintain REIT Status Would Result in Company Being Subject to Tax as a Regular Corporation. The Company must at all times maintain substantially all of its investments in, and otherwise conduct its business in a manner consistent with, the REIT Provisions of the Code. If the Company fails to qualify as a REIT, it would be treated as a regular corporation and would be subject to income tax that would result in a substantial reduction of cash available for distribution to stockholders of the Company.

  . Litigation. A mortgage company with a similar name recently sent a demand to the Company requesting that the Company not operate under the name "Apex Mortgage Capital." Such demand threatened litigation if the Company did not change its name. If any litigation is commenced, the Company may be required to change its name and thereby incur expenses, may be required to pay damages or may incur substantial litigation costs even if the Company is successful. As a result of such threatened litigation, the Company's results of operations may be adversely affected.

  . Failure to Successfully Manage Interest Rate Risks May Adversely Affect Results of Operations. Developing an objective interest rate risk strategy is complex and no strategy can completely insulate the Company from risks associated with interest rate changes. Hedging strategies involve risk and may not be successful in reducing the Company's exposure to changing interest rates.

  . Increased Levels of Prepayments from Mortgage Assets May Adversely Affect Net Interest Income. In the event that the Company's Mortgage Assets are prepaid prior to maturity, the Company may (i) have held the Mortgage Assets while it was less profitable and lost the opportunity to receive interest at the fully-indexed rate, (ii) need to write-off capitalized premium amounts, and (iii) be unable to acquire new Mortgage Assets to replace the prepaid Mortgage Assets. Mortgage prepayment rates vary depending on market interest rates. Changes in prepayments could cause declines in the Company's Net Income.

  . Dependence on the Manager and Its Personnel for Successful Operations. The Company will be dependent on the Manager, and its operations will depend initially entirely upon the contributions of Philip Barach, Jeffrey Gundlach, Daniel Osborne, Joseph Galligan and other key personnel of the Manager. The loss of any key person could have a material adverse effect on the Company's business.

  . Conflicts of Interest Between the Company and the Manager and Its Affiliates. Affiliates of the Manager invest and will continue to invest in Mortgage Securities on behalf of their clients. As a consequence, there may be a conflict of interest between the operations of the Manager and the operations of its Affiliates in the acquisition and disposition of Mortgage Securities. Such conflicts may result in decisions and/or allocations of Mortgage Securities by Affiliates of the Manager that are not in the best interests of the Company. In addition, the Manager may advise other mortgage-related entities unaffiliated with the Company.

  . Initial Investment in Short-Term Investments. Following the closing of the Offering, the Company will initially invest a substantial portion of the net proceeds from the Offering in Short-Term Investments pending acquisition of other Mortgage Assets. The Company's results of operations initially may be adversely affected pending purchase of Mortgage Securities and Mortgage Loans and implementation of its Capital and Leverage Policy. The Company anticipates that it may take up to 15 months to fully implement its leveraging strategy.

                                  THE MANAGER

  The Manager will be responsible for the day-to-day operations of the Company and will perform such services and activities relating to the Mortgage Assets and operations of the Company as may be appropriate. At all times, the Manager will be subject to the direction and oversight of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be primarily involved in two activities: (i) asset/liability management--acquisition, financing, hedging, management and disposition of Mortgage Assets, including credit and prepayment risk management; and (ii) capital management--structuring, analysis, capital raising and investor relations activities. In conducting these activities, the Manager will formulate operating strategies for the Company, arrange for the acquisition of Mortgage Assets by the Company, arrange for various types of financing for the Company, monitor the performance of the Company's Mortgage Assets and provide certain administrative and managerial services in connection with the operation of the Company. The Manager will be required to manage the business affairs of the Company in conformity with the policies that are approved and monitored by the Company's Board of Directors. The Manager will be required to prepare regular reports for the Company's Board of Directors, which will review the Company's acquisitions of Mortgage Assets, portfolio composition and characteristics, credit quality, performance and compliance with policies previously approved by the Company's Board of Directors. See "The Manager--The Management Agreement" and "Business and Strategy--Management Policies and Programs."

  The Manager has not previously managed a REIT. In particular, the Manager has not previously managed a highly-leveraged pool of Mortgage Assets nor does the Manager have experience in complying with the asset limitations imposed by the REIT Provisions of the Code. Although management of the Company and the Manager have experience in managing mortgage capital, there can be no assurance that the past experience of the executive officers of the Company and the Manager will be appropriate to the business of the Company. Further, the experience of the Manager and the TCW Group should not be viewed as a reliable gauge of the potential success of the Company. See "Risk Factors--Lack of Prior Experience."

  Pursuant to a management agreement (the "Management Agreement") between the Company and the Manager, the Company will pay the Manager annual base management compensation based on Average Net Invested Capital, payable monthly in arrears, equal to 3/4 of 1% of the Average Net Invested Capital of the Company. "Average Net Invested Capital" means for any period (i) the arithmetic average of the sum of the gross proceeds of the offerings of its equity securities by the Company, after deducting any underwriting discounts and commissions and other expenses and costs relating to such offerings, plus the Company's retained earnings (taking into account any losses incurred) and any non-cash charges or reserves, including depreciation, mark-to-market adjustments and unrealized credit loss, computed by taking the average of such values at the end of each month during such period, plus (ii) any unsecured debt approved by the Unaffiliated Directors (defined as directors who are not affiliated with, employed by, or officers or directors of the Manager or the TCW Group or employed by or officers of the Company) to be included in Average Net Invested Capital. Accordingly, incurring collateralized debt to finance specific investment purchases does not increase Average Net Invested Capital.

  The Company will also pay the Manager, as incentive compensation for each fiscal quarter, an amount equal to 30% of the Net Income of the Company, before incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate (average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of 10 years), as published weekly by the Federal Reserve Board during a quarter) plus 1%. A deduction for the Company's interest expenses for borrowed funds is taken into account in calculating Net Income. "Return on Equity" is computed for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter and has no necessary correlation with the actual distributions received by stockholders or with an individual investor's actual return on investment. The incentive compensation calculation and payment to the Manager will be made quarterly in arrears, and will be subject to an annual adjustment commencing in the second full calendar year of the operations of the Company. See "The Manager--Manager Compensation" for a more detailed explanation of the management compensation arrangements and the "Glossary" for definitions of the terms "Average Net Worth," "Net Income" and "Return on Equity." The Company believes that this compensation arrangement benefits stockholders because it ties the Manager's compensation to Return on Equity and, in periods of low earnings, the Manager's incentive compensation is reduced or eliminated, thereby lowering the Company's operating expenses.

  The Company will enter into the Management Agreement with the Manager at the closing of the Offering for an initial term of two years. Thereafter, the Management Agreement may be renewed for additional one-year terms at the discretion of the Unaffiliated Directors, unless terminated by the Manager upon written notice. Except in the case of a termination or non-renewal by the Company for cause, upon termination or non-renewal of the Management Agreement by the Company, the Company is obligated to pay the Manager a termination or non-renewal fee equal to the fair market value of the Management Agreement without regard to the Company's termination or non-renewal right as determined by an independent appraisal. The selection of the independent appraiser shall be subject to the approval of the Unaffiliated Directors. The payment of such a termination or non-renewal fee by the Company would adversely affect the cash available for distribution to the Company's stockholders and may have a material adverse effect on the Company's operations. See "The Manager--The Management Agreement" and "Risk Factors--Possible Significant Termination Fee Payable to the Manager."

  The structure and relationships of the Company, the Manager and their respective shareholders, before and after the Offering, is as follows:
                                      LOGO

(1) TCW Asset Management Company ("TAMCO") is the owner of the initial 100 shares of Common Stock of the Company currently outstanding. See "Security Ownership of Certain Beneficial Owners and Management." Following the completion of the Offering, TAMCO will continue to own only 100 shares of Common Stock of the Company. The remaining 6,700,000 shares of Common Stock will be acquired in the Offering. Up to 500,000 shares of Common Stock have been reserved at the initial public offering to directors, officers and employees.

(2) TAMCO is a direct subsidiary of The TCW Group, Inc.

(3) TCW Investment Management Company is a direct subsidiary of The TCW Group, Inc.

(4) Upon the closing of the Offering, the Company will enter into a Management Agreement with TCW Investment Management Company. See "The Manager--The Management Agreement."

                                INDUSTRY TRENDS

  The Company believes that traditional mortgage investment companies, such as banks, thrifts and insurance companies, provide less attractive investment structures for investing in Mortgage Assets because of the costs associated with regulation and corporate level taxation. The growth of the secondary mortgage market, including new securitization techniques, has also resulted in financing structures that can be utilized efficiently to fund leveraged mortgage portfolios and better manage interest rate risk. As a REIT, the Company can generally pass- through earnings to stockholders without incurring an entity-level federal income tax, thereby potentially allowing the Company to pay higher dividends than traditional financial institutions and mortgage banking competitors that are subject to federal income tax on their earnings. See "Federal Income Tax Consequences--Taxation of the Company."

  The residential mortgage market has experienced considerable growth over the past 15 years with total residential mortgage debt outstanding growing from approximately $965 billion in 1980 to approximately $3.9 trillion in 1996, according to the Mortgage Market Statistical Annual for 1997. In addition, the total residential mortgage debt securitized into Mortgage Securities has grown from approximately $110 billion in 1980 to approximately $1.9 trillion in 1996, according to the same source. The Company believes that the current size of the residential mortgage market will provide it with significant opportunities with respect to the purchase of Mortgage Assets.

                             BUSINESS AND STRATEGY

  The Company's principal business objective is to produce net interest income on its Mortgage Assets while maintaining a cost efficient organizational structure in order to generate Net Income for distribution to its stockholders. To achieve its business objective and generate dividend yields that provide a competitive rate of return for stockholders, the Company's strategy is to:

  . purchase primarily single-family Mortgage Assets, the majority of which are currently expected to have adjustable interest rates based on changes in short-term market interest rates;

  . manage the credit risk of its Mortgage Assets through, among other activities, (i) carefully selecting Mortgage Assets to be acquired, (ii) complying with the Company's policies with respect to credit risk concentration which, among other things, will require the Company to maintain a Mortgage Asset portfolio with a weighted average rating generally equivalent to AA (or a comparable rating) or better, (iii) actively monitoring the ongoing credit quality and servicing of its Mortgage Assets, and (iv) maintaining appropriate capital levels and allowances for possible credit losses;

  . finance purchases of Mortgage Assets with the net proceeds of equity offerings and, to the extent permitted by the Company's Capital and Leverage Policy, to utilize leverage to increase potential returns to stockholders through borrowings (primarily reverse repurchase agreements) with interest rates that will also reflect changes in short-term market interest rates;

  . seek to structure its borrowings to have interest rate adjustment indices and interest rate adjustment periods that, on an aggregate hedged basis, generally correspond to the interest rate adjustment indices and interest rate adjustment periods of its adjustable-rate Mortgage Assets;

  . utilize interest rate caps, swaps and similar financial instruments to mitigate the risk of the cost of its variable-rate liabilities exceeding the earnings on its Mortgage Assets during a period of rising interest rates;

  . seek to minimize prepayment risk primarily by structuring a diversified portfolio with a variety of prepayment characteristics; and

  . apply securitization techniques designed to enhance the value and liquidity of the Company's Mortgage Assets acquired in the form of Mortgage Loans by securitizing them into Mortgage Securities tailored to the Company's investment objectives.

  See "Business and Strategy--Management Policies and Programs" below for further discussion of the Company's strategies. There can be no assurance that the Company will successfully implement its strategies. See "Risk Factors" for a discussion of factors that could adversely affect the Company's ability to successfully implement its strategies.

                                MORTGAGE ASSETS

  The Company will primarily acquire United States agency and other High Quality adjustable-rate Mortgage Assets. "High Quality" shall mean either (i) Mortgage Securities that are rated A or above by at least one of the Rating Agencies or (ii) Mortgage Securities that are unrated, but are either obligations of the United States or obligations guaranteed by the United States government or an agency or instrumentality of the United States government. The Company intends to acquire Mortgage Assets in the secondary mortgage market through the operational experience and market relationships of the Manager and its Affiliates.

  The Mortgage Assets to be purchased by the Company will consist primarily of Mortgage Securities and Mortgage Loans secured by single-family residential real estate. The Company expects that primarily all of its Mortgage Assets will bear interest at adjustable rates. However, fixed-rate Mortgage Assets may also be acquired generally in combination with hedging instruments to obtain investment characteristics similar to adjustable-rate Mortgage Assets. The Company anticipates that a significant portion of the Mortgage Assets it acquires will not be fully indexed (i.e., will bear interest at initial "teaser" rates).

  The Company will generally not acquire Inverse Floaters, REMIC Residuals or First Loss Subordinated Bonds. The Company may acquire mortgage derivative securities, including, but not limited to, interest only, principal only or other Mortgage Securities that receive a disproportionate share of interest income, or principal, either as an independent stand-alone investment opportunity or to assist in the management of prepayment and other risks (collectively, "Mortgage Derivative Securities"), but only on a limited basis due to the greater risk of loss associated with Mortgage Derivative Securities. See "Risk Factors--Failure to Successfully Manage Interest Rate Risks May Adversely Affect Results of Operations."

                        MANAGEMENT POLICIES AND PROGRAMS

ASSET ACQUISITION POLICY

  The Company will only acquire Mortgage Assets that are consistent with its balance sheet guidelines and risk management objectives. Since the intention of the Company is generally to hold its Mortgage Assets until maturity, the Company generally will not seek to acquire Mortgage Assets with investment returns that are attractive only in a limited range of scenarios. The Company believes that future interest rates and mortgage prepayment rates are very difficult to predict. Therefore, the Company will seek to acquire Mortgage Assets that it believes will provide competitive returns over a broad range of interest rate and prepayment scenarios.

  The Company will acquire Mortgage Assets that it believes will maximize returns on capital invested, after considering (i) the amount and nature of the anticipated cash flow from the Mortgage Assets, (ii) the Company's ability to pledge Mortgage Assets to secure collateralized borrowings, (iii) the increase in the Company's capital requirement determined by the Company's Capital and Leverage Policy resulting from the purchase and financing of Mortgage Assets,
(iv) the costs of financing, hedging, managing, securitizing and reserving for Mortgage Assets, and (v) the Company's credit risk management policy. Prior to acquisition of a Mortgage Asset, potential returns on capital employed are assessed over the life of the Mortgage Asset and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios.

CAPITAL AND LEVERAGE POLICY

  The Company's goal is to strike a balance between the under-utilization of leverage, which reduces potential returns to stockholders, and the over-utilization of leverage, which could reduce the Company's ability to meet its obligations during periods of adverse market conditions. The Company has established a Capital and Leverage Policy that limits its ability to acquire additional Mortgage Assets during times when the capital base of the Company is less than a required amount defined in the Capital and Leverage Policy. In this way, the use of balance sheet leverage is better controlled. The capital base required for the purpose of the Capital and Leverage Policy is equal to the market value of the Company's total Mortgage Assets less the book value of total collateralized borrowings. The actual capital base, as so defined, represents the approximate liquidation value of the Company and approximates the market value of the Mortgage Assets that can be pledged or sold to meet over-collateralization requirements for the Company's borrowings. The unpledged portion of the Company's actual capital base is available to be pledged or sold as necessary to maintain over-collateralization levels for the Company's borrowings. Under current market conditions, the Company will seek to maintain a capital base of at least 10% of Mortgage Assets as an operating policy; if the capital base falls below 8%, the Company will not acquire net additional Mortgage Assets. In addition, in the event the Company's capital base falls below 8%, the Manager will present a plan to the Company's Board of Directors designed to bring the Company back to its target capital-to-assets ratio. It is anticipated that in many circumstances this goal will be achieved over time without active management through the natural process of mortgage principal repayments and increases in the market values of Mortgage Assets as their coupon rates adjust upwards to market levels.

CREDIT RISK MANAGEMENT POLICY

  The Company will review credit risk and other risks of loss associated with each Mortgage Asset acquisition that is not guaranteed by Fannie Mae, FHLMC or GNMA and determine the appropriate allocation of capital to apply to such investment. In addition, the Company will attempt to diversify its Mortgage Asset portfolio to avoid undue geographic, insurer and other types of concentrations. The Company's Board of Directors will monitor the overall risk of the Mortgage Asset portfolio and determine appropriate levels of provision for loss.

  The Company anticipates that at least 75% of its Mortgage Assets will be comprised of High Quality adjustable-rate Mortgage Securities. In addition, the Company anticipates further that at least 50% of its Mortgage Assets will be invested in Mortgage Securities that are either rated AAA or have a comparable rating by at least one of the Rating Agencies or are obligations of or are guaranteed by the United States government or an agency or instrumentality thereof. The Company anticipates that its investment in Mortgage Loans or other Mortgage Securities that are not High Quality under the criteria set forth above ("Other Mortgage Assets") will be limited to 25% of its Mortgage Assets. However, the Company's investment in Other Mortgage Assets will be restricted to Mortgage Assets that are unrated or whose ratings have not been updated, but are determined by the Manager to be of comparable quality to a High Quality Mortgage Security. This determination will be made on the basis of credit or other enhancement features that meet the High Quality credit criteria as determined by the Manager and approved by the Company's Board of Directors, including approval by a majority of the Unaffiliated Directors. The Company intends to structure its Mortgage Asset portfolio to maintain a minimum weighted average rating (including the Manager's deemed comparable ratings for unrated Mortgage Assets based on a comparison to rated Mortgage Securities with like characteristics) of at least AA (or a comparable rating) by at least one of the Rating Agencies. However, there can be no assurance that such structure will be achieved. The Company will not be obligated to liquidate any Mortgage Assets to achieve its desired weighted average rating.

  Compliance with the credit risk management policy guidelines shall be determined at the time of purchase of Mortgage Assets (based on the most recent valuation utilized by the Company) and will not be affected by events subsequent to such purchase, including, without limitation, changes in characterization, value or rating of any specific Mortgage Assets or economic conditions or events generally affecting any Mortgage Assets of the type held by the Company.

ASSET/LIABILITY MANAGEMENT POLICIES

 Interest Rate Risk Management Policy

  To the extent consistent with its election to qualify as a REIT, the Company will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. The Company intends to minimize its interest rate risk from borrowings by attempting to match the maturity of its borrowings to the interest rate adjustment periods on its Mortgage Assets. Under normal market conditions, the Company will attempt to keep the difference between the weighted average time to "reset" on its Mortgage Assets to the weighted average time to reset on its borrowings to 90 days or less, taking into account all hedging transactions, although there can be no assurance that the Company will be able to so limit such "reset" periods. This interest rate risk management policy will be reviewed by the Company's Board of Directors if the Company incurs long-term non-callable borrowings and as market conditions change. In addition to "reset" periods, the Company also intends to manage differences in interest rate indices between its Mortgage Assets and borrowings. See "Risk Factors--Failure to Successfully Manage Interest Rate Risks May Adversely Affect Results of Operations."

  The Company's interest rate risk management policy is formulated with the intent to offset the potential adverse effects resulting from rate adjustment limitations on its Mortgage Assets and the differences between interest rate adjustment indices and interest rate adjustment periods of its adjustable-rate Mortgage Assets and related borrowings. The Company anticipates being able to adjust the average maturity period of such borrowings on an ongoing basis by changing the mix of maturities and interest rate adjustment periods as borrowings come due and are renewed. Through use of these procedures, the Company will seek to minimize differences between interest rate adjustment periods of adjustable-rate Mortgage Assets and related borrowings that may occur.

  In general, the Company intends to mitigate the lifetime cap risk associated with its adjustable-rate Mortgage Assets. The policy will be to attempt to limit the effective interest rate on substantially all of the Company's liabilities as a whole to a rate equal to the weighted average lifetime cap of its adjustable-rate Mortgage Assets. Under current market conditions, the Company does not intend to enter into transactions to mitigate its periodic cap risk. The Company intends to manage this risk through its leverage and asset/liability policies.

  In all of its interest rate risk management transactions, the Company will follow certain procedures designed to limit credit exposure to Counter-parties, including entering into contracts only with Counter-parties rated investment grade by a nationally recognized rating service. See "Business and Strategy-- Management Policies and Programs--Asset/Liability Management Policies" and "-- Interest Rate Risk Management Policy." In addition, all hedging transactions will be monitored for compliance with the REIT Provisions of the Code and other applicable laws.

 Prepayment Risk Management Policy

  The Company's prepayment risk management policy is formulated with the purpose of mitigating the potential adverse effects resulting from faster than anticipated prepayment rates on its Mortgage Assets. The Company intends to invest in Mortgage Assets that on a portfolio basis do not have significant purchase price premiums. Under normal market conditions, the Company will seek to keep the aggregate capitalized purchase premium of the Mortgage Assets portfolio to 3% or less.

  Although the Company believes that it has developed a cost-effective set of asset/liability management policies to help mitigate interest rate and prepayment risks, no strategy can completely insulate the Company from the effects of interest rate changes, prepayments and defaults by Counter-parties. Further, certain of the federal income tax requirements that the Company must satisfy to qualify as a REIT limit its ability to fully hedge its interest rate and prepayment risks. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Gross Income Tests."

DIVIDEND POLICY AND DISTRIBUTIONS

  To maintain its qualification as a REIT, the Company intends to make annual distributions to its stockholders of at least 95% of Taxable Income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principals ("GAAP")), determined without regard to the deduction for dividends paid and by excluding any net capital gains. Any Taxable Income remaining after the distribution of regular quarterly dividends will be distributed annually in a special dividend on or prior to the date of the first regular quarterly dividend payment of the following taxable year. The dividend policy is subject to revision at the discretion of the Company's Board of Directors. All distributions in excess of those required for the Company to maintain REIT status will be made by the Company at the discretion of the Board of Directors and will depend on the taxable earnings of the Company, its financial condition and such other factors as the Board of Directors deems relevant. The Company's Board of Directors has not established a minimum dividend level.

                                  THE OFFERING

 Common Stock Offered:
    U.S. Offering.................... 5,360,000
    International Offering........... 1,340,000
        Total........................ 6,700,000
 Common Stock to be Outstanding After
  the Offering....................... 6,700,100 shares(1)(2)
                                      Purchase of the Company's initial
 Use of Net Proceeds................. portfolio of Mortgage Assets(3)
 Proposed NYSE Symbol................ "AXM"

--------

(1) Assumes that the Underwriters' options to purchase up to an additional 1,005,000 shares to cover over-allotments are not exercised. See "Underwriting."

(2) Includes 100 shares of Common Stock issued to TCW Capital Investment Corporation (and subsequently transferred to TAMCO) in connection with the initial organization of the Company. Excludes 1,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan. Options to acquire 300,000 shares of Common Stock have been granted to the executive officers of the Company and employees of the TCW Group and options to acquire 100,000 shares of Common Stock have been granted to the Unaffiliated Directors. See "Management of the Company--Stock Options."

(3) The Company may require up to six months to have the net proceeds of the Offering fully invested in Mortgage Assets and up to an additional nine months to fully implement the leveraging strategy to increase the Mortgage Asset investments to its desired level. Pending full investment in the desired mix of Mortgage Assets, funds will be committed to Short-Term Investments that are expected to provide a lower net return than the Company hopes to achieve from its intended primary Mortgage Asset investments. See "Risk Factors--Investment in Short-Term Investments Pending Acquisition of Mortgage Assets May Initially Adversely Affect Results of Operations."

                                 RISK FACTORS

  Before investing in the shares of Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole. This Prospectus may contain forward-looking statements that may be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "intend," "continue," or "believes" or the negative thereof or other variations thereon or comparable terminology. The matters set forth under "Risk Factors" constitute cautionary statements identifying important factors with respect to any forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

  An investment in the Company involves various risks, including the risk that an investor can lose capital. There is no guarantee that the Company can successfully implement its business strategy, reach its investment objectives or achieve a positive return for stockholders. In addition to the information set forth elsewhere in this Prospectus, the following risk factors should be considered.

LACK OF PRIOR EXPERIENCE

  Neither the Company nor the Manager have previously managed or operated a REIT or other public company. In particular, the Manager has not previously managed a highly-leveraged pool of Mortgage Assets nor does the Manager have experience in complying with the asset limitations imposed by the REIT Provisions of the Code. This lack of prior experience could adversely affect the Company's business, financial conditions and results of operations. The Company will commence substantive operations upon the closing of the Offering and, accordingly, has not yet developed any financial or operating history or experienced interest rate fluctuations or market conditions.

NO CURRENT BORROWING ARRANGEMENTS

  The Company does not currently have any borrowing arrangements or commitments from any lenders. If the Company does not obtain financing arrangements, it will not have access to sufficient capital to finance its business strategy.

  The Company will rely on short-term borrowings to fund acquisitions of Mortgage Assets. Accordingly, the ability of the Company to achieve its investment objectives depends on its ability to borrow money in sufficient amounts and on favorable terms and on its ability to renew or replace on a continuous basis maturing short-term borrowings. In addition, the Company may be dependent upon a few lenders to provide the primary credit facilities for its Mortgage Asset purchases. Any failure to obtain or renew adequate funding under these facilities or other financings on favorable terms could have a material adverse effect on the Company's operations.

  In the event the Company is not able to renew or replace maturing borrowings, it could be required to sell Mortgage Assets under adverse market conditions and could incur permanent capital losses as a result. In addition, in such event, the Company may be required to terminate hedge positions, which could result in further losses. Any event or development such as a sharp rise in interest rates or increasing market concern about the value or liquidity of a type or types of Mortgage Assets in which the Company's Mortgage Asset portfolio is concentrated will reduce the market value of the Mortgage Assets, which would likely cause lenders to require additional collateral. A number of such factors in combination may cause difficulties for the Company, including a possible liquidation of a major portion of its Mortgage Assets at disadvantageous prices with consequent losses, which would have a material adverse effect on the Company and could render it insolvent.

  Substantially all of the Company's Mortgage Assets can be expected to be pledged to secure reverse repurchase agreements, bank borrowings or other credit arrangements. Therefore, such Mortgage Assets may not be available to the stockholders in the event of the liquidation of the Company, except to the extent that the market value thereof exceeds the amounts due to the Company's creditors. The market value of the Mortgage Assets will fluctuate as a result of numerous market factors (including interest rates and prepayment rates) as well as the supply of and demand for such Mortgage Assets. In the event of the bankruptcy of a counter-party with whom the Company has a reverse repurchase agreement, the Company might experience difficulty recovering its pledged Mortgage Assets, which may adversely affect the Company's results of operations.

CONTROL BY THE COMPANY'S BOARD OF DIRECTORS OF THE COMPANY'S OPERATING POLICIES AND INVESTMENT STRATEGIES

  The Company has established the operating policies and strategies set forth in this Prospectus as the operating policies and strategies of the Company. However, these policies and strategies may be modified or waived by the Board of Directors without the consent or approval of the Company's stockholders. The ultimate effect of any such changes is uncertain. See "Business and Strategy."

NO CURRENT MORTGAGE ASSETS

  The Company has not identified any Mortgage Assets to purchase with the net proceeds of the Offering. The Company's Net Income will depend on its ability to acquire Mortgage Assets on acceptable terms and at favorable spreads over the Company's borrowing costs. If the Company is unable to acquire Mortgage Assets, its results of operations will be adversely affected.

  In acquiring Mortgage Assets, the Company will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Fannie Mae, FHLMC, GNMA and other entities purchasing Mortgage Assets, some of which have greater financial resources than the Company. In addition, there are several REITs similar to the Company, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Mortgage Assets suitable for purchase by the Company. Increased competition for the acquisition of eligible Mortgage Assets or a diminution in the supply could result in higher prices and, thus, lower yields on such Mortgage Assets that could further narrow the yield spread over borrowing costs.

  The availability of Mortgage Assets meeting the Company's criteria is dependent upon, among other things, the size of and level of activity in the residential real estate lending market, which depend on various factors, including the level of interest rates, regional and national economic conditions and inflation and deflation in residential real estate values. To the extent the Company is unable to acquire a sufficient volume of Mortgage Assets meeting its criteria, the Company's results of operations would be adversely affected.

POSSIBLE SIGNIFICANT TERMINATION FEE AVAILABLE TO THE MANAGER

  The Manager may be entitled to a significant termination fee if the Company does not renew, or elects to terminate, the Management Agreement, which, if paid, would materially adversely affect the cash available for distribution to the Company's stockholders and may result in material net operating losses for the period. Based on certain estimates and assumptions, the termination fee may be as high as $18.8 million. See "The Manager--The Management Agreement."

  Since the fair market value of the Management Agreement would be determined by an independent appraiser at a future date based upon then applicable facts and circumstances, no such termination or non-renewal fee can be estimated with mathematical certainty. Any termination or non-renewal fee paid may be materially greater than the hypothetical example set forth above and the Company can provide no assurance at this time as to the amount of any such fee. See "Risk Factors--Possible Significant Termination Fee Payable to the Manager."

NOMINAL CAPITALIZATION

  The Company was recently organized and currently has only nominal capitalization, currently equal to $1,500 in cash. Consequently, the Company's operations are dependent on the net proceeds of the Offering in order to commence its business operations. Because the Company is only nominally capitalized, it will not be able to withstand a period of adverse earnings as well as more established and better capitalized companies. See
"Capitalization."

INTEREST RATE FLUCTUATIONS MAY DECREASE NET INTEREST INCOME

  Adjustable-rate Mortgage Assets are typically subject to periodic and lifetime interest rate caps that limit the amount an adjustable-rate Mortgage Asset's interest rate can change during any given period, as well as the minimum rate payable. The Company's borrowings will not be subject to similar restrictions. Hence, in a period of increasing interest rates, interest rates on its borrowings could increase without limitation by caps, while the interest rates on its Mortgage Assets could be so limited. This problem will be magnified to the extent the Company acquires Mortgage Assets that are not fully indexed. Further, some adjustable-rate Mortgage Assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in receipt by the Company of less cash income on its adjustable-rate Mortgage Assets than is required to pay interest on the related borrowings. These factors could lower the Company's net interest income or cause a net loss during periods of rising interest rates, which would negatively impact the Company's financial condition, cash flows and results of operations.

  The Company intends to fund a substantial portion of its acquisitions of adjustable-rate Mortgage Assets with borrowings that have interest rates based on indices and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indices and repricing terms of the Mortgage Assets. Thus, the Company anticipates that in most cases the interest rate indices and repricing terms of its Mortgage Assets and its funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods, especially during the 1979-1982 and 1994 interest rate environments, when the spread between such indices was volatile. During periods of changing interest rates, such interest rate mismatches could negatively impact the Company's Net Income, dividend yield and the market price of the Common Stock.

SUBSTANTIAL LEVERAGE AND POTENTIAL NET INTEREST AND OPERATING LOSSES IN CONNECTION WITH BORROWINGS

  The Company intends to employ a leveraging strategy of increasing the size of its Mortgage Asset portfolio by borrowing against its existing Mortgage Assets to acquire additional Mortgage Assets. By leveraging its Mortgage Assets in this manner, the Company expects that 90% of its total Mortgage Assets typically may be financed with borrowed funds. If the ratio of the Company's borrowings to total Mortgage Assets exceeds 92%, then, except as limited by the sources of income tests applicable to the Company as a REIT, the Company will not acquire net additional Mortgage Assets until the capital base exceeds 8%. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Gross Income Tests." The Company is also permitted under its Bylaws to have unsecured borrowings of up to 300% of its net assets. If the returns on the Mortgage Assets purchased with borrowed funds fail to cover the cost of the borrowings, the Company's results of operations would be adversely affected.

  A majority of the Company's borrowings are expected to be in the form of collateralized borrowings, primarily reverse repurchase agreements, which will be "marked to market" based on the market value of the Mortgage Assets pledged to secure the specific borrowings at a given time. Certain of the Company's Mortgage Assets may be cross-collateralized to secure multiple borrowing obligations of the Company to a particular lender. The Company's leveraging strategy may create instability in the Company's operations. A decline in the market value of such Mortgage Assets could limit the Company's ability to borrow or result in lenders initiating margin calls. The Company could be required to sell Mortgage Assets under adverse market conditions in order to maintain liquidity. If these sales were made at prices lower than the carrying value of the Mortgage Assets, the Company would experience losses. A default by the Company under its collateralized borrowings could also result in a liquidation of the collateral, including any cross-collateralized Mortgage Assets, and resulting loss of the difference between the value of the collateral and the amount borrowed. To the extent the Company is compelled to liquidate Mortgage Assets qualifying as Qualified REIT Real Estate Assets to repay borrowings, its compliance with the REIT rules regarding asset and sources of income requirements could be negatively affected, ultimately jeopardizing the Company's status as a REIT. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT."

FAILURE TO MAINTAIN REIT STATUS WOULD RESULT IN THE COMPANY BEING SUBJECT TO TAX AS A REGULAR CORPORATION AND SUBSTANTIALLY REDUCE CASH AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS

  Limitation on Mortgage Assets to Comply with REIT Requirements. In order to maintain its qualification as a REIT for federal income tax purposes, the Company must continually satisfy certain tests with respect to the sources of its income, the nature and diversification of its Mortgage Assets, the amount of its distributions to stockholders and the ownership of its stock. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT." Among other things, these restrictions may limit the Company's ability to acquire certain types of assets that it otherwise would consider desirable, limit the ability of the Company to securitize Mortgage Loans for sale to third parties, and require the Company to make distributions to its stockholders at times when it may deem it more advantageous to utilize the funds available for distribution for other corporate purposes (such as the purchase of additional assets or the repayment of debt) or at times that the Company may not have funds readily available for distribution. Even if the Company qualifies for taxation as a REIT, it may be subject to certain federal taxes based on certain activities, which could result in decreased cash available for distribution to stockholders. See "Federal Income Tax Consequences--Taxation of the Company."

  Limitations Imposed by REIT Requirements on Hedging and Investments May Limit Company's Ability to Hedge. The REIT Provisions of the Code may substantially limit the ability of the Company to hedge its Mortgage Assets and the related Company borrowings. The Company must limit its income in each year from "Qualified Hedges" (together with any other income generated from other than Qualified REIT Real Estate Assets) to less than 25% of the Company's gross income. In addition, the Company must limit its aggregate income from hedging and services from all sources (other than from Qualified REIT Real Estate Assets or Qualified Hedges) to less than 5% of the Company's gross income each year. As a result, the Company may have to limit its use of certain hedging techniques that might otherwise have been advantageous. Any limitation on the Company's use of hedging techniques may result in greater interest rate risk. If the Company were to receive income in excess of the 25% or 5% limitation, it could incur payment of a penalty tax equal to the amount of income in excess of those limitations, or in the case of a willful violation, loss of REIT status for federal income tax purposes. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Gross Income Tests."

  The Company must also ensure that at the end of each calendar quarter at least 75% of the value of its assets consists of cash, cash items, government securities and Qualified REIT Real Estate Assets, and of the investments in securities not included in the foregoing, the Company does not hold more than 10% of the outstanding voting securities of any one issuer and no more than 5% by value of the Company's assets consists of the securities of any one issuer. Failure to comply with any of the foregoing tests would require the Company to dispose of a portion of its assets within 30 days after the end of the calendar quarter or face loss of REIT status and adverse tax consequences. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT-- Asset Tests."

  Distribution Requirements to Maintain REIT Status May Require the Company to Borrow Funds to Make Distributions. The Company's operations may from time to time generate Taxable Income in excess of its Net Income for financial reporting purposes (such as from amortization of capitalized purchase premiums). The Company may also experience circumstances in which its Taxable Income is in excess of cash flow available for distribution to stockholders. To the extent that the Company does not otherwise have funds available, either situation could result in the Company's inability to distribute substantially all of its Taxable Income as required to maintain its REIT status. In either situation, the Company could be required to borrow funds in order to make the required distributions that could increase borrowing costs and reduce the yield to stockholders, to sell a portion of its Mortgage Assets at disadvantageous prices in order to raise cash for distributions, or make a distribution in the form of a return of capital, which would have the effect of reducing the equity of the Company. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT-- Distribution Requirement."

  Disqualification as a REIT May Result in Substantial Tax Liability. If the Company should not qualify as a REIT in any tax year, it would be taxed as a regular domestic corporation and, among other consequences, distributions to the Company's stockholders would not be deductible by it in computing its taxable income. Any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to the Company's stockholders. In addition, the unremedied failure of the Company to be treated as a REIT for any one year would disqualify the Company from being treated as a REIT for four subsequent years. See "Federal Income Tax Consequences-- Termination or Revocation of REIT Status."

LITIGATION

  A mortgage company with a similar name recently sent a demand to the Company requesting that the Company not operate under the name "Apex Mortgage Capital." Such demand threatened litigation if the Company did not change its name. The Company is currently considering the merits of such claim and no decision has been made as to how the Company will respond. If any litigation is commenced, the Company may be required to change its name and thereby incur expenses, may be required to pay damages or may incur substantial litigation costs even if the Company is successful. As a result of such threatened litigation the Company's results of operations may be adversely affected.

FAILURE TO SUCCESSFULLY MANAGE INTEREST RATE RISKS MAY ADVERSELY AFFECT RESULTS OF OPERATIONS

  The Company will follow a policy intended to minimize the impact of interest rate changes. However, developing an objective interest rate risk strategy is complex and no strategy can completely insulate the Company from risks associated with interest rate changes. In addition, hedging strategies typically involve transaction costs that increase dramatically as the period covered by the hedging transaction increases and that also increase during periods of rising and fluctuating interest rates. The REIT Provisions of the Code may substantially limit the Company's ability to engage in these hedging transactions, and may prevent the Company from effectively implementing hedging strategies that it determines, absent such restrictions, would best insulate it from the risks associated with changing interest rates.

  In the event that the Company purchases interest rate caps or other interest rate derivatives to hedge against lifetime and periodic rate or payment caps, and the provider of interest rate derivatives becomes financially unsound or insolvent, the Company may be forced to unwind its interest rate derivatives with such provider and may take a loss on such interest rate derivatives. Further, the Company could suffer the adverse consequences that the hedging transaction was intended to protect against.

  The adjustable-rate Mortgage Assets that the Company intends to acquire are generally subject to periodic and lifetime interest rate caps. The Company may purchase Mortgage Derivative Securities to seek to mitigate the negative impacts of those interest-rate caps in a rising interest rate environment. Hedging techniques will be based, in part, on assumed levels of prepayments of the Company's Mortgage Assets. If prepayments are slower than assumed, the life of Mortgage Assets will be longer and the effectiveness of the Company's hedging techniques will be reduced. Hedging techniques involving the use of Mortgage Derivative Securities are highly complex and may produce volatile returns. The hedging activity of the Company will also be limited by the asset and sources of income requirements applicable to the Company as a REIT. See "Federal Income Tax Consequences--Asset Tests" and "--Gross Income Tests." The financial futures contracts and options thereon in which the Company may invest are subject to periodic margin calls that would result in additional costs to the

Company. Financial futures held at fiscal year end are also required to be "marked to market" and valued for tax purposes, which could result in taxable income to the Company with no corresponding cash available for distribution. There can be no assurance that these hedging techniques will have a beneficial impact on the Net Income of the Company and the dividend yield of the Common Stock.

INCREASED LEVELS OF PREPAYMENTS FROM MORTGAGE ASSETS MAY ADVERSELY AFFECT NET INTEREST INCOME

  Prepayments of Mortgage Assets could adversely affect the Company's results of operations in several ways. The Company anticipates that a substantial portion of its adjustable-rate Mortgage Assets may bear initial "teaser" interest rates that are lower than their "fully indexed" rates (the applicable index plus a margin). In the event that such an adjustable-rate Mortgage Asset is prepaid prior to or soon after the time of adjustment to a fully indexed rate, the Company will have held the Mortgage Asset while it was less profitable and lost the opportunity to receive interest at the fully indexed rate over the expected life of the adjustable-rate Mortgage Asset. In addition, the prepayment of any Mortgage Asset that had been purchased at a premium by the Company would result in the immediate write-off of any remaining capitalized premium amount and consequent reduction of the Company's net interest income by such amount. Finally, in the event that the Company is unable to acquire new Mortgage Assets to replace the prepaid Mortgage Assets, its financial condition, cash flow and results of operations could be materially adversely affected.

  Prepayment rates generally increase when prevailing interest rates fall below the interest rates on existing Mortgage Assets. Prepayment experience also may be affected by the geographic location of the real estate securing the Mortgage Assets, the assumability of the Mortgage Assets, the ability of the borrower to obtain or convert to a fixed-rate Mortgage Loan, conditions in the housing and financial markets, and general economic conditions. The level of prepayments is also subject to the same seasonal influences as the residential real estate industry, with prepayments generally being greatest in the summer months and lower in the winter months.

DEPENDENCE ON THE MANAGER AND ITS PERSONNEL FOR SUCCESSFUL OPERATIONS

  The Company will be wholly dependent for the selection, structuring and monitoring of its Mortgage Assets and associated borrowings on the diligence and skill of its officers and the officers and employees of the Manager, primarily Messrs. Barach, Gundlach, Galligan and Osborne. The Company does not anticipate having employment agreements with its senior officers, or requiring the Manager to employ specific personnel or dedicate employees solely to the Company and there are no restrictions on any competing business activities of such individuals if they are no longer employed by the TCW Group. The Company is also dependent on other key personnel and on its ability to continue to attract, retain and motivate qualified personnel. The loss of any key person could have a material adverse effect on the Company's business, financial condition, cash flow and results of operations. See "Management of the Company--Directors and Executive Officers" and "The Manager."

CONFLICTS OF INTEREST BETWEEN THE COMPANY AND THE MANAGER AND ITS AFFILIATES

  Affiliates of Manager Will Continue to Invest in Mortgage Securities. The TCW Group has informed the Company that it has, and expects to continue to purchase and manage Mortgage Securities in the future for third-party accounts. The TCW Group will have no obligation to make investment opportunities available to the Company. As a result, there may be a conflict of interest between the operations of the Manager and the operations of its Affiliates in the acquisition and disposition of Mortgage Securities. In addition, the TCW Group may from time to time purchase Mortgage Securities for its own account. Such conflicts may result in decisions and/or allocations of Mortgage Securities by Affiliates of the Manager that are not in the best interests of the Company.

  Affiliates of the Manager Will Invest in Competing Entities. The TCW Group has informed the Company that it has purchased, and expects to continue to purchase, equity securities in companies organized for purposes substantially similar to those of the Company, including competing mortgage REITs, in the normal course of its investment management business. Any investment by the TCW Group in competing entities may adversely affect the market price of the Common Stock.

  Manager May Try to Maximize Incentive Compensation and Thereby Increase Risk to the Company's Mortgage Portfolio. In addition to its base management compensation, the Manager will have the opportunity to earn incentive compensation under the Management Agreement for each fiscal quarter in an amount equal to 30% of the Net Income of the Company (before payment of such incentive compensation) in excess of the amount that would produce an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%. See "The Manager--Manager Compensation." The Company's ability to achieve the performance level required for the Manager to earn the incentive compensation is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Manager's control. In evaluating Mortgage Assets for investment and in other management strategies, an undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive compensation could result in increased risk to the value of the Company's Mortgage Asset portfolio.

  Conflicts Relating to the Manager Rendering Services to Others. The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including, without limitation, the purchase of, or rendering advice to others purchasing Mortgage Assets that meet the Company's policies and criteria. Notwithstanding the foregoing, members of the MBS Group of the TCW Group, or any equivalent or successor group of the TCW Group, during their employment by the TCW Group will not provide any active management services to a residential mortgage REIT, other than the Company, that invests primarily in high quality Mortgage Securities comparable to the Mortgage Securities in which the Company will invest. In addition, the Management Agreement does not impose a minimum time commitment that the Manager and its personnel must devote to providing services to the Company. The Manager may also advise other mortgage-related entities, including REITs, that invest in residential or commercial mortgages or other residential and non-residential mortgage securities. The ability of the Manager and its employees to engage in other business activities could reduce the time and effort spent by the Manager and its employees on the management of the Company. See "The Manager--The Management Agreement."

INVESTMENT IN SHORT-TERM INVESTMENTS PENDING ACQUISITION OF MORTGAGE ASSETS MAY INITIALLY ADVERSELY AFFECT RESULTS OF OPERATIONS

  The Company's results of operations initially may be adversely affected pending purchase of Mortgage Assets and implementation of its Capital and Leverage Policy, particularly in the several-month period following the closing of the Offering during which time the Company will be primarily invested in short-term government securities and other Short-Term Investments. The Company anticipates that it may take up to 15 months to fully implement its Capital and Leverage Policy.

FAILURE TO MAINTAIN AN EXEMPTION FROM THE INVESTMENT COMPANY ACT WOULD ADVERSELY AFFECT RESULTS OF OPERATIONS

  The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate" ("Qualifying Interests in Real Estate"). Under the current interpretation of the staff of the Commission, in order to qualify for this exemption, the Company must, among other things, maintain at least 55% of its assets directly in Mortgage Loans, qualifying Pass-Through Certificates and certain other Qualifying Interests in Real Estate. In addition, unless certain Mortgage Securities represent all the certificates issued with respect to an underlying pool of Mortgage Loans, such Mortgage Securities may be treated as securities separate from the underlying Mortgage Loans and, thus, may not qualify as Qualifying Interests in Real Estate for purposes of the 55% requirement. The Company's ownership of certain Mortgage Assets, therefore, may be limited by the provisions of the Investment Company Act. However, if the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on the Company.

ABSENCE OF PUBLIC MARKET AND NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP

  Prior to the Offering, there has not been a public market for the Common Stock, and there can be no assurance that a regular trading market for the shares of Common Stock offered hereby will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate its investment in the Company. The initial public offering price will be determined by the Company and representatives of the Underwriters. There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the closing of the Offering will not be lower than the price at which they are sold by the Underwriters. See "Underwriting."

INTEREST RATE FLUCTUATIONS MAY ADVERSELY AFFECT THE MARKET PRICE OF THE COMMON STOCK

  In the event that a public market for the Common Stock exists, it is likely that the market price of the shares of the Common Stock will be influenced by any variation between the net yield on the Company's Mortgage Assets and prevailing market interest rates. The Company's earnings will be derived primarily from any positive spread between the yield on its Mortgage Assets and the cost of its borrowings. Such positive spread will not necessarily be larger in high interest rate environments than in low interest rate environments. However, in periods of high interest rates, the Net Income of the Company and, therefore, the dividend yield on the Common Stock, may be less attractive compared with alternative investments, which could negatively impact the price of the Common Stock. If the anticipated or actual net yield on the Company's Mortgage Assets declines or if prevailing market interest rates rise, thereby decreasing the positive spread between the net yield on its Mortgage Assets and the cost of its borrowings, the market price of the Common Stock may be adversely affected.

VALUE OF MORTGAGE ASSETS MAY BE ADVERSELY AFFECTED BY DEFAULTS ON UNDERLYING MORTGAGE OBLIGATIONS

  The Company will bear the risk of loss on any Mortgage Securities it purchases in the secondary mortgage market or otherwise. However, such Mortgage Securities will generally be structured with one or more types of credit enhancement. Such forms of credit enhancement are intended to provide protection against risk of loss due to default on the underlying Mortgage Loan, or bankruptcy, fraud and special hazard losses. To the extent third parties have been contracted to insure against these types of losses, the Company would be dependent in part upon the creditworthiness and claims-paying ability of the insurer and the timeliness of reimbursement in the event of a default on the underlying obligations. Further, the insurance coverage for various types of losses is limited in amount, and losses in excess of the limitation would be borne by the Company.

ACTIVE FORMATION AND OPERATION OF COMPETING MORTGAGE REITS MAY ADVERSELY AFFECT THE MARKET PRICE OF THE COMMON STOCK

  In addition to existing companies, other companies may be organized for purposes similar to that of the Company, including companies organized as REITs focused on purchasing High Quality Mortgage Assets. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of the Common Stock. In addition, adverse publicity affecting this sector of the capital market or significant operating failures of a competitor may adversely affect the market price of the Common Stock.

ADVERSE TAX TREATMENT OF EXCESS INCLUSION INCOME

  In general, dividend income that a Tax-Exempt Entity receives from the Company should not constitute unrelated trade or business income as defined in
Section 512 of the Code ("UBTI"). If, however, excess inclusion income were realized by the Company and allocated to stockholders, such income cannot be offset by net operating losses and, if the stockholder is a Tax-Exempt Entity, is fully taxable as UBTI under Section 512 of the Code and, as to foreign stockholders, would be subject to federal income tax withholding without reduction pursuant to any otherwise applicable income tax treaty. See "Federal Income Tax Consequences--Taxation of Stockholders" and "--Taxation of Tax-Exempt Entities" for discussions of the treatment of excess inclusion income. Excess inclusion income would be generated if the Company were to issue debt obligations with two or more maturities and the terms of the payments on such obligations bore a relationship to the payments that the Company received on its Mortgage Assets securing those debt obligations. The Company intends to arrange its borrowings in a manner to avoid generating significant amounts of excess inclusion income. The Company does, however, intend to enter into one or more master reverse repurchase agreements (i) pursuant to which the Company will issue various reverse repurchase agreements that will have differing maturity dates, and (ii) that will afford the counter-party lender the right to sell any of the Company's Mortgage Securities that have been pledged to the counter-party if the Company were to default on its obligations to that counter-party lender. There can be no assurance that the Service might not successfully maintain that any such borrowing arrangements would give rise to excess inclusion income that would be allocated among stockholders in some appropriate fashion. See "Federal Income Tax Consequences--Taxation of Stockholders." Furthermore, certain types of Tax-Exempt Entities, such as voluntary employee benefit associations and entities that have borrowed to acquire their shares of Common Stock, may be required to treat a portion of or all of the dividends they may receive from the Company as UBTI. See "Federal Income Tax Consequences--Taxation of Tax-Exempt Entities."

VALUE OF MORTGAGE LOANS MAY BE ADVERSELY AFFECTED BY CHARACTERISTICS OF UNDERLYING PROPERTY AND BORROWER CREDIT

  Mortgage Loan Credit Risks. A portion of the Company's Mortgage Assets (subject to the 25% policy on Other Mortgage Assets) may consist of Mortgage Loans. During the time it holds any Mortgage Loans, the Company will be subject to increased credit risks, including risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods). In the event of a default on any Mortgage Loan held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the secured property, less any payments from an insurer or guarantor, and the amount owing on the Mortgage Loan. Mortgage Loans in default will also cease to be eligible collateral for borrowings, and will have to be financed by the Company out of other funds until ultimately liquidated. Although the Company intends to establish reserves in amounts it believes are adequate to cover these risks, in view of the Company's lack of operating history, there can be no assurance that reserves that are established will be sufficient to offset losses on Mortgage Loans in the future.

  Even assuming that properties secured by any Mortgage Loans held by the Company provide adequate security for such Mortgage Loans, substantial delays could be encountered in connection with the foreclosure of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Company. State and local statutes and rules may delay or prevent the Company's foreclosure on or sale of the mortgaged property and may prevent it from receiving proceeds sufficient to repay all amounts due on the related Mortgage Loan. Some properties that may collateralize the Company's Mortgage Loans may have unique characteristics or may be subject to seasonal factors that could materially prolong the time period required to resell the property.

  Inability to Securitize Mortgage Loans May Result in Additional Risk Respecting Borrower Defaults. The Company may acquire and accumulate (subject to the 25% limitation on Other Mortgage Assets) Mortgage Loans as part of its investment strategy until a sufficient quantity has been acquired for securitization into Mortgage Securities. There can be no assurance that the Company will be successful in securitizing the Mortgage Loans. During the accumulation period, the Company will be subject to risks of borrower defaults and bankruptcies, fraud losses and special hazard losses. In the event of any default under Mortgage Loans held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the Mortgage Loan. Also during the accumulation period, the costs of financing the Mortgage Loans through reverse repurchase agreements and other borrowings and lines of credit with warehouse lenders could exceed the interest income on the Mortgage Loans. It may not be possible or economical for the Company to complete the securitization of all Mortgage Loans that it acquires, in which case the Company will continue to hold the Mortgage Loans and bear the risks of borrower defaults and special hazard losses.

  Possible Limitation of Remedies for Sellers' Breach of Representations and Warranties with Respect to Mortgage Loans. It is expected that when the Company acquires Mortgage Loans, the seller will represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage Loans and will agree to repurchase any Mortgage Loan with respect to which there is fraud or misrepresentation. Although the Company expects that it will generally have recourse to the seller based on the seller's representations and warranties to the Company, the Company will be at risk for loss to the extent the seller does not perform its repurchase obligations.

EFFECT OF FUTURE OFFERINGS OF DEBT AND EQUITY ON MARKET PRICE OF THE COMMON
STOCK

  The Company may in the future increase its capital resources by making additional offerings of equity and debt securities, including classes of preferred stock, Common Stock, commercial paper, medium-term notes, CMOs and senior or subordinated notes. All debt securities, and other borrowings, and classes of preferred stock will be senior to the Common Stock in a liquidation of the Company. The effect of additional equity offerings may be the dilution of the equity of stockholders of the Company or the reduction of the price of shares of the Common Stock, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

RESTRICTIONS ON OWNERSHIP OF THE COMMON STOCK

  Ability to Issue Preferred Stock May Limit Dividend Rights to Holders of the Common Stock. The authorized capital stock of the Company includes preferred stock issuable in one or more series. The issuance of preferred stock could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred stock, if issued, would have a preference on dividend payments that could affect the ability of the Company to make dividend distributions to the common stockholders. See "Description of Capital Stock."

  9.8% Ownership Restriction May Limit Market Activity. In order that the Company may meet the requirements for qualification as a REIT at all times, the Charter prohibits any person from acquiring or holding, directly or indirectly, shares of capital stock in excess of 9.8% in value of the aggregate of the outstanding shares of capital stock or in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of capital stock of the Company. The Charter further prohibits (i) any person from beneficially or constructively owning shares of capital stock that would result in the Company being "closely held" under
Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, and (ii) any person from transferring shares of capital stock if such transfer would result in shares of capital stock being owned by fewer than 100 persons. If any transfer of shares of capital stock occurs which, if effective, would result in any transfer or ownership limitations, then that number of shares of capital stock in excess or in violation of the above transfer or ownership limitations, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole shares) shall be automatically transferred to a Trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries, and the intended transferee shall not acquire any rights in such shares. Subject to certain limitations, the Company's Board of Directors may increase or decrease the ownership limitations or waive the limitations for individual investors. See "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer."

  Requirement That Stockholders Give Notice of 5% Ownership May Limit Market Activity. Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of the Company's capital stock, within 30 days after the end of each taxable year, is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of stock beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company's status as a REIT and to ensure compliance with the ownership limitations.

  The foregoing provisions may inhibit market activity and the resulting opportunity for the holders of the Common Stock to receive a premium for their Common Stock that might otherwise exist in the absence of such provisions. Such provisions also may make the Company an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of the Company's Common Stock.

  Provisions of Maryland Law Restricting Takeovers May Limit Takeover Attempts That May Be Beneficial to Stockholders. Certain provisions of the Maryland General Corporation Law relating to "business combinations" and a "control share acquisition" and of the Charter and Bylaws of the Company may also have the effect of delaying, deterring or preventing a takeover attempt or other change in control of the Company that would be beneficial to stockholders and might otherwise result in a premium over then prevailing market prices. Although the Bylaws of the Company contain a provision exempting the acquisition of Common Stock by any person from the control share acquisition statute, there can be no assurance that such provision will not be amended or eliminated at any time in the future. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

                                USE OF PROCEEDS

  The net proceeds from the Offering are estimated to be approximately
$           ($          if the Underwriters' over-allotment options are
exercised in full), assuming an initial public offering price of $15.00 per share of Common Stock. The net proceeds from the Offering will be used by the Company to purchase its initial portfolio of Mortgage Assets.

  The Company may require up to six months to have the net proceeds of the Offering fully invested in Mortgage Assets and up to an additional nine months to fully implement the Capital and Leverage Policy to increase the Mortgage Asset investments to its desired level. Pending full investment in the desired mix of Mortgage Assets, funds will be committed to Short-Term Investments that are expected to provide a lower net return than the Company hopes to achieve from its intended primary Mortgage Asset investments.

                       DIVIDEND AND DISTRIBUTION POLICY

  The Company intends to distribute substantially all of its net Taxable Income (which does not ordinarily equal net income as calculated in accordance with GAAP) to stockholders in each year. The Company intends to declare four regular quarterly dividends. In addition, Taxable Income, if any, not distributed through regular quarterly dividends will be distributed annually, at or near year end, in a special dividend. The dividend policy is subject to revision at the discretion of its Board of Directors. All distributions will be made by the Company at the discretion of its Board of Directors and will depend on the earnings and financial condition of the Company, maintenance of REIT status and such other factors as the Company's Board of Directors deems relevant. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Distribution Requirement."

  In order to qualify as a REIT under the Code, the Company must make distributions to its stockholders each year in an amount at least equal to (i) 95% of its Taxable Income (before deduction of dividends paid less any net capital gain), plus (ii) 95% of the excess of the net income from Foreclosure Property over the tax imposed on such income by the Code, minus (iii) any excess non-cash income. The "Taxable Income" of the Company for any year means the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from Foreclosure Property) subject to certain adjustments provided in the REIT Provisions of the Code. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Distribution Requirement."

  It is anticipated that distributions generally will be taxable as ordinary income to stockholders of the Company, although a portion of such distributions may be designated by the Company as capital gain or may constitute a return of capital. The Company will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Consequences-- Taxation of Stockholders."

                                CAPITALIZATION

  The capitalization of the Company, as of September 15, 1997 and as adjusted to reflect the sale of the shares of Common Stock offered hereby at an assumed initial public offering price per share at the mid-point of the offering range set forth on the cover page of this Prospectus, is as follows:

                                                                       AS
                                                          ACTUAL ADJUSTED(1)(2)
                                                          ------ --------------
Preferred Stock, par value $.01
  Authorized--50,000,000 shares--no shares issued and
   outstanding........................................... $  --      $ --
Common Stock, par value $.01
  Authorized--100,000,000 shares--100 shares issued and
   outstanding
   (as adjusted, 6,700,100 shares issued)................      1
  Additional Paid-in Capital.............................  1,499
                                                          ------     -----
  Total.................................................. $1,500     $
                                                          ======     =====

--------

(1) Before deducting offering expenses estimated to be $1,000,000, payable by the Company, and assuming no exercise of the Underwriters' over-allotment options to purchase up to an additional 1,005,000 shares of Common Stock.

(2) Does not include 1,000,000 shares of Common Stock reserved for issuance upon exercise of options granted under the Company's 1997 Stock Option Plan. See "Management of the Company--Stock Options."

                        LIQUIDITY AND CAPITAL RESOURCES

  The Company has been organized to operate so as to qualify as a REIT under Sections 856 through 860 of the Code and, as such, anticipates distributing annually at least 95% of its Taxable Income. Cash for such distributions will be generated from the Company's operations. See "Dividend and Distribution Policy" and "Federal Income Tax Consequences--Gross Income Tests--Distribution Requirement."

  The principal sources of funds will be the net proceeds of the Offering and borrowings (primarily reverse repurchase agreements) or the issuance of debt or additional equity securities. The Company anticipates that it will incur short-term borrowings immediately after the net proceeds of the Offering have been invested in the portfolio of Mortgage Assets. The Company's income will consist primarily of interest and other revenues from its investments in Mortgage Assets. The Company believes that the net proceeds of the Offering, combined with the cash flow from operations and the utilization of borrowings, will be sufficient to enable the Company to meet anticipated liquidity requirements. If the Company's cash resources are at any time insufficient to satisfy the Company's liquidity requirements, the Company may be required to liquidate Mortgage Assets or sell debt or additional equity securities. There is no assurance that financing will be available to the Company on favorable terms, or at all. See "Risk Factors--No Current Borrowing Arrangements."

                             BUSINESS AND STRATEGY

GENERAL

  The Company was incorporated in Maryland on September 15, 1997 and, upon the closing of the Offering, will commence its business of purchasing and holding a portfolio of adjustable-rate Mortgage Assets. The Company intends to generate income for distribution to its stockholders primarily from the Net Income on its Mortgage Assets qualifying as Qualified REIT Real Estate Assets. The Company's Net Income will result primarily from the difference between (i) the interest income on its Mortgage Asset investments and (ii) the borrowing and financing costs of the Mortgage Assets. The Company's principal executive offices are located at 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017, and its telephone number is (213) 244-0440.

  The Company is currently considering proposals to change its name and may change its name in the future.

STRATEGY

  To achieve its business objective and generate dividend yields that provide a competitive rate of return for its stockholders, the Company's strategy is to:

  . purchase primarily single-family Mortgage Assets, the majority of which are currently expected to have adjustable interest rates based on changes in short-term market interest rates;

  . manage the credit risk of its Mortgage Assets through, among other activities (i) carefully selecting Mortgage Assets to be acquired, (ii) complying with the Company's policies with respect to credit risk concentration which, among other things, require the Company to maintain a Mortgage Asset portfolio with a weighted average rating generally equivalent to AA (or a comparable rating) or better, (iii) actively monitoring the ongoing credit quality and servicing of its Mortgage Assets, and (iv) maintaining appropriate capital levels and allowances for possible credit losses;

  . finance purchases of Mortgage Assets with the net proceeds of equity offerings and, to the extent permitted by the Company's Capital and Leverage Policy, to utilize leverage to increase potential returns to stockholders through borrowings (primarily reverse repurchase agreements) with interest rates that will also reflect changes in short-term market interest rates;

  . seek to structure its borrowings to have interest rate adjustment indices and interest rate adjustment periods that, on an aggregate hedged basis, generally correspond to the interest rate adjustment indices and interest rate adjustment periods of its adjustable-rate Mortgage Assets;

  . utilize interest rate caps, swaps and similar financial instruments to mitigate the risk of the cost of its variable-rate liabilities exceeding the earnings on its Mortgage Assets during a period of rising interest rates;

  . seek to minimize prepayment risk primarily by structuring a diversified portfolio with a variety of prepayment characteristics; and

  . apply securitization techniques designed to enhance the value and liquidity of the Company's Mortgage Assets acquired in the form of Mortgage Loans by securitizing them into Mortgage Securities that are tailored to the Company's objectives.

There can be no assurance that the Company will successfully implement its strategies. See "Risk Factors" for a discussion of factors that could adversely affect the Company's ability to successfully implement its strategies.

  Although there can be no assurance, the Company believes that it will be able to generate competitive earnings and dividends while holding Mortgage Assets of high credit quality and maintaining a disciplined risk- control profile. The Company will also strive to increase its return to stockholders over time by: (i) seeking to raise additional capital in order to increase its ability to invest in additional Mortgage Assets; (ii) striving to lower its effective borrowing costs through seeking direct funding with collateralized lenders, in addition to using Wall Street intermediaries, and investigating the possibility of using collateralized commercial paper and medium-term note programs; and (iii) improving the efficiency of its balance sheet structure by investigating the issuance of uncollateralized subordinated debt and other forms of capital.

  Investment Policy. The Company's investment strategy will be to create a diversified portfolio primarily of High Quality adjustable-rate Mortgage Securities that, in the aggregate, will preserve the capital base of the Company and generate income for distribution to its stockholders. The Company's Mortgage Assets will be held primarily for investment. The Company intends generally to buy and hold Mortgage Assets to maturity and, therefore, will seek to have a low portfolio turnover rate. The Company's ability to sell Mortgage Assets for gain is restricted by the REIT Provisions of the Code and the rules, regulations and interpretations of the Service thereunder. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT-- Gross Income Tests."

  The Company anticipates that at least 75% of total Mortgage Assets will be High Quality adjustable-rate Mortgage Securities and Short-Term Investments. The Mortgage Securities will consist of (i) privately issued mortgage Pass-Through Certificates as well as Agency Certificates, (ii) certain CMOs and
(iii) Other Mortgage Securities, including certain Mortgage Derivative Securities. The Company further anticipates that at least 50% of the Company's total Mortgage Assets will be Agency Certificates or carry a AAA or comparable rating from at least one of the Rating Agencies. The Company will generally not acquire Inverse Floaters, REMIC Residuals or First Loss Subordinated Bonds. The Company may acquire interest only, principal only or other Mortgage Derivative Securities that receive a disproportionate share of interest income or principal, either as an independent stand-alone investment opportunity or to assist in the management of prepayment and other risks, but only on a limited basis due to the greater risk of loss associated with Mortgage Derivative Securities. See "Risk Factors--Failure to Successfully Manage Interest Rate Risks May Adversely Affect Results of Operations."

  The remainder of the Company's investment portfolio, composing not more than 25% of its total Mortgage Assets, may consist of unrated or rated Mortgage Assets that are determined by the Manager to be of comparable quality to High Quality Mortgage Securities, including (i) adjustable-rate Mortgage Loans secured by first liens on single-family (one-to-four units) residential properties, (ii) Pass-Through Certificates or CMOs backed by Mortgage Loans on single-family properties and (iii) Other Mortgage Securities. The Company intends to securitize substantially all Mortgage Loans it acquires into High Quality Mortgage Securities that are Qualified REIT Real Estate Assets that will then be held for investment. Substantially all of the Company's Mortgage Assets will constitute Qualified REIT Real Estate Assets.

  The Company intends to purchase Mortgage Assets from broker-dealers and banks that regularly make markets in Mortgage Securities. The Company also intends to purchase Mortgage Securities from a variety of Suppliers of Mortgage Assets (typically mortgage bankers, savings and loans, investment banking firms, home builders and other firms involved in originating and packaging Mortgage Loans). In acquiring Mortgage Assets, the Company will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Fannie Mae, FHLMC, GNMA and other entities purchasing Mortgage Assets, some of which have greater financial resources than the Company. There are several REITs similar to the Company and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Mortgage Assets suitable for purchase by the Company. There can be no assurance that the Company will be able to acquire sufficient Mortgage Assets from Suppliers of Mortgage Assets at spreads above the Company's cost of funds.

  The Company's Board of Directors has adopted the investment policies set forth in this Prospectus as its initial investment policies. The policies may be changed at any time by the Board of Directors (subject to approval by a majority of Unaffiliated Directors) without the consent of stockholders. See "Risk Factors--Control by the Company's Board of Directors of the Company's Operating Policies and Investment Strategies." The Company's Board of Directors will establish and approve (including approval by a majority of Unaffiliated Directors) at least annually the investment policies of the Company, which will include investment criteria that each Mortgage Asset must satisfy to be eligible for investment by the Company. The Manager must use such criteria in determining whether to acquire Mortgage Assets on behalf of the Company. The Company will not purchase any Mortgage Assets from its Affiliates other than Mortgage Securities that may be purchased from a taxable subsidiary of the Company that may be formed in connection with the securitization of Mortgage Loans.

  The Company does not intend to enter into any servicing or administrative agreements (other than the Management Agreement) with the Manager or any entities affiliated with the Manager. Any changes in this policy would be subject to approval by the Company's Board of Directors, including by a majority of the Unaffiliated Directors. See "Risk Factors--Control by the Board of Directors of the Company's Operating Policies and Investment Strategies."

  Financing Policy. The Company intends to finance its purchase of Mortgage Assets initially through equity from the net proceeds of the Offering and, thereafter, primarily by borrowing against existing Mortgage Assets and using the net proceeds to acquire additional Mortgage Assets. See "Use of Proceeds" and "Management Policies and Programs--Capital and Leverage Policy." The borrowings are expected to be in the form of reverse repurchase agreements (a borrowing device evidenced by an agreement to sell securities or other Mortgage Assets to a third-party and a simultaneous agreement to repurchase them at a specified future date and price, the price difference constituting interest on the borrowing), loan agreements, Dollar-Roll Agreements (an agreement to sell a security for delivery on a specified future date and a simultaneous agreement to repurchase the same or a substantially similar security on a specified future date), warehouse lines of credit and other credit facilities. The Company's borrowings generally will be secured by its Mortgage Assets. The Company's income will be increased through the use of such borrowings if the cost of the borrowings is less than the interest earned on the Mortgage Assets purchased with or securing the borrowed funds. However, during any periods in which this spread is negative, and the Company's borrowing costs exceed its interest income on Mortgage Assets purchased with or securing the borrowed funds, the Company could experience losses. See "Risk Factors--Substantial Leverage and Potential Net Interest and Operating Losses in Connection with Borrowings" and "--Interest Rate Fluctuations May Decrease Net Interest Income."

  Hedging Policy. The Company intends to enter into hedging transactions to mitigate the effects of interest rate fluctuations on its portfolio of Mortgage Assets and related debt. See "Business and Strategy--Asset/Liability Management Policies--Interest Rate Risk Management Policy." These transactions may include interest rate swaps, the purchase of interest rate caps and futures contracts and options on futures contracts and the trading of forward contracts to mitigate the effects of fluctuations in interest rates. The Company may also purchase Mortgage Derivative Securities and Excess Servicing Rights secured by interests in real property as a hedging strategy. The Company will not acquire any Mortgage Derivative Securities or Excess Servicing Rights that do not qualify as Qualified REIT Real Estate Assets. Accordingly, income from Mortgage Derivative Securities and Excess Servicing Rights acquired by the Company will be qualifying income under the 75% and 95% sources of income tests applicable to the Company as a REIT. The Company intends to carefully monitor its income from hedging activity in Mortgage Assets that are not Qualified REIT Real Estate Assets, and may have to limit such activity in order to comply with the REIT Provisions of the Code and to ensure that it does not realize excessive hedging income that could result in the Company's disqualification as a REIT. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Gross Income Tests."

  The Manager. The Manager will manage the day-to-day operations of the Company, subject to the direction and oversight of the Company's Board of Directors. The Manager's key officers have experience in raising and managing mortgage capital, mortgage finance and the purchase and administration of Mortgage Assets, however, the Manager has not previously managed or operated a REIT. See "Management of the Company-- Directors and Executive Officers" and "The Manager" for biographies and a description of the prior business experience of the executive officers of the Manager, and "Risk Factors--Lack of Prior Experience" and "--Dependence on the Manager and Its Personnel for Successful Operations."

COMPETITION FOR MORTGAGE ASSETS

  The Company believes that the principal competition in the business of acquiring and holding Mortgage Assets are financial institutions such as banks, savings and loans, life insurance companies, institutional investors such as mutual funds and pension funds, and certain other mortgage REITs. The Company anticipates that it will be able to compete effectively and generate competitive rates of return for stockholders due to the Manager's experience in managing mortgage capital, access to and experience in secondary mortgage markets, relative freedom to securitize its Mortgage Assets, relatively low level of operating costs, ability to utilize prudent amounts of leverage through accessing the wholesale market for collateralized borrowings, freedom from certain forms of regulation and the tax advantages of its REIT status.

DESCRIPTION OF MORTGAGE ASSETS

  The Company intends to invest principally in the following types of Mortgage Assets subject to the operating restrictions described in "--Management Policies and Programs" below.

 Pass-Through Certificates

  General. The Company's investments in Mortgage Assets are expected to be concentrated in Pass-Through Certificates. The Pass-Through Certificates to be acquired by the Company will consist primarily of Pass-Through Certificates issued by Fannie Mae, FHLMC and GNMA, as well as High Quality privately issued adjustable-rate mortgage pass-through certificates. The Pass-Through Certificates to be acquired by the Company will represent interests in mortgages that will be secured primarily by liens on single-family (one-to-four units) residential properties. The Company may also acquire, within the 25% investment limitation on Other Mortgage Assets, unrated or rated Pass-Through Certificates that represent interests in mortgages secured by liens on single-family properties that are determined by the Manager and the Board of Directors to be of comparable quality to High Quality Mortgage Securities.

  Pass-Through Certificates backed by adjustable-rate Mortgage Loans are subject to lifetime interest rate caps and to periodic interest rate caps that limit the amount an interest rate can change during any given period. The Company's borrowings are generally not subject to similar restrictions. In a period of increasing interest rates, the Company could experience a decrease in Net Income or incur losses because the interest rates on its borrowings could exceed the interest rates on ARM Pass-Through Certificates owned by the Company. The impact on Net Income of such interest rate changes will depend on the adjustments features of the Mortgage Assets owned by the Company, the maturity schedules of the Company's borrowings and related hedging.

  Privately Issued ARM Pass-Through Certificates. Privately issued ARM Pass-Through Certificates are structured similarly to the Fannie Mae, FHLMC and GNMA pass-through certificates discussed below and are issued by originators of and investors in Mortgage Loans, including savings and loan associations, savings banks, commercial banks, mortgage banks and special purpose subsidiaries of such institutions. Privately issued ARM Pass-Through Certificates are usually backed by a pool of conventional adjustable-rate Mortgage Loans and are generally structured with credit enhancement such as pool insurance or subordination. However, privately issued ARM Pass-Through Certificates are typically not guaranteed by an entity having the credit status of Fannie Mae, FHLMC or GNMA guaranteed obligations.

  Existing Fannie Mae ARM Programs. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. (S) 1716 et seq.). Fannie Mae provides funds to the mortgage market primarily by purchasing Mortgage Loans on homes from local lenders, thereby replenishing their funds for additional lending. Fannie Mae established its first ARM programs in 1982 and currently has several ARM programs under which ARM certificates may be issued, including programs for the issuance of securities through REMICs under the Code.

  Each Fannie Mae ARM Pass-Through Certificate issued to date has been issued in the form of a Pass-Through Certificate representing a fractional undivided interest in a pool of ARMs formed by Fannie Mae. The ARMs included in each pool are fully amortizing conventional Mortgage Loans secured by a first lien on either one-to-four family residential properties or multifamily properties. The original terms to maturities of the Mortgage Loans generally do not exceed 40 years. Currently, Fannie Mae has issued several different series of ARMs. All of Fannie Mae's series of ARMs are in its lender (or "swap"), mortgage-backed securities program where individual lenders swap pools of Mortgage Loans that they originated or purchased for a Fannie Mae security backed by those same Mortgage Loans. Each series bears an initial interest rate and a margin tied to an index based on all Mortgage Loans in the related pool, less a fixed percentage representing servicing compensation and Fannie Mae's guarantee fee. The specified index used in each series has included the One-Year U.S. Treasury Rate published by the Federal Reserve Board, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco and other indices. In addition, the majority of series of Fannie Mae ARMs issued to date have had a monthly, semi-annual or annual interest rate adjustment.

  Adjustments to the interest rates on Fannie Mae ARMs are typically subject to lifetime caps. In addition, some pools contain ARMs that are subject to semi-annual or annual interest rate change limitations, frequently 1% to 2%, respectively. Some pools contain ARMs that provide for limitations on the amount by which monthly payments may be increased, but have no limitation on the frequency or magnitude of changes to the mortgage interest rate of the ARM except for the lifetime cap. In cases where an increase in the rate cannot be covered by the amount of the scheduled payment, the uncollected portion of interest is deferred and added to the principal amount of the ARM. In such cases, interest paid on the Fannie Mae Certificates is a monthly pass-through of the amount of interest on each ARM rather than a weighted average pass-through rate of interest.

  Fannie Mae guarantees to the registered holder of a Fannie Mae Certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided by the Fannie Mae Certificate) on the Mortgage Loans in the pool underlying the Fannie Mae Certificate, whether or not received, and the full principal amount of any such Mortgage Loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy such obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

  Existing FHLMC ARM Programs. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. (S) 1451-1459), on July 24, 1970. The principal activity of FHLMC currently consists of the purchase of Conforming Mortgage Loans or participation interests therein and the resale of the loans and participations so purchased in the form of guaranteed Mortgage Securities. FHLMC established its first regular ARM program in 1986 and currently has several regular ARM programs available for the issuance of ARM certificates and a number of special programs that may be offered to Mortgage Loan sellers. All of the Mortgage Loans evidenced by FHLMC Certificates are conventional Mortgage Loans, and therefore are not guaranteed or insured by, and are not obligations of, the United States or any agency or instrumentality thereof, other than FHLMC.

  Each FHLMC Certificate issued to date has been issued in the form of a Pass-Through Certificate representing an undivided interest in a pool of ARMs purchased by FHLMC. The ARMs included in each pool are fully amortizing, conventional Mortgage Loans with original terms to maturity of up to 40 years secured by first liens on one-to-four unit family residential properties or multi-family properties. An ARM certificate issued by FHLMC may be issued under one of two Cash Programs (comprised of Mortgage Loans purchased from a number of sellers) or Guarantor Programs (comprised of Mortgage Loans purchased from one seller in exchange for participation certificates representing interests in the Mortgage Loans purchased.) The interest rate paid on FHLMC Certificates adjusts annually on the first day of the month following the month in which the interest rates on the underlying Mortgage Loans adjust. The interest rates paid on ARM certificates issued under FHLMC's standard ARM programs adjust annually in relation to the One-Year U.S. Treasury Rate published by the Federal Reserve Board. The specified index used in each FHLMC series has also included the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco and other indices. Interest rates paid on FHLMC Certificates equal the applicable index rate plus a specified number of basis points ranging typically from 125 to 250 basis points. In addition, the majority of series of FHLMC Mortgage Securities issued to date have had a monthly, semi-annual or annual interest adjustment. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1% or 2% and to a lifetime cap of 5% or 6% over the initial interest rate. Certain FHLMC programs include Mortgage Loans that allow the borrower to convert the adjustable mortgage interest rate of his ARM to a fixed rate. ARMs that are converted into fixed-rate Mortgage Loans are repurchased by FHLMC or by the seller of such Mortgage Loans to FHLMC, at the unpaid principal balance thereof, plus accrued interest to the due date of the last adjustable rate interest payment.

  Some FHLMC pools contain ARMs that provide for limitations on the amount by which monthly payments may be increased but have no limitation on the frequency or magnitude of changes to the mortgage interest rate of the ARM except for the lifetime cap. In cases where an increase in the rate cannot be covered by the amount of the scheduled payment, the uncollected portion of interest is deferred and added to the principal amount of the ARM. In such cases, interest paid on the FHLMC Certificates is a monthly pass-through of the amount of interest on each ARM rather than a weighted average pass-through rate of interest.

  FHLMC guarantees to each holder of its ARM certificates the timely payment of interest at the applicable pass-through rate and ultimate collection of all principal on the holder's pro rata share of the unpaid principal balance of the related ARMs, but does not guarantee the timely payment of scheduled principal of the underlying Mortgage Loans. The obligations of FHLMC under its guarantees are solely those of FHLMC and are not backed by the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

  Existing GNMA ARM Programs. GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of Mortgage Loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code and other loans eligible for inclusion in mortgage pools underlying GNMA Certificates. Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." An opinion, dated December 12, 1969, of an Assistant Attorney General of the United States, states that such guarantees under Section 306(g) of mortgage-backed certificates of the type that may be purchased by the Company or pledged as security for a series of Mortgage Securities are authorized to be made by GNMA and "would constitute general obligations of the United States backed by its full faith and credit."

  The interest rate paid on the certificates issued under GNMA's standard ARM program adjusts annually in relation to the One-Year U.S. Treasury Rate published by the Federal Reserve Board. Interest rates paid on GNMA Certificates typically equal the index rate plus 150 basis points. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1% and to a lifetime cap of 5%.

 CMOs

  The Company may, from time to time, invest in variable-rate and short-term fixed-rate CMOs. CMOs ordinarily are issued in series, each of which consists of several serially maturing classes ratably secured by a single pool of Mortgage Loans or Pass-Through Certificates. Generally, principal payments received on the mortgage-related assets securing a series of CMOs, including prepayments on such mortgage-related assets, are applied to principal payments on one or more classes of the CMOs of such series on each principal payment date for such CMOs. Scheduled payments of principal of and interest on the mortgage-related assets and other collateral securing a series of CMOs are intended to be sufficient to make timely payments of interest on such CMOs and to retire each class of such CMOs by its stated maturity.

  CMOs may be subject to certain rights of issuers thereof to redeem such CMOs prior to their stated maturity dates, which may have the effect of diminishing the Company's anticipated return on its investment. The Company will not acquire any CMOs that do not qualify as Qualified REIT Real Estate Assets.

 Mortgage Warehouse Participations

  The Company also may from time to time acquire Mortgage Warehouse Participations as an additional means of diversifying its sources of income. The Company anticipates that such investments, together with its investments in Other Mortgage Assets, will not in the aggregate exceed 25% of its total Mortgage Assets. These investments are participations in lines of credit to Mortgage Loan originators that are secured by recently originated Mortgage Loans that are in the process of being sold to investors. Mortgage Warehouse Participations do not qualify as Qualified REIT Real Estate Assets. Accordingly, this activity will be limited by the REIT Provisions of the Code. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT."

 Other Mortgage Securities

  General. The Company may acquire Other Mortgage Securities or interests therein if it determines that it will be beneficial to do so and it will not adversely affect qualification of the Company as a REIT. Such Other Mortgage Securities may include non-High Quality Mortgage Assets and other Mortgage Securities collateralized by single-family Mortgage Loans, Mortgage Warehouse Participations, Mortgage Derivative Securities, Subordinated Interests and other mortgage-backed and mortgage-collateralized obligations, other than Pass-Through Certificates and CMOs.

  Mortgage Derivative Securities. The Company may acquire Mortgage Derivative Securities on a limited basis as market conditions warrant, either as an independent stand-alone investment opportunity or to assist in the management of prepayment and other risks. Mortgage Derivative Securities provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans. Payments on Mortgage Derivative Securities are highly sensitive to the rate of prepayments on the underlying Mortgage Loans. In the event of more rapid than anticipated prepayments on such Mortgage Loans, the rates of return on interests in Mortgage Derivative Securities representing the right to receive interest only or a disproportionately large amount of interest ("Interest Only Derivatives") would be likely to decline. Conversely, the rates of return on Mortgage Derivative Securities representing the right to receive principal only or a disproportionate amount of principal ("Principal Only Derivatives") would be likely to increase in the event of rapid prepayments.

  The Company presently intends to acquire Mortgage Derivative Securities, including Principal and Interest Only Derivatives. Interest Only Derivatives may be an effective hedging device since they generally increase in value as Mortgage Securities representing interests in adjustable-rate mortgages decrease in value. The Company also may invest in other types of floating-rate derivatives that are currently available in the market. The Company also may invest in other Mortgage Derivative Securities that may in the future be developed if the Board of Directors, including a majority of Unaffiliated Directors, determines that such investments would be advantageous to the Company.

  The Company will generally not acquire Inverse Floaters, First Loss Subordinated Bonds, REMIC Residuals or other CMO Residuals. However, the Company may retain residual interests in its own securitizations of Mortgage Loans. Moreover, the Company will not purchase any Mortgage Derivative Securities that do not qualify as Qualified REIT Real Estate Assets.

  Subordinated Interests. The Company also may acquire Subordinated Interests, which are classes of Mortgage Securities that are junior to other classes of such series of Mortgage Securities in the right to receive payments from the underlying Mortgage Loans. The subordination may be for all payment failures on the Mortgage Loans securing or underlying such series of Mortgage Securities. The subordination will not be limited to those resulting from certain types of risks, such as those resulting from war, earthquake or flood, or the bankruptcy of a borrower. The subordination may be for the entire amount of the series of Mortgage Securities or may be limited in amount.

  Any Subordinated Interests acquired by the Company will be limited in amount and bear yields that the Company believes are commensurate with the risks involved. The market for Subordinated Interests is not extensive and may be illiquid. In addition, the Company's ability to sell Subordinated Interests will be limited by the REIT Provisions of the Code. Accordingly, the Company intends to purchase Subordinated Interests for investment purposes only. Although publicly offered Subordinated Interests generally will be rated, the risks of ownership will be substantially the same as the ownership of unrated Subordinated Interests because the rating does not address the possibility that the Company might suffer a lower than anticipated yield or fail to recover its initial investment. The Company will only purchase Subordinated Interests that are consistent with its credit risk management policy and will not purchase any Subordinated Interests that do not qualify as Qualified REIT Real Estate Assets.

 Mortgage Loans

  General. The Company intends to acquire and accumulate Mortgage Loans as part of its investment strategy until a sufficient quantity has been accumulated for securitization into High Quality Mortgage Securities. The Company anticipates that the Mortgage Loans acquired by it and not yet securitized, together with its investments in Other Mortgage Assets, will not constitute more than 25% of the Company's total Mortgage Assets at any time. All Mortgage Loans will be acquired with the intention of securitizing them into High Quality Mortgage Securities. However, there can be no assurance that the Company will be successful in securitizing the Mortgage Loans. After a pool of Mortgage Loans has been securitized, the Mortgage Loans will no longer be considered Other Mortgage Assets. To meet the Company's investment criteria, the Mortgage Loans to be acquired by the Company will generally conform to the underwriting guidelines established by Fannie Mae, FHLMC or other credit insurers. Applicable banking laws generally require that an appraisal be obtained in connection with the original issuance of Mortgage Loans by the lending institution. The Company does not intend to obtain additional appraisals at the time of acquiring Mortgage Loans.

  The Mortgage Loans may be originated by or purchased from various Suppliers of Mortgage Assets throughout the United States, such as savings and loan associations, banks, mortgage bankers, home builders, insurance companies and other mortgage lenders. The Company may acquire Mortgage Loans directly from originators and from entities holding Mortgage Loans originated by others. The Board of Directors of the Company has not established any limits upon the geographic concentration of Mortgage Loans to be acquired by the Company or the credit quality of Suppliers of Mortgage Assets. See "Risk Factors-- Interest Rate Fluctuations May Decrease Net Interest Income" and "--No Current Mortgage Assets."

  The Company anticipates that it will acquire primarily ARMs. The interest rate on ARMs is typically tied to an index (such as the One-Year U.S. Treasury Rate published by the Federal Reserve Board, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco or LIBOR) and is adjustable periodically at various intervals. Such Mortgage Loans may be subject to lifetime or periodic interest rate or payment caps.

  Conforming and Nonconforming Mortgage Loans. The Company may acquire both Conforming and Nonconforming Mortgage Loans for securitization. Conforming Mortgage Loans comply with the requirements for inclusion in a loan guarantee program sponsored by Fannie Mae, FHLMC or GNMA. Under current regulations, the maximum principal balance allowed on Conforming Mortgage Loans ranges from $214,600 for one-unit residential loans ($321,000 for such residential loans secured by mortgage properties located in either Alaska or Hawaii) to $412,450 for four-unit residential loans ($618,875 for such residential loans secured by mortgaged properties located in either Alaska or Hawaii). Nonconforming Mortgage Loans are Mortgage Loans that do not qualify in one or more respects for purchase by Fannie Mae or FHLMC under their standard programs. The Company expects that a majority of Nonconforming Mortgage Loans it purchases will be nonconforming primarily because they have original principal balances which exceed the requirements for FHLMC or Fannie Mae programs.

  Commitments to Mortgage Loan Sellers. The Company may issue commitments ("Commitments") to originators and other sellers of Mortgage Loans who follow policies and procedures that generally comply with Fannie Mae and FHLMC regulations and guidelines and that comply with all applicable federal and state laws and regulations for Mortgage Loans secured by single-family (one-to-four units) residential properties. In addition, Commitments may be issued for Agency Certificates as well as privately issued Pass-Through Certificates and Mortgage Loans. Commitments will obligate the Company to purchase Mortgage Assets from the holders of the Commitments for a specific period of time, in a specific aggregate principal amount and at a specified price and margin over an index. Although the Company may commit to acquire Mortgage Loans prior to funding, all Mortgage Loans are to be fully funded prior to their acquisition by the Company. Following the issuance of Commitments, the Company will be exposed to risks of interest rate fluctuations similar to those risks on its adjustable-rate Mortgage Assets.

  Securitization of Mortgage Loans. The Mortgage Loans will be acquired by the Company and held until a sufficient quantity has been accumulated for securitization. During the accumulation period, the Company will be subject to risks of borrower defaults and bankruptcies, fraud losses and special hazard losses (such as those occurring from earthquakes or floods) that are not covered by standard hazard insurance. In the event of a default on any Mortgage Loan held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral underlying the Mortgage Loan and the principal amount of the Mortgage Loan. No assurance can be given that any such mortgage, fraud or hazard insurance will adequately cover a loss suffered by the Company. Also during the accumulation period, the costs of financing the Mortgage Loans through reverse repurchase agreements and other borrowings and lines of credit with warehouse lenders could exceed the interest income on the Mortgage Loans. It may not be possible or economical for the Company to complete the securitization for all Mortgage Loans that the Company acquires, in which case the Company will continue to bear the risks of borrower defaults and special hazard losses.

  Protection Against Mortgage Loan Risks. It is anticipated that each Mortgage Loan purchased will have a commitment for mortgage pool insurance from a mortgage insurance company with a claims-paying ability in one of the two highest rating categories by either of the Rating Agencies. Mortgage pool insurance insures the payment of certain portions of the principal and interest on Mortgage Loans. In lieu of mortgage pool insurance, the Company may arrange for other forms of credit enhancement such as letters of credit, subordination of cash flows, corporate guaranties, establishment of reserve accounts or over-collateralization. The Company expects that all Mortgage Loans to be acquired will be reviewed by a mortgage pool insurer or other qualified Mortgage Loan underwriter to ensure that the credit quality of the Mortgage Loans meets the insurer's guidelines. The Company intends to rely primarily upon the credit evaluation of such third-party mortgage pool insurer or underwriter issuing the commitment rather than make its own independent credit review in determining whether to purchase a Mortgage Loan. Credit losses covered by the pool insurance policies or other forms of credit enhancement are restricted to the limits of their contractual obligations and may be lower than the principal amount of the Mortgage Loan. The pool insurance or credit enhancement will be issued when the Mortgage Loan is subsequently securitized, and the Company will be at risk for credit losses on that Mortgage Loan prior to its securitization.

  In addition to credit enhancement, the Company anticipates that it will also obtain a commitment for special hazard insurance on the Mortgage Loans, if available at a reasonable cost, to mitigate casualty losses that are not usually covered by standard hazard insurance, such as vandalism, war, earthquake and floods. This special hazard insurance is not in force during the accumulation period, but is activated instead at the time the Mortgage Loans are pledged as collateral for the Mortgage Securities.

  It is expected that when the Company acquires Mortgage Loans, the seller will generally represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage Loans and generally agree to repurchase any Mortgage Loan with respect to which there is fraud or misrepresentation. The Company will provide similar representations and warranties when the Company sells or pledges the Mortgage Loans as collateral for Mortgage Securities. If a Mortgage Loan becomes delinquent and the pool insurer is able to prove that there was a fraud or misrepresentation in connection with the origination of the Mortgage Loan, the pool insurer will not be liable for the portion of the loss attributable to such fraud or misrepresentation. Although the Company will generally have recourse to the seller based on the seller's representations and warranties to the Company, the Company will generally be at risk for loss to the extent the seller does not perform its repurchase obligations.

MANAGEMENT POLICIES AND PROGRAMS

 Asset Acquisition Policy

  The Company will only acquire those Mortgage Assets that are consistent with the Company's balance sheet guidelines and risk management objectives. Since the intention of the Company is generally to hold its Mortgage Assets until maturity, the Company will generally not seek to acquire Mortgage Assets with investment returns that are attractive only in a limited range of scenarios. The Company believes that future interest rates and mortgage prepayment rates are very difficult to predict. Therefore, the Company will seek to acquire Mortgage Assets that it believes will provide competitive returns over a broad range of interest rate and prepayment scenarios.

  The Company will acquire Mortgage Assets that it believes will maximize returns on capital invested, after considering (i) the amount and nature of the anticipated cash flow from the Mortgage Assets, (ii) the Company's ability to pledge Mortgage Assets to secure collateralized borrowings, (iii) the increase in the Company's capital requirement determined by the Company's Capital and Leverage Policy resulting from the purchase and financing of Mortgage Assets, (iv) the costs of financing, hedging, managing, securitizing and reserving for Mortgage Assets, and (v) the Company's credit risk management policy. Prior to acquisition of a Mortgage Asset, potential returns on capital employed are assessed over the life of the Mortgage Asset and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios.

  The Company will also give consideration to balance sheet management and risk diversification issues. A specific Mortgage Asset that is being evaluated for potential acquisition is deemed more or less valuable to the Company to the extent it serves to increase or decrease certain interest rate or prepayment risks that may exist in the balance sheet, to diversify or concentrate credit risk, and to meet the cash flow and liquidity objectives the Company may establish for the balance sheet from time to time. The Company will evaluate the addition of a potential Mortgage Asset and its associated borrowings and hedges to the balance sheet and the impact that the potential Mortgage Asset would have on the risk in, and returns generated by, the Company's balance sheet as a whole over a variety of scenarios.

  The Company will focus primarily on the acquisition of adjustable-rate Mortgage Assets, and believes that currently such products are more attractive for the Company's purposes than are fixed-rate Mortgage Assets. Although the cost of hedging a fixed-rate Mortgage Asset to meet the Company's asset/liability management goals is usually significant, the Company may purchase fixed-rate Mortgage Assets (generally in combination with hedging instruments) in the future should the potential returns on capital invested, after hedging and all other costs, exceed the returns available from other Mortgage Assets or if the purchase of such Mortgage Assets would serve to reduce or diversify the risks of the Company's balance sheet.

  The Company may also purchase the stock of other mortgage REITs or similar companies when it believes that such purchase will yield relatively attractive returns on capital employed. When the stock market valuations of such companies are low in relation to the market value of their assets, such stock purchases can be a way for the Company to acquire an interest in a pool of Mortgage Assets at an attractive price. The Company does not, however, presently intend to invest in the securities of other issuers for the purpose of exercising control or to underwrite securities of other issuers.

  The Company intends to acquire new Mortgage Assets, and will also seek to expand its capital base in order to further increase the Company's ability to acquire new Mortgage Assets, when the potential returns from new Mortgage Assets appear attractive relative to the return expectations of stockholders (as expressed principally by the effective dividend yield of the Common Stock). The Company may in the future acquire Mortgage Assets by offering its debt or equity securities in order to acquire such Mortgage Assets.

  The Company generally intends to hold Mortgage Assets to maturity. In addition, the REIT Provisions of the Code limit in certain respects the ability of the Company to sell Mortgage Assets. See "Federal Income Tax Consequences--Taxation of the Company." The Company may decide to sell Mortgage Assets from time to time, however, for a number of reasons including, without limitation, to dispose of a Mortgage Asset as to which credit risk concerns have arisen, to reduce interest rate risk, to substitute one type of Mortgage Asset for another to improve yield or to maintain compliance with the 55% requirement under the Investment Company Act, and generally to restructure the balance sheet when the Company deems such action advisable. The Company will select any Mortgage Assets to be sold according to the particular purpose such sale will serve. The Company's Board of Directors has not adopted a policy that would restrict the Company's authority to determine the timing of sales or the selection of Mortgage Assets to be sold.

  As a requirement for maintaining REIT status, the Company must distribute to stockholders annually aggregate dividends equaling at least 95% of its Taxable income. See "Federal Income Tax Consequences-- Distribution Requirement." The Company will make additional distributions of capital when the return expectations of the stockholders (as expressed principally by the effective dividend yield of its Common Stock) appear to exceed returns potentially available to the Company through making new investments in Mortgage Assets. Subject to the limitations of applicable securities and state laws, the Company can distribute capital by making purchases of its own Common Stock, through paying down or repurchasing any outstanding uncollateralized debt obligations, or through increasing the Company's dividend to include a return of capital.

 Capital and Leverage Policy

  General. The Company's goal is to strike a balance between the under-utilization of leverage, which reduces potential returns to stockholders, and the over-utilization of leverage, which could reduce the Company's ability to meet its obligations during adverse market conditions. As described below, the Company has established a Capital and Leverage Policy that limits its ability to acquire additional Mortgage Assets during times when the actual capital base of the Company is less than a required amount defined in such Policy, currently an 8% equity ratio. In this way, the use of balance sheet leverage is better controlled. The actual capital base for the purpose of the Capital and Leverage Policy is equal to the market value of total Mortgage Assets less the book value of total collateralized borrowings. The actual capital base, as so defined, represents the approximate liquidation value of the Company and approximates the market value of Mortgage Assets less the book value of total collateralized borrowings. The actual capital base, as so defined, represents the approximate liquidation value of the Company and approximates the market value of Mortgage Assets that can be pledged or sold to meet over-collateralization requirements for the Company's borrowings. The unpledged portion of the Company's actual capital base is available to be pledged or sold as necessary to maintain over-collateralization levels for the Company's borrowings.

  Acquisition of Mortgage Assets. The Company is prohibited from acquiring net additional Mortgage Assets during periods when the actual capital base of the Company is less than the minimum amount required under the Capital and Leverage Policy (except when such asset acquisitions may be necessary to maintain REIT status or the Company's exemption from the Investment Company
Act). In addition, if the actual capital base falls below the requirement of the Capital and Leverage Policy, the Manager is required to submit to the Company's Board of Directors a plan designed to bring the Company back to its target capital-to-assets ratio. It is anticipated that in many circumstances this goal will be achieved over time without active management through the natural process of mortgage principal repayments and increases in the market values of Mortgage Assets as their coupon rates adjust upwards to market levels. The Company anticipates that the actual capital base is likely to temporarily exceed the capital requirement during periods following new equity offerings, including the Offering, and during periods of falling interest rates and that the actual capital base is likely to fall below the Capital and Leverage Policy requirements during periods of rising interest rates.

  The first component of the Company's Capital and Leverage Policy requirements is the current aggregate overcollateralization amount, or "haircut," lenders will require the Company to hold as capital. The haircut for each Mortgage Asset is determined by the lender based on the risk characteristics and liquidity of the particular

Mortgage Asset. Haircut levels on individual borrowings generally range from 3% for Agency Certificates to 20% for certain Privately Issued Certificates, and are likely to average between 3% and 10% for the Company as a whole. Should the market value of the pledged Mortgage Assets decline, the Company will be required to deliver additional collateral to the lenders in order to maintain a constant over-collateralization level on its borrowings.

  The second component of the Company's Capital and Leverage Policy requirements is the "liquidity capital cushion." The liquidity capital cushion is an additional amount of capital in excess of the haircut maintained by the Company in order to help it meet the demands of the lenders for additional collateral should the market value of its Mortgage Assets decline. The liquidity capital cushions assigned to the Company's portfolio of Mortgage Assets are based on the Company's assessment of each Mortgage Asset's market price volatility, credit risk, liquidity and attractiveness for use as collateral by lenders. This process relies on the Company's ability to identify and weigh the relative importance of these and other factors. Consideration is also given to hedges associated with the Mortgage Assets and any effect such hedges may have on reducing net market price volatility, concentration or diversification of credit and other risks in the balance sheet as a whole and the net cash flows that can be expected to arise from the interaction of the various components of the Company's balance sheet. The Company anticipates that at least 50% of the Mortgage Assets shall be invested in Agency Certificates, AAA (or comparably) rated adjustable-rate Mortgage Securities or Mortgage Assets with similar liquidity characteristics. The Company's Board of Directors will review on a periodic basis various analyses by the Manager of the risks inherent in the Company's balance sheet, including an analysis of the effects of various scenarios on the Company's net cash flows, earnings, dividends, liquidity and net market value. Should the Company's Board of Directors determine that the minimum required capital base set by the Capital and Leverage Policy is either too low or too high, the Board of Directors will raise or lower the capital requirement accordingly.

  Under current market conditions, the Company will seek to maintain its aggregate minimum capital base at approximately 10% of the market value of its Mortgage Assets. This percentage will fluctuate over time as the composition of the balance sheet changes, haircut levels required by lenders change, the market value of the Mortgage Assets change and as liquidity capital cushion percentages set by the Company's Board of Directors are adjusted over time. However, the Company's aggregate minimum capital requirement will not fall below 8% of its Mortgage Assets, taking into account callable debt such as repurchase agreements subject to margin calls. The Company's policy for aggregate minimum capital requirements will be reviewed by its Board of Directors upon issuance of any non-callable debt and as market conditions change.

  The Company's Borrowings. Pursuant to the Company's overall business strategy, a substantial portion of the Company's borrowings will be short-term or adjustable-rate. The Company's borrowings are expected to be primarily reverse repurchase agreements, but in the future may also be obtained through loan agreements, warehouse lines of credit, Dollar-Roll Agreements, and other credit facilities with institutional lenders and issuance of debt securities such as commercial paper, medium-term notes, CMOs and senior or subordinated notes. The Company intends to enter into financing transactions only with institutions that it believes are sound credit risks and to follow other internal policies designed to limit its credit and other exposure to financing institutions. The Company will only enter into repurchase agreements transactions with counter-parties rated investment grade by a nationally recognized rating service.

  The Company anticipates that, upon repayment of each borrowing in the form of a reverse repurchase agreement, the collateral will immediately be used for borrowing in the form of a new reverse repurchase agreement. The Company has not at the present time entered into any commitment agreements under which a lender would be required to enter into any reverse repurchase agreements during a specified period of time, nor does the Company presently plan to have liquidity facilities with commercial banks. See "Risk Factors--No Current Borrowing Arrangements." The Company, however, may enter into such commitment agreements in the future if deemed favorable to the Company. The Company will enter into reverse repurchase agreements primarily with national broker-dealers, commercial banks and other lenders that typically offer such financing. The Company will enter into collateralized borrowings only with financial institutions meeting credit standards approved by the Company's Board of Directors, including a majority of Unaffiliated Directors, and monitor the financial condition of such institutions on a regular basis.

  A reverse repurchase agreement, although structured as a sale and repurchase obligation, acts as a financing under which the Company effectively pledges its Mortgage Assets as collateral to secure a short-term loan. Generally, the other party to the agreement will make the loan in an amount equal to a percentage of the market value of the pledged collateral. At the maturity of the reverse repurchase agreement, the Company is required to repay the loan and, correspondingly, receives back its collateral. While used as collateral, Mortgage Assets continue to pay principal and interest that inure to the benefit of the Company. In the event of the insolvency or bankruptcy of the Company, certain reverse repurchase agreements may qualify for special treatment under the Bankruptcy Code, the effect of which would be, among other things, to allow the creditor under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to foreclose on the collateral agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repurchase agreement, the lender may be permitted under applicable insolvency laws, to repudiate the contract, and the Company's claim against the lender for damages therefrom may be treated simply as one of an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depositary institution subject to the Federal Deposit Insurance Act, the Company's ability to exercise its rights to recover its securities under a reverse repurchase agreement or to be compensated for any damages resulting from the lender's insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Company.

  The Company expects that substantially all of its borrowing agreements will require the Company to deposit additional collateral in the event the market value of existing collateral declines, which may require the Company to sell Mortgage Assets to reduce the borrowings. The Company liquidity management policy is designed to maintain a cushion of equity sufficient to provide required liquidity to respond to the effects under its borrowing arrangements of interest rate movements and changes in market value of its Mortgage Assets, as described above. However, a major disruption of the reverse repurchase or other market relied on by the Company for short-term borrowings would have a material adverse effect on the Company unless the Company were able to arrange alternative sources of financing on comparable terms. See "Risk Factors-- Substantial Leverage and Potential Net Interest and Operating Losses in Connection With Borrowings" and "--Interest Rate Fluctuations May Decrease Net Interest Income."

CREDIT RISK MANAGEMENT POLICY

  The Company will review credit risk and other risks of loss associated with each investment. In addition, the Company will seek to diversify the Company's portfolio of Mortgage Assets to avoid undue geographic, insurer, industry and certain other types of concentrations. The Company's Board of Directors will monitor the overall portfolio risk and determine appropriate levels of provision for loss.

  With respect to its Mortgage Securities, the Company will be exposed to various levels of credit and special hazard risk, depending on the nature of the underlying Mortgage Assets and the nature level of credit enhancements supporting such securities. Each of the Mortgage Assets acquired by the Company will have some degree of protection from normal credit losses. Agency Certificates are covered by credit protection in the form of a 100% guarantee from a government sponsored entity (Fannie Mae, FHLMC or GNMA). Privately Issued Certificates represent interests in pools of residential mortgage loans with partial credit enhancement. Credit loss protection for Privately Issued Certificates is achieved through the subordination of other interests in the pool to the interest held by the Company, through pool insurance or through other means. The degree of credit protection varies substantially among Privately Issued Certificates.

  The Company anticipates that at least 50% of the Company's total Mortgage Assets will be Agency Certificates or carry a AAA or have a comparable rating from one of the Rating Agencies. The Company further anticipates that at least 75% of the Company's total Mortgage Assets will be comprised of Agency Certificates or have at least an A rating from one of the Rating Agencies. The Company anticipates that Other Mortgage Assets will not constitute more than 25% of the Mortgage Asset portfolio's value; such investments will not be made by the Company unless they are determined by the Manager to be of comparable quality to a High Quality Mortgage Security. The Company intends to structure its portfolio to maintain a minimum weighted average rating (including the Manager's deemed comparable ratings for unrated Mortgage Assets based on a comparison to rated Mortgage Securities with like characteristics) of at least AA (or a comparable rating) by at least one of the Rating Agencies. However, there can be no assurance that such structure will be achieved and the Company is not obligated to liquidate any assets to achieve its desired weighted average rating.

  The Company will review the quality of the Mortgage Loans at the time of acquisition and on an ongoing basis. During the time it holds Mortgage Loans, the Company will be subject to risks of borrower defaults and bankruptcies and special hazard losses (such as those occurring from earthquakes or floods) that are not covered by standard hazard insurance. However, the Company will generally obtain credit enhancements such as mortgage pool or special hazard insurance for its Mortgage Loans, and individual Mortgage Loans may be covered by FHA insurance, VA guarantees or private mortgage insurance and, to the extent securitized into Agency Certificates, by such government sponsored entity obligations or guarantees.

  Compliance with the credit risk management policy guidelines shall be determined at the time of purchase of Mortgage Assets (based on the most recent valuation utilized by the Company) and will not be affected by events subsequent to such purchase, including, without limitation, changes in characterization, value or rating of any specific Mortgage Assets or economic conditions or events generally affecting any Mortgage Assets of the type held by the Company.

ASSET/LIABILITY MANAGEMENT POLICIES

  Interest Rate Risk Management Policy. To the extent consistent with its election to qualify as a REIT, the Company will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. The Company intends to minimize its interest rate risk from borrowings by attempting to match the maturity of its debts to the interest rate adjustment periods on its Mortgage Assets. Under normal market conditions, the Company will attempt to keep the difference between the weighted average time to "reset" on its Mortgage Assets to the weighted average time to reset on its debts to 90 days or less, taking into account all hedging transactions, although there can be no assurance that the Company will be able to limit such "reset" periods. This policy will be reviewed by the Company's Board of Directors if the Company incurs long-term non-callable borrowings and as market conditions change. In addition to "reset" periods, the Company also intends to manage differences in interest rate indices between its Mortgage Assets and borrowings. See "Risk Factors--Failure to Successfully Manage Interest Rate Risks May Adversely Affect Results of Operations."

  The Company's interest rate risk management policy is formulated with the intent to offset the potential adverse effects resulting from rate adjustment limitations on its Mortgage Assets and the differences between interest rate adjustment indices and interest rate adjustment periods of its adjustable-rate Mortgage Assets and related borrowings. The Company's anticipates being able to adjust the average maturity period of such borrowings on an ongoing basis by changing the mix of maturities and interest rate adjustment periods as borrowings come due and are renewed. Through use of these procedures, the Company will seek to minimize any differences between interest rate adjustment periods of adjustable-rate Mortgage Assets and related borrowings that may occur.

  In general, the Company intends to mitigate lifetime cap risk associated with its adjustable-rate Mortgage Assets. The policy will be to attempt to limit the effective interest rate on substantially all of the Company's liabilities as a whole to a rate equal to the weighted average lifetime cap of its adjustable-rate Mortgage Assets. Under current market conditions, the Company does not intend to enter into transactions to mitigate its periodic cap risk. The Company will manage this risk through its leverage and asset/liability policies.

  The Company intends to purchase from time to time interest rate caps, interest rate swaps and similar instruments to attempt to mitigate the risk of the cost of its variable-rate liabilities increasing at a faster rate than the earnings on its Mortgage Assets during a period of rising rates. In this way, the Company intends generally to hedge as much of the interest rate risk as is in its best interests, given the cost of such hedging transactions and the need to maintain the Company's status as a REIT. This determination may result in the Company bearing a level of interest rate risk that could otherwise be hedged when the Company believes, based on all relevant facts, that bearing such risk is advisable. The Company may also, to the extent consistent with its compliance with the REIT Provisions of the Code and Maryland law, utilize financial futures contracts, options and forward contracts as a hedge against future interest rate changes. The Company will not invest in financial futures contracts or options thereon that would cause the Manager or the Company to have to register under the Commodities Exchange Act. The Company's hedging strategy may lower the earnings and dividends of the Company in the short-term in order to further the objective of maintaining competitive levels of earnings and dividends over the long-term. The Company does not intend to hedge for speculative purposes.

  The Company may elect to conduct a portion of its hedging operations through one or more subsidiary corporations that would not be a Qualified REIT Subsidiary and would be subject to federal and state income taxes. In order to comply with the nature of asset tests applicable to the Company as a REIT, the value of the securities of any such subsidiary held by the Company must be limited to less than 5% of the value of the Company's total Mortgage Assets as of the end of each calendar quarter and no more than 10% of the voting securities of any such subsidiary may be owned by the Company. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Asset Tests." A taxable subsidiary would not elect REIT status and would distribute any net profit after taxes to the Company and its other stockholders. Any dividend income received by the Company from any such taxable subsidiary (combined with all other income generated from the Company's Mortgage Assets, other than Qualified REIT Real Estate Assets) must not exceed 25% of the gross income of the Company. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Gross Income Tests."

  Prepayment Risk Management Policy. The Company will seek to minimize the effects of faster or slower than anticipated prepayment rates through structuring a diversified portfolio with a variety of prepayment characteristics, investing in Mortgage Assets with prepayment prohibitions and penalties, investing in certain Mortgage Security structures that have prepayment protections, and balancing Mortgage Assets purchased at a premium with Mortgage Assets purchased at a discount. The Company intends to invest in Mortgage Assets that on a portfolio basis do not have significant purchase price premiums. Under normal market conditions, the Company will seek to keep the aggregate capitalized purchase premium of the portfolio to 3% or less. In addition, the Company may in the future purchase Principal Only Derivatives to a limited extent as a hedge against prepayment risks. Prepayment risk will be monitored by the Manager and the Company's Board of Directors through periodic review of the impact of a variety of prepayment scenarios on the Company's revenues, net earnings, dividends, cash flows and net balance sheet market value.

  The Company believes that it has developed a cost-effective asset/liability management program to mitigate interest rate and prepayment risks. However, no strategy can completely insulate the Company from interest rate changes, prepayment risks and defaults by Counter-parties. Further, as noted above, certain of the federal income tax requirements that the Company must satisfy to qualify as a REIT limit the Company's ability to fully hedge its interest and prepayment risks. The Company will monitor carefully, and may have to limit, its asset/liability management program to assure that it does not realize excessive hedging income, or hold hedging Mortgage Assets having excess value in relation to total Mortgage Assets, which would result in the Company's disqualification as a REIT or, in the case of excess hedging income, the payment of a penalty tax for failure to satisfy certain REIT income tests under the Code, provided such failure was for reasonable cause. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT." In addition, asset/liability management involves transaction costs that increase dramatically as the period covered by the hedging protection increases. Therefore, the Company may be prevented from effectively hedging its interest rate and prepayment risks.

MORTGAGE LOAN SECURITIZATION TECHNIQUES

  The Company will seek to contract with conduits, financial institutions, mortgage bankers, investment banks and others to purchase Mortgage Loans that they are originating. The Company anticipates that it will have sufficient purchasing power in some circumstances to induce origination firms to originate Mortgage Loans to the Company's specifications. The Company intends to enhance the value and liquidity of all the Mortgage Loans it acquires by securitizing the Mortgage Loans into Mortgage Securities in the manner which will best meet its own needs.

  In addition to creating Mortgage Securities from the Mortgage Loans in its portfolio, the Company may also from time to time "re-securitize" portions of its Mortgage Securities portfolio. In a resecuritization transaction, Mortgage Securities rather than Mortgage Loans are used as collateral to create new Mortgage Securities. This would typically be done as the Mortgage Loans underlying the securities improve in credit quality through seasoning, as values rise on the underlying properties or when the credit quality of a junior class of Mortgage Security improves due to prepayment of more senior classes. Such transactions can result in improved credit ratings, higher market values and lowered borrowing costs.

  The Company may conduct its securitization activities through one or more taxable or Qualified REIT Subsidiaries formed for such purpose. The Company does not intend to conduct its securitization activities through the Manager or the Manager's Affiliates.

OTHER POLICIES

  The Company may purchase stock in other mortgage REITs or stock in similar companies when the Company believes that such purchases will yield relatively attractive returns on capital employed. When the stock market valuations of such companies are low in relation to the market value of their assets, the Company believes that such stock purchases can be a way for the Company to acquire an interest in a pool of Mortgage Assets at an attractive price. The Company does not, however, presently intend to invest in the securities of other issuers for the purpose of exercising control or to underwrite securities of other issuers.

  The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act. The Company does not currently intend to (i) originate Mortgage Loans or (ii) offer securities in exchange for real property.

FUTURE REVISIONS IN POLICIES AND STRATEGIES

  The Company's Board of Directors has established the investment policies, the operating policies and the strategies set forth in this Prospectus. The Board of Directors has the power to modify or waive such policies and strategies without the consent of the stockholders to the extent that the Board of Directors (including a majority of the Unaffiliated Directors) determines that such modification or waiver is in the best interests of stockholders. Among other factors, developments in the market that affect the policies and strategies mentioned herein or which change the Company's assessment of the market may cause the Company's Board of Directors to revise its policies and strategies. However, if such modification or waiver relates to the relationship of, or any transaction between, the Company and the Manager or any Affiliate of the Manager, the approval of a majority of the Unaffiliated Directors is also required.

LEGAL PROCEEDINGS

  There are no material pending legal proceedings to which the Company or the Manager is a party or to which any property of the Company or the Manager is subject. The Company recently received a demand from a company with a similar name requesting that the Company not operate under the name "Apex Mortgage Capital." See "Risk Factors--Litigation".

  From time to time the TCW Group is involved in litigation in connection with its operations, including litigation involving the operations of the MBS Group. Such litigation has included certain senior officers of the TCW Group, including certain of the officers of the Company and the Manager, as defendants. The Company believes that there are no legal proceedings that would materially adversely affect the Manager's or the Company's executive officers' ability to manage the Company.

                           MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

  The executive officers of the Company are as follows:

   NAME                          AGE POSITION
   ----                          --- --------
   Philip A. Barach............  45  President and Chief Executive Officer
                                     Vice Chairman of the Board, Chief Invest-
   Jeffrey E. Gundlach.........  39  ment Officer
   Daniel K. Osborne...........  32  Executive Vice President, Chief Operating
                                      Officer and Chief Financial Officer
   Joseph J. Galligan..........  38  Senior Vice President
   Michael E. Cahill...........  46  Secretary

  Philip A. Barach. Mr. Barach is President, Chief Executive Officer and a Director of the Company. Mr. Barach is also a Group Managing Director and Chief Investment Officer of Investment Grade Fixed Income of the TCW Group and the Manager. Mr. Barach is a member of the TCW Group's MBS Group. Mr. Barach joined TCW in 1987 after being employed by Sun Life Insurance Company, where he was Senior Vice President and Chief of Investments. Previously, Mr. Barach served as head of Fixed Income Investments for the State of California Retirement System. Mr. Barach attended the Hebrew University of Jerusalem, where he received a B.A. degree in International Relations and an M.B.A. degree in Finance.

  Jeffrey E. Gundlach. Mr. Gundlach is Chief Investment Officer and Vice Chairman of the Board of the Company. Mr. Gundlach is also a Group Managing Director of the TCW Group and the Manager. Mr. Gundlach has been with the TCW Group since 1985. Previously, Mr. Gundlach was employed by Transamerica Corporation's Property/Casualty Insurance division, where he was a Senior Loss Reserve Analyst responsible for investment discount and funding strategies. Mr. Gundlach is also a member of the TCW Group's MBS Group. Mr. Gundlach is a graduate of Dartmouth College, holding B.A. degrees in Mathematics and Philosophy (summa cum laude). He also attended Yale University as a Ph.D. candidate in Mathematics.

  Daniel K. Osborne. Mr. Osborne is Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company. Mr. Osborne is also a Senior Vice President of the TCW Group and the Manager. Mr. Osborne joined the TCW Group in 1994 as part of the MBS Group, managing fixed income mutual funds. Prior to joining TCW, from 1992 to 1994, Mr. Osborne was a Vice President of ASR Investments Corporation ("ASR"), a publicly held REIT investing in Mortgage Assets. At ASR, Mr. Osborne was responsible for asset/liability management and the supervision and preparation of public reporting. Prior to his employment with ASR, Mr. Osborne was a Certified Public Accountant with Deloitte & Touche LLP specializing in REITs, mortgage securities and publicly held companies. He holds a B.S. degree in Accounting from Arizona State University.

  Joseph J. Galligan. Mr. Galligan is Senior Vice President of the Company. Prior to joining the TCW Group in 1991, Mr. Galligan was a Vice President at Smith Barney in the Mortgage-Backed Specialist Group. Prior to that, he spent five years at First Boston as Vice President in the same area. In addition, Mr. Galligan spent over three years at Scudder Stevens & Clark as a Portfolio Manager/Trader. He holds a B.S. degree in Economics with a concentration in Finance from the Wharton School of Business at the University of Pennsylvania. Mr. Galligan is a Chartered Financial Analyst.

  Michael E. Cahill. Mr. Cahill is the Secretary of the Company. Mr. Cahill is a Managing Director and General Counsel of the Manager, TCW and certain of its Affiliates. Prior to joining the TCW Group in 1991, Mr. Cahill was Senior Vice President and General Counsel of Act III Communications. Previously, he was in private corporate law practice with O'Melveny & Myers and, prior to that, with Shenas, Robbins, Shenas & Shaw in San Diego. He is a member of the State Bar of California and of the Province of Ontario and is admitted to various courts, including the U.S. Supreme Court. Mr. Cahill holds B.A. degrees in Mathematics and Philosophy from Bishops University, Quebec, an LL.M. degree from Harvard University and an LL.B. degree from Osgoode Hall Law School, York University, Toronto.

  The directors of the Company are as follows:

       NAME                          AGE POSITION
       ----                          --- --------
       Marc I. Stern...............  53  Chairman of the Board
       Jeffrey E. Gundlach(1)......  39  Vice Chairman of the Board
       Philip A. Barach(1).........  45  Director
       John C. Argue...............  65  Proposed Director
       Carl C. Gregory, III........  49  Proposed Director
       Peter G. Allen..............  39  Proposed Director
       John A. Gavin...............  65  Proposed Director

--------
(1) See above for certain biographical information regarding Messrs. Barach and Gundlach.

  Marc I. Stern. Mr. Stern is Chairman of the Board of Directors of the Company. Mr. Stern is Vice Chairman of the Board of Directors of the Manager and TCW Asset Management Company and a Director of TCW, Trust Company of the West and TCW Funds Management, Inc. ("TFMI"). Mr. Stern is also President of TCW and TFMI and Executive Vice President and Group Managing Director of Trust Company of the West. Mr. Stern is responsible for the TCW Group's international operations and is Chairman of TCW Americas Development, Inc., TCW Asia, Ltd. and TCW London International, Limited. Mr. Stern joined the TCW Group in 1990. Previously, Mr. Stern was President of Broad, Inc., Managing Director and Chief Administrative Officer of the Henley Group, Inc. and Senior Vice President of Allied-Signal, Inc. and related entities. Prior to holding such positions, Mr. Stern was associated with the law firm of Debevoise & Plimpton. Mr. Stern is also Director of Qualcomm, Inc. and the Los Angeles Music Center Opera, and a member of the Board of Trustees of The Salk Institute and Dickinson College. Mr. Stern is a member of the State Bars of New York and New Hampshire. Mr. Stern received a B.A. degree in Political Science from Dickinson College, an M.A. degree in Political Science from the Columbia University School of Public Law and Government, and a J.D. degree from the Columbia University School of Law.

  John C. Argue. Mr. Argue has consented to become a Director of the Company upon completion of the Offering. Mr. Argue is Of Counsel to the law firm of Argue Pearson Harbison & Myers. Mr. Argue is also a Director of Avery Dennison Corporation, CalMat Company, Coast Savings Financial Inc. and Coast Federal Bank. He is an advisory director of LAACO Ltd. Mr. Argue is a Trustee of the TCW Galileo Family of Funds, the TCW Convertible Securities Fund, Inc. and the TCW/DW Family of Funds. He is Chairman of the Rose Hills Foundation.

  Carl C. Gregory, III. Mr. Gregory has consented to become a Director of the Company upon completion of the Offering. Mr. Gregory has been Managing Partner of American Western Partners since 1995. He was Chairman, Chief Executive Officer and a Director of MIP Properties, Inc. from 1991 through 1995. Prior to 1991, Mr. Gregory was President of American Western Realty Corporation. Mr. Gregory has been Chairman of the Board of Directors of West Capital Financial Services Corp. since 1996, a Director of Pacific Gulf Properties, Inc. since 1997 and a Director of House of Fabrics since 1996. Mr. Gregory received a B.A. degree in Accounting from Southern Methodist University and an M.B.A. degree in Finance from the University of Southern California.

  Peter G. Allen. Mr. Allen has consented to become a Director of the Company upon completion of the Offering. Mr. Allen is an investment banker who now works as an independent investor and advisor. Previously, he worked at Morgan Stanley & Co. Incorporated for 15 years where he was the Managing Director responsible for the firm's investment banking operations in the southwestern United States. During his tenure at Morgan Stanley, Mr. Allen advised a number of companies in a wide variety of strategic and financial transactions. Mr. Allen was also the Managing Partner at Chartwell Partners from January 1997 through July 1997. Mr. Allen received his B.A. degree in economics, summa cum laude, at Yale University in 1980 and his M.B.A. degree at Stanford University in 1984.

  John A. Gavin. Mr. Gavin has consented to become a Director of the Company upon completion of the Offering. Mr. Gavin is founder and chairman of Gamma Services Corporation and a principal of Gavin, Dailey and Partners, both international capital and consulting firms. Since 1995, he has been affiliated with Hicks, Muse, Tate & Furst (Latin America) as Managing Director. Mr. Gavin is a member of the board of directors of Atlantic Richfield Company (ARCO); Dresser Industries; Pinkerton's, Inc.; International Wire Group; Fedco, Inc; and KAP Resources. Mr. Gavin is also a trustee of Hotchkis & Wiley Funds. From 1981 to 1986, Mr. Gavin was the United States Ambassador to Mexico. Mr. Gavin graduated from Stanford University with a degree in Economic History of Latin America.

  After the completion of the Offering, the Board of Directors of the Company will be divided into three classes, with the number of directors in each class as nearly equal in number as possible. Each class of directors will contain at least one affiliated director and at least one Unaffiliated Director. After the initial staggering period, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. All officers serve at the discretion of the Company's Board of Directors. Although the Company may have salaried employees, it currently has no such employees. The Company will pay an annual director's fee to each Unaffiliated Director of $10,000, a fee of $1,250 for each meeting of the Board of Directors attended by each Unaffiliated Director and reimbursement of costs and expenses of all directors for attending such meetings. Affiliated directors will not be separately compensated by the Company.

  The Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company. Therefore, the officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of the Manager, or its Affiliates, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and Its Affiliates--Conflicts Relating to the Manager Rendering Services to Others."

  The Bylaws of the Company provide that the Board of Directors shall have not less than three or more than nine members, as determined from time to time by the existing Board of Directors. The Board of Directors will initially have seven members consisting of three directors affiliated with the TCW Group and four Unaffiliated Directors. The Bylaws further provide that except in the case of a vacancy, the majority of the members of the Board of Directors and of any committee of the Board of Directors will at all times after the issuance of the shares of Common Stock in this Offering be Unaffiliated Directors. Vacancies occurring on the Board of Directors among the Unaffiliated Directors will be filled by the vote of a majority of the directors, including a majority of the Unaffiliated Directors.

  The Charter of the Company provides for the indemnification of the directors and officers of the Company to the fullest extent permitted by Maryland law. Maryland law generally permits indemnification of directors and officers against certain costs, liabilities and expenses that any such person may incur by reason of serving in such positions unless it is proved that: (i) the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of criminal proceedings, the director or officer had reasonable cause to believe that the act or omission was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  The Charter of the Company provides that the personal liability of any director or officer of the Company to the Company or its stockholders for money damages is limited to the fullest extent allowed by the statutory or decisional law of the State of Maryland as amended or interpreted. Maryland law authorizes the limitation of liability of directors and officers to corporations and their stockholders for money damages except (i) to the extent that it is proved that the person actually received an improper benefit in money, property, or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.

EXECUTIVE COMPENSATION

  The Company has not paid, and does not intend to pay, any annual compensation to the Company's executive officers for their services as executive officers. However, the Company may from time to time, in the discretion of the Board of Directors, grant options to purchase shares of the Company's Common Stock to the Manager, executive officers and directors of the Company pursuant to the Company's 1997 Stock Option Plan. See "--Stock Options" below.

STOCK OPTIONS

  The Company has adopted a stock option plan (the "1997 Stock Option Plan") that provides for the grant of both qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Code, and non-qualified stock options, stock appreciation rights and dividend equivalent rights. ISOs may be granted to the officers and key employees of the Company, if any. Non-qualified stock options may be granted to the Manager, directors, officers and any key employees of the Company and to the directors, officers and key employees of the Manager. The exercise price for any option granted under the 1997 Stock Option Plan may not be less than 100% of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the 1997 Stock Option Plan is to provide a means of performance-based compensation to the Manager in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company. The 1997 Stock Option Plan will become effective upon the closing of the Offering.

  Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1997 Stock Option Plan authorizes the grant of options to purchase an aggregate of up to 10% of the outstanding shares of the Company's Common Stock, but not more than 1,000,000 shares of Common Stock. If an option granted under the 1997 Stock Option Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 1997 Stock Option Plan. Unless previously terminated by the Board of Directors, the 1997 Stock Option Plan will terminate ten years from its effective date, and no options may be granted under the 1997 Stock Option Plan thereafter.

  The 1997 Stock Option Plan will be administered by a committee of the Board of Directors comprised entirely of Unaffiliated Directors (the "Compensation Committee"). Except for the grant of options issuable upon completion of the Offering described below, options granted under the 1997 Stock Option Plan will become exercisable in accordance with the terms of the grant made by the Compensation Committee. The Compensation Committee has discretionary authority to determine at the time an option is granted whether it is intended to be an ISO or a non-qualified option, and when and in what increments shares of Common Stock covered by the option may be purchased.

  Under current law, ISOs may not be granted to any director of the Company who is not also a full-time employee or to directors, officers and other employees of entities unrelated to the Company. In addition, no options may be granted under the 1997 Stock Option Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock of the Company.

  Each option must terminate no more than ten years from the date it is granted. Options may be granted on terms providing that they will be exercisable in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

  The exercise price of any option granted under the 1997 Stock Option Plan is payable in full (i) by cash, (ii) by surrender of shares of the Company's Common Stock having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by any combination of the foregoing, or (iv) by a full recourse promissory note executed by the optionholder. The terms of the promissory note may be changed from time to time by the Company's Board of Directors to comply with applicable regulations or other relevant pronouncements of the Service or the Commission.

  The Company's Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1997 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may increase the number of shares of Common Stock subject to the 1997 Stock Option Plan (with the exception of adjustments resulting from changes in capitalization), change the class of participants eligible to receive options granted under the 1997 Stock Option Plan or modify the period within which or the terms upon which the options may be exercised without stockholder approval.

STOCK OPTIONS OUTSTANDING

  The following table sets forth the stock options granted under the 1997 Stock Option Plan effective on the closing of the Offering.

                      STOCK OPTION GRANTS IN FISCAL 1997

                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                                                                          ANNUAL RATES
                                                                         OF STOCK PRICE
                                                                        APPRECIATION FOR
                           INDIVIDUAL GRANTS                             OPTION TERM(3)
                         ---------------------                        ---------------------
                         NUMBER OF  PERCENT OF
                         SECURITIES   TOTAL
                         UNDERLYING  OPTIONS   EXERCISE
                          OPTIONS   GRANTED TO PRICE(2)    EXPIRATION
NAME                     GRANTED(1) EMPLOYEES  ($/SHARE)      DATE      5% ($)    10% ($)
----                     ---------- ---------- ---------   ---------- ---------- ----------
Philip A. Barach........   40,000      25.8%    $15.00(4)     (5)     $  377,337 $  956,247
Jeffrey E. Gundlach.....   40,000      25.8%     15.00(4)     (5)        377,337    956,247
Daniel K. Osborne.......   35,000      22.6%     15.00(4)     (5)        330,170    836,715
Joseph J. Galligan......   25,000      16.1%     15.00(4)     (5)        235,835    597,653
Michael E. Cahill.......   15,000      10.0%     15.00(4)     (5)        141,501    358,593
Marc I. Stern...........   30,000       --       15.00(4)     (5)        283,003    717,184
Other(6)................  115,000       --       15.00(4)     (5)      1,084,843  2,749,206

--------
(1) The options granted are exercisable starting 14 months after the date of grant.

(2) The exercise price and tax withholding obligations incurred upon exercise of the options may be paid by the option holder by delivering already owned shares of Company Common Stock, including those which are issuable upon exercise of the options.

(3) The dollar amounts under these columns are the result of calculations at 5% and 10% compounded annual rates set by the Commission, and therefore are not intended to forecast future appreciation, if any, in the price of Common Stock.

(4) Based on an assumed initial public offering price of $15.00. See "Underwriting."

(5) Options will expire ten years after the closing of the Offering.

(6) These options will be granted to officers and employees of the Manager.

  In addition, upon the closing of the Offering, each Unaffiliated Director will receive an initial grant of options to purchase up to 25,000 shares of Common Stock at the initial public offering price. These options will expire ten years from the effective date of the 1997 Stock Option Plan. Any Unaffiliated Director newly elected to the Board of Directors thereafter may receive an identical initial grant at the fair market value on the date of grant.

                                  THE MANAGER

  The Company has no ownership interest in the Manager. The Manager, a California corporation, is a wholly-owned subsidiary of TCW. The Manager was established in 1992 and the TCW Group began operating in 1971 through one of its affiliates.

  The Manager will be responsible for the day-to-day operations of the Company and will perform such services and activities relating to the Mortgage Assets and operations of the Company as may be appropriate. At all times, the Manager will be subject to the direction and oversight of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be primarily involved in two activities: (i) asset/liability management--acquisition, financing, hedging, management and disposition of Mortgage Assets, including credit and prepayment risk management; and (ii) capital management--structuring, analysis, capital raising and investor relations activities. In conducting these activities, the Manager will formulate operating strategies for the Company, arrange for the acquisition of Mortgage Assets by the Company, arrange for various types of financing for the Company, monitor the performance of the Company's Mortgage Assets and provide certain administrative and managerial services in connection with the operation of the Company. The Manager will be required to manage the business affairs of the Company in conformity with the policies that are approved and monitored by the Company's Board of Directors. The Manager will be required to prepare regular reports for the Company's Board of Directors, which will review the Company's acquisitions of Mortgage Assets, portfolio composition and characteristics, credit quality, performance and compliance with policies previously approved by the Company's Board of Directors. See "--The Management Agreement" below and "Business and Strategy-- Management Policies and Programs."

  The Manager has not previously managed a REIT. In particular, the Manager has not previously managed a highly-leveraged pool of Mortgage Assets nor does the Manager have experience in complying with the asset limitations imposed by the REIT Provisions of the Code. Although management of the Company and the Manager have experience in managing mortgage capital, there can be no assurance that the past experience of the executive officers of the Company and the Manager will be appropriate to the business of the Company. Further, the experience of the Manager and the TCW Group should not be viewed as a reliable gauge of the potential success of the Company. See "Risk Factors-- Lack of Prior Experience."

  The directors and senior executive officers of the Manager are as follows:

               NAME              AGE                  POSITION
               ----              ---                  --------
                                     Chairman of the Board and Chief Executive
   Robert A. Day...............   53 Officer
   Thomas E. Larkin, Jr. ......   57 Vice Chairman of the Board
   Marc I. Stern(1)............   53 Vice Chairman of the Board
   Alvin R. Albe, Jr. .........   44 Director, Executive Vice President--
                                      Finance and Administration
                                     Managing Director and General Counsel,
   Michael E. Cahill(1)........   46  Secretary
   David K. Sandie.............   42 Chief Financial Officer and Managing
                                      Director, Assistant Secretary
   Hilary G. D. Lord...........   41 Chief Compliance Officer and Managing
                                      Director, Assistant Secretary
   Philip A. Barach(1).........   45 Group Managing Director
   Jeffrey E. Gundlach(1)......   39 Group Managing Director
   Daniel K. Osborne(1)........   32 Senior Vice President

--------
(1) See "Management of the Company--Directors and Executive Officers" for certain biographical information regarding Messrs. Stern, Cahill, Barach, Gundlach and Osborne.

  Robert A. Day. Mr. Day has served as Chairman of the Board and Chief Executive Officer of the Manager since its inception in 1992. Mr. Day is also Chairman of the Board and Chief Executive Officer of TCW, Trust Company of the West and TAMCO, as well as Chairman of the Board of the Oakmont Corporation. Mr. Day founded Trust Company of the West in 1971. Prior to 1971, Mr. Day was associated with the investment banking firm of White, Weld & Company in New York for three years and then formed Cypress Partners. He is Chairman and President of the W.M. Keck Foundation, a Director of Freeport, McMoRan, Inc., and a member of the Board of Trustees of Claremont McKenna College. Mr. Day received a B.A. degree from Claremont McKenna College.

  Thomas E. Larkin, Jr. Mr. Larkin has served as a Vice Chairman of the Board of the Manager since 1992. Mr. Larkin is also Chairman of the Board of TFMI (since 1987), Vice Chairman of TAMCO, Director and President of Trust Company of the West, and Director, Executive Vice President and Group Managing Director of TCW (all since 1977). Prior to joining the TCW Group in 1977, Mr. Larkin was Vice President and Director of Client Relations for Crocker Investment Management Corporation. Prior to that, he was Senior Vice President and Director of Marketing of Bernstein-Macaulay, Inc. with responsibility for marketing investment management services. He was previously with Blyth Eastman Dillon as a New Business Representative in the Employee Benefit Plan Department. Mr. Larkin is a member of the Board of Trustees of the University of Notre Dame and Mount Saint Mary's College, is a member of the Board of Directors of the California Pediatric & Family Medical Center Foundation, the Los Angeles Orthopaedic Hospital, the Los Angeles Music Center Operating Company, the Heart & Lung Surgery Foundation, the Los Angeles Sports Council, and the Board of Regents of Children's Hospital of Los Angeles. He also serves as a member of the Finance Council of the Archdiocese of Los Angeles and is a member of the Investment Committees of the Archdiocese of Los Angeles and Loyola Marymount University. Mr. Larkin received a B.A. degree in Economics from the University of Notre Dame.

  Alvin R. Albe, Jr. Mr. Albe has served as a Director and Executive Vice President--Finance and Administration of the Manager and TFMI since 1992, and has held the same positions with TAMCO and Trust Company of the West since 1991. Mr. Albe has also been Executive Vice President--Finance and Administration of TCW since 1991. Prior to joining the TCW Group in 1991, Mr. Albe was President of Oakmont Corporation, a privately held corporation which administers and manages assets for several families and individuals. Mr. Albe was associated with Oakmont Corporation from 1982 to 1991. Before that, he was Manager of Accounting at McMoRan Oil and Gas Co., and a Certified Public Accountant with Arthur Andersen & Co. in New Orleans. Mr. Albe received a B.S. degree in Accounting from the University of New Orleans.

  David K. Sandie. Mr. Sandie has served as Managing Director, Chief Financial Officer and Assistant Secretary of the Manager since 1992. Mr. Sandie has held similar positions with TFMI since 1987, TCW since 1986, and TAMCO and Trust Company of the West since 1984. Prior to joining the TCW Group in 1984, Mr. Sandie was an Audit Manager with Price Waterhouse & Company, where a significant portion of his audit experience was with financial service organizations. Mr. Sandie is a Certified Public Accountant. Mr Sandie received a B.A. degree in Political Science from the University of California at Los Angeles and an M.B.A. degree from the University of Southern California.

  Hilary G.D. Lord. Ms. Lord has served as a Managing Director, Chief Compliance Officer and Assistant Secretary of the Manager since 1992. Ms. Lord also holds such positions with TFMI, TAMCO and Trust Company of the West. Ms. Lord joined the TCW Group in 1987, having previously been a corporate and securities attorney with O'Melveny & Myers. Ms. Lord is a member of the Board of Governors of the Investment Counsel Association of America ("ICAA"), is a member of the Legal and Regulatory Committee of the ICAA and is a member of the National Association of Compliance Professionals. Ms. Lord is a member of the State Bar of California. Ms. Lord received a B.S. degree in Accounting and Finance from the University of California at Berkeley and an M.B.A. degree and a J.D. degree from the University of Chicago.

  The address of the Manager is 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

THE MANAGEMENT AGREEMENT

  The Company will enter into the Management Agreement with the Manager at the closing of the Offering for an initial term of two years. The Manager will be primarily involved in two activities: (i) asset/liability management-- acquisition, financing, hedging, management and disposition of Mortgage Assets, including credit and prepayment risk management; and (ii) capital management--oversight of the Company's structuring, analysis, capital raising and investor relations activities. In conducting these activities, the Manager will formulate operating strategies for the Company, arrange for the acquisition of Mortgage Assets by the Company, arrange for various types of financing for the Company, monitor the performance of the Company's Mortgage Assets and provide certain administrative and managerial services in connection with the operation of the Company. The Manager will be required to manage the business affairs of the Company in conformity with the policies that are approved and monitored by the Company's Board of Directors. The Manager will be required to prepare regular reports for the Company's Board of Directors that will review the Company's acquisitions of Mortgage Assets, portfolio composition and characteristics, credit quality, performance and compliance with the policies approved by the Company's Board of Directors.

  At all times, the Manager will be subject to the direction and oversight of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and the Company anticipates that the Manager will perform such services and activities relating to the Mortgage Assets and operations of the Company as may be appropriate, including:

    (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the Company's Board of Directors;

    (ii) assisting the Company in developing criteria for Mortgage Asset purchase commitments that are specifically tailored to the Company's long-term investment objectives and making available to the Company its knowledge and experience with respect to Mortgage Assets;

    (iii) representing the Company in connection with the purchase and commitment to purchase or sell Mortgage Assets, including the accumulation of Mortgage Loans for securitization and the incurrence of debt;

    (iv) arranging for the issuance of Mortgage Securities from a pool of Mortgage Loans;

    (v) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    (vi) monitoring and providing to the Company's Board of Directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in Mortgage Assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (vii) investing or reinvesting any money of the Company in accordance with its policies and procedures;

    (viii) providing the executive and administrative personnel, office space and services required in rendering services to the Company;

    (ix) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Company's Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer systems to perform such administrative functions;

    (x) providing the Company with general data processing, legal and administrative services to the extent required to implement the business strategy of the Company;

    (xi) counseling the Company in connection with policy decisions made by the Board of Directors;

    (xii) communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

    (xiii) evaluating and recommending hedging strategies to the Company's Board of Directors and, upon approval by the Board of Directors, engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT;

    (xiv) supervising compliance with the REIT Provisions of the Code and maintenance of an exemption from the Investment Company Act;

    (xv) qualifying and causing the Company to qualify to do business in all applicable jurisdictions;

    (xvi) causing the Company to retain qualified accountants and tax experts to assist in developing appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews;

    (xvii) providing all actions necessary for compliance by the Company with all federal, state and local regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

    (xviii) providing all actions necessary to enable the Company to make required federal, state and local tax filings and reports and generally enable the Company to maintain its status as a REIT, including soliciting stockholders for required information to the extent provided in the REIT Provisions of the Code;

    (xix) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

    (xx) complying with and using commercially reasonable efforts to cause the Company to comply with all applicable laws.

  Following the initial two-year term, the Management Agreement may be renewed for additional one-year terms at the discretion of the Unaffiliated Directors, unless terminated by the Manager upon written notice. Except in the case of a termination or non-renewal by the Company for cause, upon termination or non-renewal of the Management Agreement by the Company, the Company is obligated to pay the Manager a termination or non-renewal fee, which may be significant. The termination or non-renewal fee shall be equal to the fair market value of the Management Agreement without regard to the Company's termination right, as determined by an independent appraisal. The selection of the independent appraiser shall be subject to the approval of the Unaffiliated Directors. Neither the fair market value of the Management Agreement nor the various factors which the appraiser may find relevant in its determination of the fair market value can be determined at this time.

  The fair market value of the Management Agreement will be affected by significant variables, including (i) the historical management fees paid to the Manager, (ii) any projections of future management fees to be paid to the Manager determined by the independent appraiser, (iii) the relative valuations of agreements similar to the Management Agreement and (iv) other factors, all of which may be unrelated to the performance of the Manager.

  For illustrative purposes only, if the Company terminated or did not renew the Management Agreement without cause immediately following a full year of operations in which the Company paid to the Manager total annual compensation equal to $2,345,000, the termination or non-renewal fee could potentially equal between four and eight times the total annual compensation paid to the Manager, or $9,380,000 and $18,760,000, depending on the valuation of the independent appraiser at the time of the termination or non-renewal, which the Company and the Manager expect will be influenced by the valuation of similarly-situated transactions occurring at or about the same time. If the total annual compensation amount or the valuation multiple used by the independent appraiser is higher or lower, the termination or non-renewal fee would be higher or lower, respectively, than the amounts set forth above.

Since the fair market value of the Management Agreement would be determined by an independent appraiser at a future date based upon then applicable facts and circumstances, no such termination or non-renewal fee can be estimated with mathematical certainty. Any termination or non-renewal fee paid may be materially greater than the hypothetical examples above and the Company can provide no assurance at this time as to the amount of any such fee. The payment of a significant termination or non-renewal fee by the Company to the Manager would materially adversely affect the cash available for distribution to the Company's stockholders and may result in material net operating losses for the period. See "Risk Factors--Possible Significant Termination Fee Payable to the Manager."

  The Management Agreement may be assigned by the Manager to an Affiliate of TCW without the consent of the Company. The Management Agreement may be assigned to a non-Affiliate of TCW only with the approval of a majority of the Unaffiliated Directors.

MANAGER COMPENSATION

  The Manager will receive annual base management compensation based on the Average Net Invested Capital of the Company, payable monthly in arrears, equal to 3/4 of 1% of Average Net Invested Capital. The term "Average Net Invested Capital" means for any period (i) the arithmetic average of the sum of the gross proceeds of the offerings of its equity securities by the Company, after deducting any underwriting discounts and commissions and other expenses and costs relating to such offerings, plus the Company's retained earnings (taking into account any losses incurred) and any non-cash charges or reserves, including depreciation, mark-to-market adjustments and unrealized credit loss, computed by taking the average of such values at the end of each month during such period, plus (ii) any unsecured debt approved by the Unaffiliated Directors to be included in Average Net Invested Capital. Accordingly, incurring collateralized debt to finance specific investment purchases does not necessarily increase Average Net Invested Capital.

  The Manager shall also be entitled to receive as incentive compensation for each fiscal quarter, an amount equal to 30% of the Net Income of the Company, before incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%. The incentive compensation calculation and payment will be made quarterly in arrears. The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For purposes of calculating the incentive compensation payable, the definition "Return on Equity" is not related to the actual distributions received by stockholders or to an individual investor's actual return on investment. For such calculations, the "Net Income" of the Company means the taxable income of the Company (including net capital gains, if any) before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the Code in calculating taxable income for a REIT plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with GAAP. A deduction for all of the Company's interest expenses for borrowed funds is taken into account in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period.

  The ability of the Company to achieve an annualized Return on Equity in excess of the Ten-Year U.S. Treasury Rate plus 1%, and of the Manager to earn the incentive compensation described in the preceding paragraph, is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's or the Manager's control. The Manager's base compensation shall be calculated by the Manager within 15 days after the end of each month, and such calculation shall be promptly delivered to the Company. The Company is obligated to pay the base compensation within 30 days after the end of each month. The Manager shall compute the quarterly incentive compensation within 45 days after the end of each fiscal quarter, and the Company shall pay the incentive compensation with respect to each fiscal quarter within 15 days following the delivery to the Company of the Manager's written statement setting forth the computation of the incentive compensation for such quarter. The Company's Board of Directors shall review and approve the calculation of base and incentive compensations paid to the Manager quarterly, one quarter in arrears, during each scheduled quarterly Board of Directors meeting. Quarterly incentive compensation will be subject to an annual adjustment commencing in the second full year of the Company's operation. The Company believes that this compensation arrangement benefits its stockholders because it ties the Manager's compensation to Return on Equity and, in periods of low earnings, the Manager's incentive compensation is reduced or eliminated, thereby lowering the Company's operating expenses.

  Although no management fees will be payable to the Manager solely as a result of the Offering, the net proceeds of the Offering will result in an increase in the Company's Average Net Invested Capital, and thus, an increase in the management fees paid to the Manager. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and Its Affiliates."

  Set forth below for illustrative purposes only is a breakdown of management fees that might be paid to the Manager under hypothetical circumstances. For purposes of this illustration, the following is assumed: (i) the net proceeds from the Offering, after all underwriting discounts and other Offering costs, are $92,455,000 and (ii) the Company's Net Income (after payment of base compensation and operating expenses, but prior to the deduction of incentive compensation) exceeded by $600,000, $5,100,000 and $8,000,000, respectively, the annualized Return on Equity equal to the average Ten-Year U.S. Treasury Rate plus 1%.

                          ANNUAL MANAGER COMPENSATION

                                                        INCENTIVE      TOTAL
     BASE COMPENSATION                                 COMPENSATION COMPENSATION
     -----------------                                 ------------ ------------
      $695,000........................................  $  180,000   $  875,000
       695,000........................................   1,650,000    2,345,000
       695,000........................................   2,400,000    3,095,000

  The Company emphasizes that the foregoing information is provided for illustrative purposes only. There will be differences between the Company's actual Net Income and the compensation paid to the Manager, on the one hand, and the Net Income and compensation figures set forth above, on the other, and those differences may be material. There are significant variables in the determination of actual compensation paid to the Manager, including (i) the Company's actual Net Income, which will be affected by the Company's ability to execute its leveraging strategy and interest rate fluctuations, plus other factors and (ii) fluctuations in the average Ten-Year U.S. Treasury Rate, all of which may be affected by factors unrelated to the performance of the Manager.

  The Company has adopted a 1997 Stock Option Plan. The Manager and the directors, officers and any employees of the Company may be granted options under the Company's 1997 Stock Option Plan. See "Management of the Company-- Stock Options."

  Except as set forth in this Prospectus, the Company does not currently anticipate paying any other fees or compensation to any Affiliate of the Manager. See "--Certain Relationships; Conflicts of Interest" below.

EXPENSES

  The Company will be required to pay all offering expenses (including accounting, legal, printing, clerical, personnel, filing and other expenses) incurred by the Company, the Manager or its Affiliates on behalf of the Company in connection with the Offering, estimated at $1,000,000. This payment will not be subject to the limitation on expenses to be borne by the Company as described in the paragraph below.

  Subject to the limitations set forth below, the Company will also pay all operating expenses, except those specifically required to be borne by the Manager under the Management Agreement, incurred by the Manager under the Management Agreement. The operating expenses required to be borne by the Manager include the compensation of the Company's officers and the cost of office space, equipment and other personnel required for the Company's day-to-day operations. The expenses that will be paid by the Company will include (but not necessarily be limited to) the cost of money borrowed by the Company (including interest), taxes and license fees, issuance and transaction costs incident to the acquisition, disposition and financing of investments, costs related to hedging transactions, legal, investigatory, accounting and auditing fees and expenses, consultants' advisory services with respect to REIT and other compliance matters, the compensation and expenses of the Company's Unaffiliated Directors, the costs of making distributions and printing and mailing proxies and reports to stockholders, costs incurred by employees of the Manager for travel on behalf of the Company, costs incident to the issuance of Mortgage Securities, costs incident to the accumulation and servicing of Mortgage Loans, costs associated with any computer software or hardware that is used solely for the Company, costs to obtain liability insurance to indemnify the Manager, the Company's directors and officers and the Underwriters, the compensations and expenses of the Company's custodian, transfer agent and registrar, and any extraordinary or non-recurring costs or charges incurred by the Company, if any. The following expenses required to be paid by the Company that are attributable to its operations shall be limited to an amount per year equal to the greater of 2% of the Average Net Invested Capital of the Company or 25% of its Net Income for that year:

    (i) all insurance costs incurred by the Company or any subsidiary of the Company, including any costs to obtain liability or other insurance to indemnify the Manager and underwriters of any securities of the Company;

    (ii) expenses connected with payments of dividends or interest or distributions in any other form made or caused to be made by the Board of Directors to holders of the securities of the Company or any subsidiary of the Company;

    (iii) all expenses of third-parties pertaining to communications to holders of equity securities or debt securities of the Company or any subsidiary of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company's or any subsidiary's securities and reports to third-parties required under any indenture to which the Company or any subsidiary of the Company is a party;

    (iv) custodian's, transfer agent's and registrar's fees and charges;

    (v) compensation, fees and expenses paid to Unaffiliated Directors of the Company or any subsidiary of the Company, the cost of director and officer liability insurance and premiums for fidelity and errors and omissions insurance;

    (vi) legal, accounting and auditing fees and expenses relating to the Company's or any subsidiary's operations (excluding litigation-related fees and expenses);

    (vii) expenses relating to any office or office facilities maintained by the Company or any subsidiary of the Company, exclusive of the office of the Manager;

    (viii) travel and related expenses of directors, officers and employees of the Manager and of directors, officers and employees of the Company or any subsidiary of the Company who are also directors, officers or employees of the Manager, incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or any subsidiary of the Company or performing other business activities that relate to the Company or any subsidiary of the Company, including expenses allocable to such meetings or business activities;

    (ix) costs associated with computer hardware and software, third-party information services and office expenses that relate solely to the business activities of the Company; and

    (x) all other expenses regarded as ordinary operating expenses in accordance with GAAP, exclusive of certain specifically excluded expenses as described below .

  Expenses excluded from the expense limitation and wholly payable by the Company are (but are not limited to) those incurred in connection with the accumulation and servicing of Mortgage Loans, the issuance and administration of Mortgage Securities from pools of Mortgage Loans, the raising of capital, the acquisition of Mortgage Assets, interest and hedging expenses, taxes and license fees, non-cash costs, litigation, investigations in connection with litigation or threatened litigation, base and incentive management compensation and extraordinary and non-recurring expenses. The determination of Net Income for purposes of calculating the expense limitation will be the same as for calculating the Manager's incentive compensation except that it will include any incentive compensation payable for such period.

  Expenses in excess of the expense limitation will be paid and shall not be recoverable (by reclassification as compensation or otherwise) by the Manager, unless the Unaffiliated Directors determine that, based upon unusual or non-recurring factors, a higher level of expenses is justified for such fiscal year. In that event, such expenses may be recovered by the Manager in succeeding years to the extent that expenses in succeeding quarters are below the limitation of expenses. Expense reimbursement will be made monthly, subject to adjustment at the end of each year.

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

  In addition to its base management compensation under the Management Agreement, the Manager will have the opportunity to earn incentive compensation for each fiscal quarter in an amount equal to 30% of the Net Income of the Company (before payment of such incentive compensation) in excess of the amount that would produce on annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%. Quarterly incentive compensation will be subject to an annual adjustment commencing in the second full year of the Company's operation. See "--Management Compensation" above. In evaluating Mortgage Assets for investment and in other operating strategies, an undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee could result in increased risk to the value of the Company's Mortgage Asset portfolio. However, the Bylaws of the Company provide that the Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement and that the Unaffiliated Directors shall determine at least annually that the Manager's compensation is reasonable in relation to the nature and quality of services performed. Any changes in the Company's investment and operating policies are required to be approved by the Board of Directors, including a majority of the Unaffiliated Directors. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and Its Affiliates" and "--Control by the Company's Board of Directors of the Company's Operating Policies and Investment Strategies."

  The Company, on the one hand, and the Manager and its Affiliates, on the other, do not presently expect to, but may in the future, enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest between the Manager and its Affiliates and the Company. The market in which the Company will seek to purchase Mortgage Assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company and the Manager and its Affiliates in addition to those described herein. Any such relationships or transactions will require the approval of the Company's Board of Directors, including a majority of the Unaffiliated Directors. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and Its Affiliates."

  Pursuant to the terms of the Management Agreement, the Manager and its Affiliates will agree on the allocation of Mortgage Securities between the Company and other accounts over which the Manager and its Affiliates have control. Pursuant to such allocation, the Manager will base allocation decisions on the procedures the Manager considers fair and equitable, including, without limitation, such considerations as investment objectives, restrictions and time horizon, availability of cash and the amount of existing holdings.

  As of the date of this Prospectus, the Company's 100 shares of Common Stock outstanding are held by TAMCO, an Affiliate of the Manager and TCW. The shares of Common Stock were issued for $1,500 cash in the aggregate. TAMCO has represented to the Company that the shares of Common Stock were purchased for investment purposes only and undertaken that they will be sold only pursuant to a registration statement under the Securities Act, or an applicable exemption from the registration requirements thereof. TCW may be deemed to control the Company prior to the closing of the Offering.

  Directors, officers and employees of the Company, TCW and its Affiliates are expected to purchase up to 500,000 shares of Common Stock at the closing of the Offering at a price equal to the initial public offering price. This will result in directors, officers and employees of TCW and its Affiliates owning up to 500,100 shares of Common Stock, or up to approximately 5.0% of the total shares offered hereby, exclusive of the Underwriters' over-allotment options. The foregoing parties have agreed not to sell any shares of Common Stock or any rights to acquire Common Stock for at least 180 days after the Company's initial public offering of shares of Common Stock without the consent of Merrill Lynch & Co., but may dispose of the shares of Common Stock any time thereafter. See "Underwriting." The Manager and its employees and the Unaffiliated Directors may also receive stock options pursuant to the Company's 1997 Stock Option Plan. See "Management of the Company--Stock Options."

  TCW Brokerage Services, an Affiliate of the Manager and TCW, will act as a dealer in connection with the Offering and will receive compensation from the Underwriters for the shares of Common Stock sold by it. TCW Brokerage Services has not participated in any negotiations of the Underwriters' compensation or the terms of the Offering.

LIMITS OF RESPONSIBILITY

  Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to undertake the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any issuer of Mortgage Securities, any subsidiary of the Company, the Unaffiliated Directors, the Company's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Manager does not have significant assets and may not have significant assets in the future. Consequently, there can be no assurance that the Company would be able to recover any damages for claims it may have against the Manager.

  The Company has agreed to indemnify the Manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager made in good faith in the performance of its duties under the Management Agreement. The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or rendering advice to others purchasing Mortgage Assets that meet the Company's policies and criteria. Notwithstanding the foregoing, members of the MBS Group of the TCW Group, or any equivalent or successor group of the TCW Group, during their employment by the TCW Group will not provide any active management services to a residential mortgage REIT, other than the Company, that invests primarily in high quality Mortgage Securities comparable to the Mortgage Securities in which the Company will invest. The Manager may also advise or manage other mortgage-related entities, including REITs, that invest in residential and commercial mortgages and other residential and non-residential mortgage securities. The ability of the Manager and its officers and employees to engage in other business activities could reduce the time and effort spent on the Company. The Management Agreement does not specify a minimum amount of time or attention that the Manager or its officers or employees must devote to the Company's business. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and Its Affiliates--Conflicts Relating to the Manager Rendering Services to Others."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of October 30, 1997, relating to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, and (ii) all officers and directors of the Company as a group.

                                                               PERCENTAGE OF
                                           NUMBER OF              SHARES
                                      SHARES BENEFICIALLY      BENEFICIALLY
                                             OWNED                 OWNED
                                    ------------------------ -----------------
         NAME AND ADDRESS OF          BEFORE       AFTER      BEFORE   AFTER
      BENEFICIAL OWNER(1)(2)(3)      OFFERING    OFFERING    OFFERING OFFERING
      -------------------------     ---------- ------------- -------- --------
   TCW Asset Management Company
    (4)............................ 100 shares    100 shares   100%       *
   Officers and Directors as a
    group (10 persons).............        --  66,667 shares    --      1.0%(5)

--------
 *Less than 1%.

(1) Unless otherwise noted, the Company believes that each person named in the table has sole voting and investment power with respect to all shares of Common Stock owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Prospectus have been exercised. None of the outstanding options to acquire Common Stock of the Company are exercisable within 60 days of this Prospectus.

(3) Does not include shares of Common Stock that may be purchased by directors, officers and employees of the Company, TCW and its Affiliates in the Offering. See "The Manager--Certain Relationships; Conflicts of Interest" and "Underwriting."

(4) Address is: 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

(5) Reflects shares anticipated to be purchased in the Offering at the initial public offering price upon completion of the Offering.

                        FEDERAL INCOME TAX CONSEQUENCES

  THE FOLLOWING DISCUSSION SUMMARIZES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PROSPECTIVE HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY. THIS DISCUSSION IS BASED ON CURRENT LAW. THE FOLLOWING DISCUSSION IS NOT EXHAUSTIVE OF ALL POSSIBLE TAX CONSIDERATIONS. IT DOES NOT GIVE A DETAILED DISCUSSION OF ANY STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS, NOR DOES IT DISCUSS ALL OF THE ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PROSPECTIVE STOCKHOLDER IN LIGHT OF SUCH STOCKHOLDER'S PARTICULAR CIRCUMSTANCES OR TO CERTAIN TYPES OF STOCKHOLDERS (INCLUDING INSURANCE COMPANIES, CERTAIN TAX-EXEMPT ENTITIES, FINANCIAL INSTITUTIONS, BROKER/DEALERS, FOREIGN CORPORATIONS AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES) SUBJECT TO SPECIAL TREATMENT UNDER FEDERAL INCOME TAX LAWS.

  EACH PROSPECTIVE PURCHASER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSIDERATIONS OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND THE POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

  The Code provides special tax treatment for organizations that qualify and elect to be taxed as REITs. The discussion below summarizes the material provisions applicable to the Company as a REIT for federal income tax purposes and to its stockholders in connection with their ownership of shares of Common Stock. However, it is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law that may have tax consequences with respect to an investor's purchase of the Common Stock. The discussion of various aspects of federal taxation contained herein is based on the Code, administrative regulations, judicial decisions, administrative rulings and practice, all of which are subject to change. In brief, if certain detailed conditions imposed by the Code are met, entities that invest primarily in real estate assets, including Mortgage Loans, and that otherwise would be taxed as corporations are, with certain limited exceptions, not taxed at the corporate level on their taxable income that is currently distributed to their stockholders. This treatment eliminates most of the "double taxation" (at the corporate level and then again at the stockholder level when the income is distributed) that typically results from the use of corporate investment vehicles. A qualifying REIT, however, may be subject to certain excise and other taxes, as well as normal corporate tax, on Taxable Income that is not currently distributed to its stockholders. See "--Taxation of the Company" below.

  The Company plans to make an election to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1997.

OPINION OF SPECIAL COUNSEL

  O'Melveny & Myers LLP, special tax counsel ("Counsel") to the Company, has advised the Company in connection with the Offering of the Common Stock and its election to be taxed as a REIT. Based on existing law and certain representations made to Counsel by the Company, including (without limitation) that this Prospectus accurately reflects the proposed method of operation of the Company, and assuming that the Company operates in the manner described in this Prospectus, in the opinion of Counsel, commencing with the Company's taxable year ending December 31, 1997, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code and the Company's actual and proposed method of operation described in this Prospectus and as represented by the Company to Counsel will enable the Company to qualify as a REIT. However, whether the Company will in fact so qualify will depend on actual operating results and compliance with the various tests for qualification as a REIT relating to its income, assets, distributions, ownership and certain administrative matters, the results of which may not be reviewed by Counsel. Moreover, certain aspects of the Company's method of operations have not been considered by the courts or the Service. There can be no assurance that the courts or the Service will agree with this opinion. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time. Accordingly, Counsel is unable to opine whether the Company will in fact qualify as a REIT under the Code in all events. In the opinion of Counsel, the section of the Prospectus entitled "Federal Income Tax Consequences" identifies and fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Stock and to the extent such summaries involve matters of law, such statements of law are correct under the Code. Counsel's opinions are based on various assumptions and on the factual representations of the Company concerning its business and assets. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "--Termination or Revocation of REIT Status" below.

  The opinions of Counsel are based upon existing law including the Internal Revenue Code of 1986, as amended, existing Treasury Regulations, Revenue Rulings, Revenue Procedures and case law, all of which is subject to change either prospectively or retroactively. Moreover, relevant laws or other legal authorities may change in a manner that could adversely affect the Company or its stockholders. Counsel's opinions also are based in part on the opinion of special Maryland counsel, Ballard Spahr Andrews & Ingersoll, that the Company is duly organized and existing under Maryland law.

  In the event that the Company does not qualify as a REIT in any year, it will be subject to federal income tax as a domestic corporation and its stockholders will be taxed in the same manner as stockholders of ordinary corporations. To the extent that the Company would, as a consequence, be subject to potentially significant tax liabilities, the amount of earnings and cash available for distribution to its stockholders would be reduced. See "-- Termination or Revocation of REIT Status" below.

REQUIREMENTS FOR QUALIFICATION AS A REIT

  To qualify for tax treatment as a REIT under the Code, the Company must meet certain tests which are described immediately below.

  Stock Ownership Tests. For all taxable years after the first taxable year for which a REIT election is made, the Company's shares of Common Stock must be transferable and must be held by a minimum of 100 persons for at least 335 days of a 12 month year (or a proportionate part of a short tax year). The Company must also use the calendar year as its taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of the shares of any class of the stock of the Company may be owned directly or indirectly by five or fewer individuals. If, for any taxable year, the Company complies with regulations requiring the maintenance of records to ascertain ownership of its outstanding stock and the Company does not know or have reason to know that it failed to satisfy this test, it will be treated as satisfying this test for any such taxable year. In determining whether the Company's shares are held by five or fewer individuals, the attribution rules of Sections 544 of the Code apply. For a description of these attribution rules, see "Description of Capital Stock." The Company's Charter imposes certain repurchase provisions and transfer restrictions to avoid more than 50% by value of any class of the Company's stock being held by five or fewer individuals (directly or constructively) at any time during the last half of any taxable year. Such repurchase and transfer restrictions will not adversely affect the status of the shares of stock as "transferable shares" for purposes of qualification as a REIT. The Company intends to satisfy both the 100 stockholder and 50%/5 stockholder individual ownership limitations described above for as long as it seeks qualification as a REIT. See "Description of Capital Stock." The Company uses the calendar year as its taxable year for income tax purposes.

  Asset Tests. On the last day of each calendar quarter at least 75% of the value of the Company's assets must consist of Qualified REIT Real Estate Assets, government securities, cash and cash items (the "75% of Assets Test"). The Company expects that substantially all of its assets will be Qualified REIT Real Estate Assets.

Qualified REIT Real Estate Assets include Pass-Through Certificates, interests in real property, interests in Mortgage Loans secured by real property and interests in REMICs.

  On the last day of each calendar quarter, of the investments in securities not included in the 75% of Assets Test, the value of any one issuer's securities may not exceed 5% by value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities. Hedging contracts (other than those which are Qualified REIT Real Estate Assets), and certain types of other Mortgage Assets may be treated as securities of the entity issuing such agreements or interests. The Company will take measures to prevent the value of such contracts, interests or assets issued by any one entity from exceeding 5% of the value of the Company's assets as of the end of each calendar quarter. Moreover, pursuant to its compliance guidelines, the Company intends to monitor closely (on not less than a quarterly basis) the purchase and holding of the Company's assets in order to comply with the above assets tests. In particular, as of the end of each calendar quarter the Company intends to limit and diversify its ownership of hedging contracts and other Mortgage Securities that do not constitute Qualified REIT Real Estate Assets to less than 25%, in the aggregate, by value of its portfolio, to less than 5% by value as to any single issuer, and to less than 10% of the voting stock of any single issuer (collectively the "25% of Assets Test"). If such limits are ever exceeded, the Company intends to take appropriate remedial action to dispose of such excess assets within the 30-day period after the end of the calendar quarter, as permitted under the Code.

  When purchasing Mortgage Securities, the Company may rely on opinions of counsel for the issuer or sponsor of such securities given in connection with the offering of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities (and the income therefrom) constitute Qualified REIT Real Estate Assets (and income) for purposes of the 75% of Assets Test (and the source of income tests discussed below). If the Company invests in a partnership for purposes of the asset tests and the gross income tests, it will be treated as receiving its share of the income and loss of the partnership and owning a proportionate share of the assets of the partnership and any income from the partnership will retain the character that it had in the hands of the partnership. If the Company forms a taxable affiliate to conduct mortgage origination and other activities, it will obtain an opinion of counsel that the proposed organization and ownership of an interest in the taxable affiliate will not adversely affect the Company's status as a REIT.

  Where a failure to satisfy any of the asset tests discussed above results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non- qualifying assets within 30 days after the close of such quarter. The Company intends to maintain adequate records of the value of its assets to determine its compliance with the asset tests, and intends to take such action as may be required to cure any failure to satisfy the test within 30 days after the close of any quarter.

  Gross Income Tests. The Company must meet two separate income-based tests for each year in order to qualify as a REIT.

  1. The 75% Test. At least 75% of the Company's gross income (the "75% of Income Test") for the taxable year must be derived from the following sources:
(i) rents from real property; (ii) interest (other than interest based in whole or in part on the income or profits of any person) on obligations secured by mortgages on real property or on interests in real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages other than gain from stock in trade, inventory or property held primarily for sale to customers in the ordinary course of the Company's trade or business ("Dealer Property"); (iv) dividends or other distributions on shares in other REITs and, provided such shares are not Dealer Property, gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property or as a result of a default under a lease of such property ("Foreclosure Property"); (vii) income received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property) (for example, commitment fees); and (viii) income attributable to stock or debt instruments acquired with the proceeds from the sale of stock or certain debt obligations ("New Capital") of the Company received during the one-year period beginning on the day such proceeds were received ("Qualified Temporary Investment Income"). The investments that the Company intends to make (as described under "Business and Strategy-- Description of Mortgage Assets") will give rise primarily to mortgage interest qualifying under the 75% of Income Test.

  2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least an additional 20% of the Company's gross income for the taxable year must be derived from those sources, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not Dealer Property (the "95% of Income Test"). Income attributable to Mortgage Warehouse Participations, Mortgage Securities (other than Qualified REIT Real Estate Assets) that the Company holds directly, dividends on stock interest on any other obligations not secured by real property, and gains from the sale or disposition of stock or other securities that are not Qualified REIT Real Estate Assets will constitute qualified income for purposes of the 95% of Income Test only, but will not be qualified income for purposes of the 75% of Income Test. Income from mortgage servicing contracts, loan guarantee fees (or other contracts under which the Company would earn fees for performing services) and hedging (other than from Qualified REIT Real Estate Assets) will not qualify for either the 95% or 75% of Income Tests. The Company intends to severely limit its acquisition of any assets or investments the income from which does not qualify for purposes of the 95% of Income Test. Moreover, in order to help ensure compliance with the 95% of Income Test and the 75% of Income Test, the Company intends to limit substantially all of the assets that it acquires to Qualified REIT Real Estate Assets. The policy of the Company to maintain REIT status may limit the type of assets, including hedging contracts, that the Company otherwise might acquire.

  For purposes of determining whether the Company complies with the 75% of Income Test and the 95% of Income Test detailed above, gross income does not include gross income from Prohibited Transactions. A "Prohibited Transaction" is one involving a sale of Dealer Property, other than Foreclosure Property. Net income from Prohibited Transactions is subject to a 100% tax. See "-- Taxation of the Company" below.

  The Company intends to maintain its REIT status by carefully monitoring its income, including income from hedging transactions, futures contracts and sales of Mortgage Assets to comply with the 75% of Income Test and the 95% of Income Test. See "--Taxation of the Company" below for a discussion of the potential tax cost of the Company's selling certain Mortgage Securities on a regular basis. In order to help insure its compliance with the REIT Provisions of the Code, the Company will adopt guidelines the effect of which will be to limit its ability to earn certain types of income, including income from hedging, other than hedging income from Qualified REIT Real Estate Assets. See "Business and Strategy--Asset/Liability Management--Interest Rate Risk Management Policy." If the Company fails to satisfy one or both of the 75% or 95% of Income Tests for any year, it may face either (a) assuming such failure was for reasonable cause and not willful neglect, a 100% tax on the greater of the amounts of income by which it failed to comply with the 75% of Income Test or the 95% of Income Test, reduced by estimated related expenses or (b) loss of REIT status. There can be no assurance that the Company will always be able to maintain compliance with the gross income tests for REIT qualification despite its periodic monitoring procedures. Moreover, there is no assurance that the relief provisions for a failure to satisfy either the 95% or the 75% of Income Tests will be available in any particular circumstance.

  Distribution Requirement. The Company must distribute to its stockholders on a pro rata basis each year an amount equal to (i) 95% of its Taxable Income before deduction of dividends paid and excluding net capital gain, plus (ii) 95% of the excess of the net income from Foreclosure Property over the tax imposed on such income by the Code, less (iii) any "excess noncash income" (the "95% Distribution Test"). See "Dividend Policy and Distributions." The Company intends to make distributions to its stockholders in amounts sufficient to meet this 95% distribution requirement. Such distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the Company's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year. A nondeductible excise tax, equal to 4% of the excess of such required distributions over the amounts actually distributed will be imposed on the Company for each calendar year to the extent that dividends paid during the year (or declared during the last quarter of the year and paid during January of the succeeding year) are less than the sum of

(i) 85% of the Company's "ordinary income," (ii) 95% of the Company's capital gain net income, and (iii) income not distributed in earlier years.

  If the Company fails to meet the 95% Distribution Test as a result of an adjustment to the Company's tax returns by the Service, the Company by following certain requirements set forth in the Code, may pay a deficiency dividend within a specified period that will be permitted as a deduction in the taxable year to which the adjustment is made. The Company would be liable for interest based on the amount of the deficiency dividend. A deficiency dividend is not permitted if the deficiency is due to fraud with intent to evade tax or to a willful failure to file timely tax return.

  Recordkeeping Requirements. A REIT is required to maintain records regarding the actual and constructive ownership of its shares, and other information, and within 30 days after the end of its taxable year, to demand statements from persons owning above a specified level of the REIT's shares (e.g., if the Company has over 200 but fewer than 2,000 stockholders of record, from persons holding 1% or more of the Company's outstanding shares of stock and if the Company has 200 or fewer stockholders of record, from persons holding 1/2% or more of the stock) regarding their ownership of shares. The Company must maintain, as part of its records, a list of those persons failing or refusing to comply with this demand. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns setting forth the actual stock ownership and other information. The Company also is required to maintain permanent records of its assets as of the last day of each calendar quarter. The Company intends to maintain the records and demand statements as required by these regulations.

TERMINATION OR REVOCATION OF REIT STATUS

  The Company's election to be treated as a REIT will be terminated automatically if it fails to meet the requirements described above. In that event, the Company will not be eligible again to elect REIT status until the fifth taxable year that begins after the year for which its election was terminated unless all of the following relief provisions apply: (i) the Company did not willfully fail to file a timely return with respect to the termination taxable year; (ii) inclusion of incorrect information in such return was not due to fraud with intent to evade tax; and (iii) the Company establishes that failure to meet requirements was due to reasonable cause and not willful neglect. The Company may also voluntarily revoke its election, although it has no intention of doing so, in which event it will be prohibited, without exception, from electing REIT status for the year to which the revocation relates and the following four taxable years.

  If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company would be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders of the Company with respect to any year in which it fails to qualify as a REIT would not be deductible by the Company nor would they be required to be made. Failure to qualify as a REIT would result in the Company's reduction of its distributions to stockholders in order to pay the resulting taxes. If, after forfeiting REIT status, the Company later qualifies and elects to be taxed as a REIT again, the Company could face significant adverse tax consequences.

TAXATION OF THE COMPANY

  In any year in which the Company qualifies as a REIT, it generally will not be subject to federal income tax on that portion of its Taxable Income or net capital gain which is distributed to its stockholders. The Company will, however, be subject to tax at normal corporate rates upon any Net Income or net capital gain not distributed. The Company intends to distribute substantially all of its Taxable Income to its stockholders on a pro rata basis in each year. See "Dividend and Distribution Policy."

  In addition, the Company will also be subject to a tax of 100% of net income from any prohibited transaction and will be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% of Income Tests, reduced by approximated expenses, if the failure to satisfy such tests is due to reasonable cause and not willful neglect and if certain other requirements are met. The Company may be subject to the alternative minimum tax on certain items of tax preference.

  If the Company acquires any real property as a result of foreclosure, or by a deed in lieu of foreclosure, it may elect to treat such real properly as Foreclosure Property. Net income from the sale of Foreclosure Property is taxable at the maximum federal corporate rate, currently 35%. Income from Foreclosure Property will not be subject to the 100% tax on prohibited transactions. The Company will determine whether to treat such real property as Foreclosure Property on the tax return for the fiscal year in which such property is acquired.

  The Company may securitize Mortgage Loans and sell such Mortgage Securities through a taxable subsidiary. However, if the Company itself were to sell such Mortgage Securities on a regular basis, there is a substantial risk that they would be deemed Dealer Property and that all of the profits from such sales would be subject to tax at the rate of 100% as income from Prohibited Transactions. The Company therefore, intends to make any such sales through a taxable subsidiary. The taxable subsidiary will form mortgage pools and create mortgage-backed securities. See "--Taxable Subsidiaries" below. The taxable subsidiary will not be subject to this 100% tax on income from Prohibited Transactions, which is only applicable to REITs.

  The Company may elect to retain and pay income tax on all or a portion of its net long-term capital gains for any taxable year, in which case the Company's stockholders would include in their income as long-term capital gains their proportionate share of such undistributed capital gains. The stockholders would be treated as having paid their proportionate share of the capital gains tax paid by the Company, which amounts would be credited or refunded to the stockholders.

  The Company will also be subject to a nondeductible 4% excise tax if it fails to make timely dividend distributions for each calendar year. See "-- Requirements for Qualification as a REIT--Distribution Requirement" above. The Company intends to declare its fourth regular annual dividend during the final quarter of the year and to make such dividend distribution no later than 31 days after the end of the year in order to avoid imposition of the excise tax. Such a distribution would be taxed to the stockholders in the year that the distribution was declared, not in the year paid. Imposition of the excise tax on the Company would reduce the amount of cash available for distribution to its stockholders.

TAXABLE SUBSIDIARIES

  The Company may, in the future, cause the creation and sale of Mortgage Securities through a taxable corporation. The Company and one or more persons or entities will own all of the capital stock of that taxable corporation, sometimes referred to as a "taxable subsidiary." In order to ensure that the Company will not violate the prohibition on ownership of more than 10% of the voting stock of a single issuer and the prohibition on investing more than 5% of the value of its assets in the stock or securities of a single issuer, the Company will own only shares of nonvoting preferred stock of that taxable subsidiary corporation and will not own any of the taxable subsidiary's common stock. The Company will monitor the value of its investment in the taxable subsidiary on a quarterly basis to limit the risk of violating any of the tests that comprise the 25% of Assets Test. In addition, the dividends that the taxable subsidiary pays to the Company will not qualify as income from Qualified REIT Real Estate Assets for purposes of the 75% of Income Test, and in all events would have to be limited, along with the Company's other interest, dividends, gains on the sale of securities, hedging income, and other income not derived from Qualified REIT Real Estate Assets to less than 25% of the Company's gross revenues in each year. The taxable subsidiary will not elect REIT status, will be subject to income taxation on its net earnings and will generally be able to distribute only its net after-tax earnings to its stockholders, including the Company, as dividend distributions. If the taxable subsidiary creates a taxable mortgage pool, such pool itself will constitute a separate taxable subsidiary of the taxable subsidiary. The taxable subsidiary would be unable to offset the income derived from such a taxable mortgage pool with losses derived from any other activities.

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

TAXATION OF STOCKHOLDERS

  For any taxable year in which the Company is treated as a REIT for federal income purposes, amounts distributed by the Company to its stockholders out of current or accumulated earnings and profits will be includable by the stockholders as ordinary income for federal income tax purposes unless properly designated by it as capital gain dividends. In the latter case, the distributions will be taxable to the stockholders as long-term capital gains.

  Distributions of the Company will not be eligible for the dividends received deduction for corporations. Stockholders may not deduct any net operating losses or capital losses of the Company.

  Any loss on the sale or exchange of shares of the Common Stock held by a stockholder for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividend received on the Common Stock held by such stockholders.

  If the Company makes distributions to its stockholders in excess of its current and accumulated earnings and profits, those distributions will be considered first a tax-free return of capital, reducing the tax basis of a stockholder's shares until the tax basis is zero. Such distributions in excess of the tax basis will be taxable as gain realized from the sale of the Company's stock.

  The Company does not expect to acquire Residual interests issued by REMICs. Such Residual interests, if acquired by a REIT, may generate excess inclusion income. Excess inclusion income cannot be offset by net operating losses of a stockholder. If the stockholder is a Tax-Exempt Entity, the excess inclusion income is fully taxable as UBTI. If allocated to a foreign stockholder, the excess inclusion income is subject to federal income tax withholding without reduction pursuant to any otherwise applicable tax treaty. Potential investors, and in particular Tax-Exempt Entities, are urged to consult with their tax advisors concerning this issue.

  The Company intends to finance the acquisition of Mortgage Assets by entering into reverse repurchase agreements, which are essentially loans secured by the Company's Mortgage Assets. The Company will seek to enter into master repurchase agreements with secured lenders known as "counter-parties." Typically, such master repurchase agreements have cross-collateralization provisions that afford the counter-party the right to foreclose on the Mortgage Assets pledged as collateral. If the Service were to successfully take the position that the cross-collateralization provisions of the master repurchase agreements result in the Company having issued debt instruments (the reverse repurchase agreements) with differing maturity dates secured by a pool of Mortgage Loans, a portion of its income could be characterized as "excess inclusion income." See "Risk Factors--Adverse Tax Treatment of Excess Inclusion Income."

  The Company will notify stockholders after the close of the Company's taxable year as to the portions of the distributions which constitute ordinary income, return of capital and capital gain. Dividends and distributions declared in the last quarter of any year payable to stockholders of record on a specified date in such month will be deemed to have been received by the stockholders and paid by the Company on December 31 of the record year, provided that such dividends are paid before February 1 of the following year.

TAXATION OF TAX-EXEMPT ENTITIES

  In general, a Tax-Exempt Entity that is a stockholder of the Company is not subject to tax on distributions. The Service has ruled that amounts distributed by a REIT to an exempt employees' pension trust do not constitute UBTI and thus should be nontaxable to such a Tax-Exempt Entity. Based on that ruling, but subject to the discussion of excess inclusion income set forth under "--Taxation of Stockholders" above, indebtedness incurred by the Company in connection with the acquisition of real estate assets such as Mortgage Loans will not cause dividends of the Company paid to a stockholder that is a Tax-Exempt Entity to be UBTI. However, if a Tax-Exempt Entity has financed the acquisition of any of its stock in the Company with "acquisition indebtedness" within the meaning of the Code, distributions on such stock could be treated as UBTI. Under certain conditions, if a tax-exempt employee pension or profit sharing trust were to acquire more than 10% of the Company's stock, a portion of the dividends on such stock could be treated as UBTI.

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

  For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Company. Such entities should review Code
Section 512(a)(3) and should consult their own tax advisors concerning these "set aside" and reserve requirements.

STATE AND LOCAL TAXES

  The Company and its stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Common Stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO FOREIGN HOLDERS

  The following discussion summarizes certain United States tax consequences of the acquisition, ownership and disposition of the Common Stock by an initial purchaser of the Common Stock that, for United States income tax purposes, is not a "United States person" (a "Foreign Holder"). For purposes of discussion, a "United States person" means: a citizen or resident of the United States; a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, the Service provides otherwise by regulations); an estate whose income is includable in gross income for United States income tax purposes regardless of its source; or, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not consider any specific facts or circumstances that may apply to a particular Foreign Holder. Prospective investors are urged to consult their tax advisors regarding the United States tax consequences of acquiring, holding and disposing of Common Stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

  Dividends. Dividends paid by the Company out of earnings and profits, as determined for United States income tax purposes, to a Foreign Holder will generally be subject to withholding of United States federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business conducted by the Foreign Holder. A Foreign Holder eligible for a reduction in withholding under an applicable treaty must so notify the Company by completing the appropriate IRS form. Distributions paid by the Company in excess of its earnings and profits will be treated as a tax-free return of capital to the extent of the holder's adjusted basis in his Common Stock, and thereafter as gain from the sale or exchange of a capital asset as described below. If it cannot be determined at the time a distribution is made whether such distribution will exceed the Company's earnings and profits (which, under most circumstances, will correspond to the Company's Net Income before the deduction for dividends paid), the distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the Foreign Holder's United States tax liability if the Company subsequently determines that such distribution was, in fact, in excess of the earnings and profits of the Company. If the receipt of the dividend is treated as being effectively connected with the conduct of a trade or business within the United States by a Foreign Holder, the dividend received by such holder will be subject to the United States federal income tax on net income that applies to United States persons generally (and, in addition with respect to foreign corporate holders and under certain circumstances, the 30% branch profits tax).

  For any year in which the Company qualifies as a REIT, distributions to a Foreign Holder that are attributable to gain from the sales or exchanges by the Company of "United States real property interests" will be treated as if such gain were effectively connected with a United States business and will thus be subject to tax at the normal capital gain rates applicable to United States stockholders (subject to applicable alternative minimum tax) under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a treaty exemption. The Company is required to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. This amount may be credited against the Foreign Holder's FIRPTA tax liability.

  Gain on Disposition. A Foreign Holder will generally not be subject to United States federal income tax on gain recognized on a sale or other disposition of the Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Foreign Holder, (ii) in the case of a Foreign Holder who is a nonresident alien individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days (computed in part by reference to days present in the 2 prior years) in the taxable year and certain other requirements are met, or (iii) the Foreign Holder is subject to tax under the FIRPTA rules discussed below. Gain that is effectively connected with the conduct of a United States Holder will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax) but will not be subject to withholding. Foreign Holders should consult applicable treaties, which may provide for different rules.

  Gain recognized by a Foreign Holder upon a sale of its Common Stock will generally not be subject to tax under FIRPTA if the Company is a "domestically controlled REIT," which is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of its shares were held directly or indirectly by non-U.S. persons. Because only a minority of the Company's stockholders are expected to be Foreign Holders, the Company anticipates that it will qualify as a "domestically controlled REIT." Accordingly, a Foreign Holder should not be subject to U.S. tax from gains recognized upon disposition of the Common Stock. However, because the Common Stock will be publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT."

  Information Reporting and Backup Withholding. Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to dividends paid on the Common Stock to a Foreign Holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of the Common Stock is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its Foreign Holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of the Common Stock by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a Foreign Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Foreign Holder's United States federal income tax liability, provided that the required information is furnished to the Service.

  These information reporting and backup withholding rules are under review by the United States Treasury and their application to the Common Stock could be changed by future regulations.

RECENT TAX LEGISLATION

  On August 5, 1997, President Clinton signed into law the Taxpayer Relief Act of 1997 (the "1997 Act"). Effective for taxable years beginning after the date of the enactment of the 1997 Act, the 1997 Act, among other things, (i) extends the current two-year period during which property acquired at or in lieu of foreclosure of the mortgage secured by such property (or as a result of a default under a lease of such property) may be treated as Foreclosure Property to the close of the third taxable year following the taxable year during which such property was acquired, (ii) expands the types of interest rate hedges that may be treated as Qualified Hedges, and (iii) reduces the maximum federal long-term capital gains rate applicable to individuals to 20%.

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

                             ERISA CONSIDERATIONS

  In considering an investment in the Common Stock, a fiduciary of a profit-sharing, pension stock bonus plan or individual retirement account ("IRA"), including a plan for self-employed individuals and their employees or any other employee benefit plan subject to Prohibited Transaction provisions of the Code or the fiduciary responsibility provisions of ERISA (an "ERISA Plan") should consider (a) whether the ownership of Common Stock is in accordance with the documents and instruments governing such ERISA Plan, (b) whether the ownership of Common Stock is consistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle B of Title I of ERISA (where applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (c) ERISA's prohibitions in improper delegation of control over, or responsibility for, "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary and (d) the need to value the assets of the ERISA Plan annually.

  In regard to the "plan assets" issue noted in clause (c) above, Counsel is of the opinion that, effective as of the date of the closing of the Offering and the listing of the shares of Common Stock on the New York Stock Exchange, and based on certain representations of the Company, the Common Stock should qualify as a "publicly offered security," and, therefore, the acquisition of such Common Stock by ERISA Plans should not cause the Company's assets to be treated as assets of such investing ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code. Fiduciaries of ERISA Plans and IRAs should consult with and rely upon their own advisors in evaluating the consequences under the fiduciary provisions of ERISA and the Code of an investment in Common Stock in light of their own circumstances.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 100 million shares of Common Stock, par value $.01 per share, and 50 million shares of preferred stock, par value $.01 per share, issuable in one or more classes. Each share of Common Stock is entitled to participate equally in dividends when and as declared by the Board of Directors and in the distribution of assets of the Company upon liquidation. Each share of Common Stock is entitled to one vote and will be fully paid and non-assessable by the Company upon issuance. Shares of the Common Stock of the Company have no preference, conversion, exchange, preemptive or cumulative voting rights. The authorized capital stock of the Company may be increased and altered from time to time as permitted by Maryland law.

  The preferred stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be determined by the Company's Board of Directors. Preferred stock would be available for possible future financings of, or acquisitions by, the Company and for general corporate purposes without any legal requirement that further stockholder authorization for issuance be obtained. The issuance of preferred stock could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred stock, if issued, would have a preference on dividend payments that could affect the ability of the Company to make dividend distributions to the common stockholders.

  The Bylaws provide that meetings of the stockholders of the Company are to be held annually and special meetings may be called by the Board of Directors, the Chairman of the Board, the President, a majority of the Unaffiliated Directors or the stockholders.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

  Two of the requirements of qualification for the tax benefits accorded by the REIT Provisions of the Code are that (1) during the last half of each taxable year not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals (the "50%/5 stockholder test") and (2) there must be at least 100 stockholders on 335 days of each taxable year of 12 months.

  In order that the Company may meet these requirements at all times, the Charter prohibits any person from acquiring or holding, directly or indirectly, shares of Common Stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock or in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of preferred stock of the Company. For this purpose, the term "ownership" is defined in accordance with the REIT Provisions of the Code and the constructive ownership provisions of Section 544 of the Code, as modified by
Section 856(h)(1)(B) of the Code. Subject to certain limitations, the Company's Board of Directors may increase or decrease the ownership limitations or waive the limitations for individual investors.

  For purposes of the 50%/5 stockholder test, the constructive ownership provisions applicable under Section 544 of the Code attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries, attribute ownership of securities owned by family members and partners to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth application of such attribution provisions (i.e., "reattribution"). Thus, for purposes of determining whether a person holds shares of Common Stock in violation of the ownership limitations set forth in the Charter, many types of entities may own directly more than the 9.8% limit because such entities' shares are attributed to its individual stockholders. On the other hand, a person will be treated as owning not only shares of Common Stock actually or beneficially owned, but also any shares of Common Stock attributed to such person under the attribution rules described above. Accordingly, under certain circumstances, shares of Common Stock owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the ownership limitations set forth in the Charter. Ownership of shares of Common Stock through such attribution is generally referred to as constructive ownership. The 100 stockholder test is determined by actual, and not constructive, ownership. The Company will have greater than 100 stockholders of record.

  The Charter further provides that if any transfer of shares of Common Stock which, if effective, would result in any person beneficially or constructively owning shares of Common Stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of Common Stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole shares) shall be automatically transferred to a trustee (the "Trustee") as trustee of a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the intended transferee shall not acquire any rights in such shares. Shares of Common Stock held by the Trustee shall be issued and outstanding shares of Common Stock. The intended transferee shall not benefit economically from ownership of any shares held in the Trust, shall have no rights to dividends, and shall not possess any rights to vote or other rights attributable to the shares held in the Trust. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to the intended transferee prior to the discovery by the Company that shares of Common Stock have been transferred to the Trustee shall be paid with respect to such shares to the Trustee by the intended transferee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. The Board of Directors of the Company may, in its discretion, waive these requirements on owning shares in excess of the ownership limitations.

  Within 20 days of receiving notice from the Company that shares of Common Stock have been transferred to the Trust, the Trustee shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the intended transferee and to the Charitable Beneficiary as follows. The intended transferee shall receive the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price (as defined below) of the shares on the day of the event causing the shares to be held in the Trust, and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the intended transferee shall be immediately paid to the Charitable Beneficiary. In addition, shares of Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift), and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold shares held in the Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the intended transferee.

  The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of the Company's stock, the Closing Price (as defined below) for such shares on such date. The "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the- counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation Systems, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Company's Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Company's Board of Directors.

  All persons who own, directly or indirectly, more than 5%, in the case of 2,000 or more stockholders of record and 1% in the case of more than 200 but fewer than 2,000 stockholders of record, of all classes or series of the Company's stock, within 30 days after the end of each taxable year, are required to give written notice to the Company stating the name and address of such direct or indirect owner, the number of shares of each class and series of stock of the Company directly or indirectly owned and a description of the manner in which such shares are held. Each such direct or indirect owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the ownership limitations.

                    CERTAIN PROVISIONS OF MARYLAND LAW AND
                      OF THE COMPANY'S CHARTER AND BYLAWS

  The following summary of certain provisions of the Maryland General Corporation Law, as amended from time to time (the "MGCL"), and of the Charter and the Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and the Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information." For a description of additional restrictions on transfer of the Common Stock, see "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer."

REMOVAL OF DIRECTORS

  The Charter provides that a director may be removed from office at any time but only by the affirmative vote of the holders of at least two-thirds of the votes of the shares entitled to be cast in the election of directors.

BUSINESS COMBINATIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. The MGCL does not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITIONS

  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

  The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

  The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of Common Stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

INTERESTED PARTY TRANSACTIONS

  Pursuant to the Company's Bylaws, the Company will not enter into any transactions or agreements with any director, officer or Affiliate of the Company except as approved by a majority of the Company's Board of Directors, including a majority of the Unaffiliated Directors. The Company has no restrictions on any director, officer or Affiliate of the Company from engaging for their own account in business activities of the types conducted or to be conducted by the Company and its Affiliates.

AMENDMENT TO THE CHARTER

  The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. The Charter may be amended only by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter; provided, however, that provisions on removal of directors and certain other provisions may be amended only by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election of directors.

DURATION OF THE COMPANY

  The Company's Charter provides that the Company shall have a perpetual duration.

DISSOLUTION OF THE COMPANY

  The dissolution of the Company must be approved by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only
(1) pursuant to the Company's notice of the meeting, (2) by the Board of Directors or, (3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and
(b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors or (c) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance
notice provisions set forth in the             .

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

  The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on removal of directors and the advance notice provisions of the could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

TRANSFER AGENT AND REGISTRAR

  The Company intends to appoint The Bank of New York as its transfer agent and registrar for the Common Stock.

REPORTS TO STOCKHOLDERS

  The Company will furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in a purchase agreement (the "U.S. Purchase Agreement"), the Company has agreed to sell to each of the underwriters named below (the "U.S. Underwriters"), and each of the U.S. Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co."), PaineWebber Incorporated, Stifel, Nicolaus & Company, Incorporated and Sutro & Co. Incorporated are acting as representatives (the "U.S. Representatives"), has severally agreed to purchase from the Company the number of shares of Common Stock set forth opposite its name below.

                                                                       NUMBER OF
     U.S. UNDERWRITER                                                   SHARES
     ----------------                                                  ---------
     Merrill Lynch, Pierce, Fenner & Smith...........................
          Incorporated
     PaineWebber Incorporated........................................
     Stifel, Nicolaus & Company, Incorporated........................
     Sutro & Co. Incorporated........................................
                                                                       ---------
          Total......................................................  5,360,000
                                                                       =========

  The Company has also entered into an international purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with Merrill Lynch International, PaineWebber International (U.K.) Ltd., Stifel, Nicolaus & Company, Incorporated and Sutro & Co. Incorporated (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") Subject to the terms and conditions set forth in the International Purchase Agreement, the Company has agreed to sell to the International Managers, and the International Managers have severally agreed to purchase, an aggregate of 1,340,000 shares of Common Stock. The initial public offering price per share and the underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

  In each Purchase Agreement, the Underwriters named therein have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of the shares of Common Stock are purchased. In the event of a default by one or more of the Underwriters, the commitments of the non-defaulting U.S. Underwriters or International Managers, as the case may be, may be increased or the U.S. Purchase Agreement or the International Purchase Agreement, as the case may be, may be terminated.

  The U.S. Representatives have advised the Company that the U.S. Underwriters propose to offer the shares of Common Stock offered hereby to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in
excess of $      per share of Common Stock, and that the U.S. Underwriters may
allow, and such dealers may reallow, a discount not in excess of $     per
share of Common Stock on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-United States persons or to persons they believe intend to resell to persons who are non-United States persons, and the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States persons or to persons they believe intend to resell to persons who are United States persons, except in each case for transactions pursuant to the Intersyndicate Agreement.

  The Company has granted to the U.S. Underwriters an option, exercisable for 30 days after the date hereof, to purchase up to an aggregate of 804,000 additional shares of Common Stock and to the International Managers an option, exercisable for 30 days after the date hereof, to purchase up to 201,000 additional shares of Common Stock, in each case solely to cover over-allotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus. To the extent that the U.S. Underwriters exercise their option, each of the U.S. Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table is of the number of shares of Common Stock initially purchased by the U.S. Underwriters.

  The Company, the Manager, their respective officers and directors and certain officers, employees and directors of TCW Group and its Affiliates have agreed not to offer, sell, agree or offer to sell, grant any option to purchase or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock directly or indirectly, for a period of 180 days after the date of this Prospectus without the prior written consent of Merrill Lynch & Co. acting on behalf of the Underwriters, except that the Company may, without such consent, grant options or issue shares of Common Stock pursuant to the Company's 1997 Stock Option Plan.

  At the request of the Company, the U.S. Underwriters have reserved up to 500,000 shares of Common Stock for sale (at the initial public offering price) to directors, officers and employees of the Company, TCW and its Affiliates, who have expressed an interest in purchasing such shares. There is no obligation, however, on the part of any such individuals or entities to purchase any shares of Common Stock. Each such person has agreed to the restrictions on transfer of the shares of Common Stock that are described in the preceding paragraph. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares of Common Stock not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares of Common Stock offered hereby.

  The U.S. Representatives and the International Managers have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

  Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price of the Common Stock will be determined by negotiations between the Company and the Underwriters. Among the factors considered in such negotiations, in addition to prevailing market conditions, are the Company's future prospects, the experience of its management, the economic condition of the financial services industry in general, the demand for similar securities of companies considered comparable to the Company and other relevant factors. The initial public offering price set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Stock. Such price will be subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offering at or above the initial public offering price.

  Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, Merrill Lynch & Co. is permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with the Offering (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), Merrill Lynch & Co. may reduce that short position by purchasing Common Stock in the open market. Merrill Lynch & Co. may also elect to reduce any short position through the exercise of all or part of the over-allotment options described above.

  Merrill Lynch & Co. may also impose a penalty bid on certain Underwriters and selling group members. This means that if Merrill Lynch & Co. purchases shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that Merrill Lynch & Co. will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Company and the Manager, subject to certain limitations, have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof. The Company intends to purchase insurance that, among other things, provides coverage for the Company and the Manager with respect to the foregoing indemnification and contribution agreement. See "The Manager--Expenses."

  Certain of the Underwriters have performed, and may continue to perform, investment banking, broker-dealer and financial advisory services for certain Affiliates of the Company and have received and will receive customary compensation therefor.

  The Underwriters undertake that the minimum distribution, issuance and aggregate market value requirements for listing on the New York Stock Exchange will be achieved in the Offering.

  In addition, TCW Brokerage Services, an affiliate of the Manager, will act as a dealer in connection with the U.S. Offering and receive compensation from the Underwriters in connection with the shares of Common Stock it sells. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and Its Affiliates."

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by O'Melveny & Myers LLP, San Francisco, California, and certain legal matters will be passed upon for the Underwriters by Brown & Wood llp, New York, New York. O'Melveny & Myers LLP and Brown & Wood llp, will rely as to certain matters of Maryland law on the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Consequences" is based upon the opinion of O'Melveny & Myers LLP.

                                    EXPERTS

  The balance sheet of Apex Mortgage Capital, Inc. as of September 15, 1997, included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. The Company will be subject to the informational requirements of the Exchange Act, and in accordance therewith, will periodically file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respect by such reference. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

  The Company intends to furnish the holders of Common Stock with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

                                   GLOSSARY

  As used in this Prospectus, the capitalized and other terms listed below have the meanings indicated.

  "Affiliate" means, when used with reference to a specified person, any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the specified person.

  "Agency Certificates" means GNMA Certificates, Fannie Mae Certificates and FHLMC Certificates.

  "ARM" means either a (i) a Mortgage Security as to which the underlying mortgage loans feature adjustments of the underlying interest rate at predetermined times based on an agreed margin to an establish index or (ii) a Mortgage Loan or any mortgage loan underlying a Mortgage Security that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic and lifetime interest rate and/or payment caps.

  "ASR" means ASR Investments Corporation.

  "Average Net Invested Capital" means for any period (i) the arithmetic average of the sum of the gross proceeds of the offerings of its equity securities by the Company, after deducting any underwriting discounts and commissions and other expenses and costs relating to such offerings, plus (A) the Company's retained earnings (taking into account any losses incurred) and
(B) any non-cash charges or reserves, including depreciation, mark-to-market adjustments and unrealized credit loss, computed by taking the average of such values at the end of each month during such period, plus (ii) any unsecured debt approved by the Unaffiliated Directors to be included in Average Net Invested Capital.

  "Average Net Worth" means for any period the arithmetic average of the sum of the gross proceeds from the offerings of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period.

  "Bankruptcy Code" means Title 11 of the United States Code, as amended.

  "Capital and Leverage Policy" means the policy of the Company that limits its ability to acquire additional Mortgage Assets during times when the capital base of the Company is less than a required amount, as described in this Prospectus.

  "Charitable Beneficiary" means a charitable beneficiary of a Trust.

  "Charter" means the Company's Articles of Incorporation, as amended.

  "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation Systems, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Company's Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Company's Board of Directors.

  "CMOs" means debt obligations (bonds) that are collateralized by mortgage loans or mortgage certificates other than Mortgage Derivative Securities and Subordinated Interests. CMOs are structured so that principal and interest payments received on the collateral are sufficient to make principal and interest payments on the bonds. Such bonds may be issued by United States government agencies or private issuers in one or more classes with fixed or variable interest rates, maturities and degrees of subordination that are characteristics designed for the investment objectives of different bond purchasers.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Commitments" means commitments issued by the Company that will obligate the Company to purchase Mortgage Assets from or sell them to the holders of the commitment for a specified period of time, in a specified aggregate principal amount and at a specified price.

  "Common Stock" means the Company's shares of Common Stock, $0.01 par value per share.

  "Company" means Apex Mortgage Capital, Inc., a Maryland corporation.

  "Compensation Committee" means the committee of the Company's Board of Directors comprised entirely of Unaffiliated Directors that will administer the 1997 Stock Option Plan.

  "Conforming Mortgage Loans" means conventional Mortgage Loans that either comply with requirements for inclusion in credit support programs sponsored by Fannie Mae, FHLMC, or GNMA or are FHA or VA Loans, all of which are secured by first mortgages or deeds of trust on single-family (one to four units) residences.

  "Control Shares" means voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

  "Control Share Acquisition" means the acquisition of control shares, subject to certain exceptions.

  "Counsel" means O'Melveny & Myers LLP.

  "Counter-party" means a third-party financial institution with which the Company enters into an interest rate cap agreement or similar agreement.

  "Dealer Property" means real property and real estate mortgages other than stock in trade, inventory or property held primarily for sale to customers in the ordinary course of the Company's trade or business.

  "Dollar-Roll Agreement" means an agreement to sell a security for delivery on a specified future date and a simultaneous agreement to repurchase the same or substantially similar security on a specified future date.

  "11th District Cost of Funds Index" means the index made available monthly by the Federal Home Loan Bank Board of the cost of funds to members of the Federal Home Loan Bank 11th District.

  "ERISA" means the Employee Retirement Income Security Act of 1974.

  "ERISA Plan" means a pension, profit-sharing, retirement or other employee benefit plan that is subject to ERISA.

  "Excess Servicing Rights" means contractual rights to receive a portion of monthly mortgage payments of interest remaining after those payments of interest have already been applied, to the extent required, to Pass-Through Certificates and the administration of mortgage servicing. The mortgage interest payments are secured by an interest in real property.

  "Excess Shares" means the number of shares of capital stock held by any person or group of persons in excess of 9.8% of the outstanding shares.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fannie Mae" means the federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C., (S) 1716 et seq.), formerly known as the Federal National Mortgage Association.

  "Fannie Mae Certificates" means guaranteed mortgage Pass-Through Certificates issued by Fannie Mae either in certified or book-entry form.

  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

  "FHA" means the United States Federal Housing Administration.

  "FHA Loans" means Mortgage Loans insured by the FHA.

  "FHLMC" means the Federal Home Loan Mortgage Corporation.

  "FHLMC Certificates" means mortgage participation certificates issued by FHLMC, either in certificated or book-entry form.

  "50%/5 Stockholder Test" means the requirement for qualification as a REIT that during the last half of each taxable year not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

  "First Loss Subordinated Bonds" means any bonds that bear the "first loss" from losses incurred in respect of Mortgage Assets upon foreclosure sales and other liquidations of underlying mortgaged properties that result in failure to recover all amounts due on the loans secured thereby.

  "Foreclosure Property" means property acquired at or in lieu of foreclosure of the mortgage secured by such property or a result of a default under a lease of such property.

  "Foreign Holder" means an initial purchaser of the Common Stock that, for United States income tax purposes, is not a United States person.

  "GAAP" means generally accepted accounting principles.

  "GNMA" means the Government National Mortgage Association.

  "GNMA Certificates" means fully modified pass-through mortgage-backed certificates guaranteed by GNMA and issued either in certificated or book-entry form.

  "High Quality" means either (i) securities that are rated A or above by at least one of the Rating Agencies, or (ii) securities that are unrated but are obligations of the United States or obligations guaranteed by the United States government or an agency or instrumentality thereof.

  "Housing Act" means the National Housing Act of 1934, as amended.

  "HUD" means the Department of Housing and Urban Development.

  "ICAA" means the Investment Counsel Association of America.

  "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of a corporation's shares or an affiliate of a corporation who, at any time within the ten-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

  "Interest Only Derivatives" means Mortgage Derivative Securities representing the right to receive interest only or a disproportionately large amount of interest.

  "International Purchase Agreement" means the agreement by and between the Company, the Manager and the International Managers whereby the International Managers agree to purchase all of the shares of Common Stock being sold thereunder if any of such shares are purchased, subject to the terms and conditions set forth therein.

  "Inverse Floaters" means a class of CMOs with a coupon rate that moves inversely to a designated index, such as LIBOR or the 11th District Cost of Funds Index. Income floaters have coupon rates that typically change at a multiple of the changes at the relevant index rate. Any rise in the index rate (as a consequence of an increase in interest rates) causes a drop in the coupon rate of an Inverse Floater while any drop in the index rate causes an increase in the coupon of an Inverse Floater.

  "Investment Company Act" means the Investment Company Act of 1940, as amended.

  "International Managers" means Merrill Lynch International, PaineWebber International (U.K.) Ltd., Stifel, Nicolaus & Company, Incorporated and Sutro & Co. Incorporated..

  "Intersyndicate Agreement" means the agreement by and between the U.S. Underwriters and the International Managers that provides for the coordination of their activities.

  "IRAs" means Individual Retirement Accounts.

  "ISOs" means qualified incentive stock options granted under the 1997 Stock Option Plan that meet the requirements of Section 422 of the Code.

  "Issuers" means those entities that issue Mortgage Securities, including trusts or subsidiaries organized by the Company and Affiliates of the Manager.

  "Keogh Plans" means H.R. 10 Plans.

  "LIBOR" means London-Inter-Bank Offered Rate.

  "MGCL" means the Maryland General Corporation Law.

  "Management Agreement" means the agreement by and between the Company and the Manager whereby the Manager agrees to perform certain services to the Company in exchange for certain compensation.

  "Manager" means TCW Investment Management Company, a California corporation.

  "Market Price" on any date shall mean, with respect to a class or series of outstanding shares of the Company's stock, the Closing Price for such stock on such date.

  "MBS Group" means the TCW Group's Mortgage-Backed Securities Group.

  "Merrill Lynch & Co." means Merrill Lynch, Pierce, Fenner & Smith
Incorporated.

  "Moody's" means Moody's Investors Service, Inc.

  "Mortgage Assets" means (i) Mortgage Securities, (ii) Mortgage Loans and
(iii) Short-Term Investments.

  "Mortgage Derivative Securities" means Mortgage Securities that are Interest Only Derivatives or Principal Only Derivatives and may include other derivative instruments.

  "Mortgage Loans" means Conforming and Nonconforming Mortgage Loans, FHA Loans and VA Loans.

  "Mortgage Securities" means (i) Pass-Through Certificates, (ii) CMOs and
(iii) Other Mortgage Securities.

  "Mortgage Warehouse Participations" means participations in lines of credit to mortgage originators that are secured by recently originated Mortgage Loans that are in the process of being either securitized or sold to permanent investors.

  "Net Income" means the taxable income of the Company before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the Code in calculating taxable income for a REIT, including a deduction for the Company's interest expenses for borrowed funds, plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with GAAP.

  "New Capital" means the proceeds from the sale of stock or certain debt obligations.

  "95% Distribution Test" means the stockholder distribution requirement described in "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Distribution Requirement."

  "95% of Income Test" means the income-based test that the Company must meet to qualify as a REIT described in paragraph 2 of "Federal Income Tax Consequences--Requirements for Qualification as a REIT-- Gross Income Tests."

  "Nonconforming Mortgage Loans" means conventional Mortgage Loans that do not conform to one or more requirements of Fannie Mae, FHA, FHLMC, GNMA or VA for participation in one or more of such agencies' mortgage loan credit support programs, such as the principal amounts financed or the underwriting guidelines used in making the loan.

  "Offering" means the 6,700,000 shares of Common Stock offered through the Underwriters in connection with this Prospectus.

  "One-Year U.S. Treasury Rate" means the average of the weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of one year) as published weekly by the Federal Reserve Board during a yearly period.

  "Other Mortgage Assets" means Mortgage Assets that are unrated or whose ratings have not been updated, including (i) Mortgage Loans, (ii) Pass-Through Certificates and CMOs that are not High Quality but are backed by single-family residential mortgage loans, and (iii) Other Mortgage Securities, that, in each case, are determined to be comparable to a High Quality Mortgage Security (by the standards of at least one of the Rating Agencies) on the basis of credit or other enhancement features that meet the High Quality Credit criteria as determined by the Manager and approved by the Company's Board of Directors, including approval by a majority of the Unaffiliated Directors

  "Other Mortgage Securities" means securities representing interests in, or secured by mortgages on real property other than Pass-Through Certificates and CMOs and may include non-High Quality certificates and other securities collateralized by single-family loans, Mortgage Warehouse Participations, Mortgage Derivative Securities, Subordinated Interests and other mortgage-backed and mortgage-collateralized obligations.

  "Pass-Through Certificates" means securities (or interests therein) other than Mortgage Derivative Securities and Subordinated Interests evidencing undivided ownership interests in a pool of mortgage loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying mortgage loans in accordance with the holders' respective, undivided interests in the pool. Pass-Through Certificates include Agency Certificates, as well as other certificates evidencing interests in loans secured by single-family properties.

  "Principal Only Derivatives" means Mortgage Derivative Securities representing the right to receive principal only or a disproportionate amount of principal.

  "Privately Issued Certificates" means mortgage participation certificates issued by certain private institutions. These securities entitle the holder to receive a pass-through of principal and interest payments in the underlying pool of Mortgage Loans and are issued or guaranteed by the private institution.

  "Prohibited Transaction" means a transaction involving a sale of Dealer Property, other than Foreclosure Property.

  "Purchase Agreements" means the U.S. Purchase Agreement and International Purchase Agreement.

  "Qualified Hedges" means bona fide interest rate swap or cap agreements entered into by the Company to hedge variable-rate indebtedness only that the Company incurred to acquire or carry Qualified REIT Real Estate Assets and any futures and options, or other investments (other than Qualified REIT Real Estate Assets) made by the Company to hedge its Mortgage Assets or borrowings that have been determined by the Company to generate qualified income for purposes of the 95% of Income Test applicable to REITs.

  "Qualifying Interests in Real Estate" means "mortgages and other liens on and interests in real estate," as defined in Section 3(c)(5)(C) under the Investment Company Act.

  "Qualified REIT Real Estate Assets" means Pass-Through Certificates, Mortgage Loans, Agency Certificates, and other assets of the type described in
Section 856(c)(6)(B) of the Code.

  "Qualified REIT Subsidiary" means a corporation whose stock is entirely owned by the REIT at all times during such corporation's existence.

  "Qualified Temporary Investment Income" means income attributable to stock or debt instruments acquired with new capital of the Company received during the one-year period beginning on the day such proceeds were received.

  "Rating Agencies" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, and Moody's Investors Service, Inc.

  "REIT" means a real estate investment trust as defined under Section 856 of the Code.

  "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

  "REMIC" means a real estate mortgage investment conduit.

  "Residuals" means the right to receive the remaining or residual cash flows from a pool of Mortgage Loans or Mortgage Securities after distributing required amounts to the holders of interests in or obligations backed by such loans or securities and after payment of any required pool expenses.

  "Return on Equity" means an amount calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Service" means the Internal Revenue Service.

  "Servicers" means those entities that perform the servicing functions with respect to Mortgage Loans or Excess Servicing Rights owned by the Company.

  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies.

  "75% of Assets Test" means the asset-based test requiring that on the last day of each calendar quarter at least 75% of the Company's assets must consist of Qualified REIT Real Estate Assets, government securities, cash and cash items, as described in "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Asset Tests."

  "75% of Income Test" means the income-based test that the Company must meet to qualify as a REIT described in paragraph 1 of "Federal Income Tax Consequences--Requirements for Qualification as a REIT-- Gross Income Tests."

  "Short-Term Investments" means short-term bank certificates of deposit, short-term United States Treasury securities, short-term United States government agency securities, commercial paper, repurchase agreements, short-term CMOs, short-term asset-backed securities and other similar types of short-term investment instruments, all of which will have maturities or average lives of less than one (1) year.

  "1997 Stock Option Plan" means the stock option plan adopted by the Company.

  "Subordinated Interests" means a class of Mortgage Securities that is subordinated to one or more other classes of Mortgage Securities, all of which classes share the same collateral.

  "Suppliers of Mortgage Assets" means mortgage bankers, savings and loan associations, investment banking firms, banks, home builders, insurance companies and other concerns or lenders involved in mortgage finance or originating and packaging mortgage loans, and their Affiliates.

  "TAMCO" means TCW Asset Management Company.

  "Tax-Exempt Entity" means a qualified pension, profit-sharing or other employee retirement benefit plans, Keogh plans, bank commingled trust funds for such plans, and IRAs, and other similar entities intended to be exempt from federal income taxation.

  "Taxable Income" means for any year the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from Foreclosure Property) subject to certain adjustments provided in the REIT Provisions of the Code.

  "TCW" means The TCW Group, Inc.

  "TCW Group" means TCW and its subsidiaries and Affiliates.

  "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten-Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

  "TFMI" means TCW Funds Management, Inc.

  "Trust" means a trust that is the transferee of that number of shares of Common Stock the beneficial or constructive ownership of which otherwise would cause a person to acquire or hold, directly or indirectly, shares of Common Stock in an amount that violates the Company's Charter, which trust shall be for the exclusive benefit of one or more Charitable Beneficiaries.

  "Trustee" means a trustee of a Trust for the exclusive benefit of a Charitable Beneficiary.

  "25% of Assets Test" means the asset-based tests described in "Federal Income Tax Consequences-- Requirements for Qualification as a REIT--Asset Tests."

  "UBTI" means "unrelated trade or business income" as defined in Section 512 of the Code.

  "Unaffiliated Directors" means those directors that are not affiliated, directly or indirectly, with the Manager or the TCW Group, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Manager or the TCW Group, and are not employed by or officers of the Company.

  "Underwriters" means the U.S. Underwriters and the International Managers.

  "United States Holder" means an initial purchaser of the Common Stock that, for United States income tax purposes, is a United States person (i.e., is not a Foreign Holder).

  "U.S. Purchase Agreement" means the agreement by and between the Company, the Manager and the Underwriters whereby the Underwriters agree to purchase all of the shares of Common Stock being sold thereunder if any of such shares are purchased, subject to the terms and conditions set forth therein.

  "U.S. Representatives" means Merrill Lynch & Co., PaineWebber Incorporated, Stifel, Nicolaus & Company, Incorporated and Sutro & Co. Incorporated.

  "U.S. Underwriters" means each of the underwriters listed in the U.S. Purchase Agreement.

  "VA" means the United States Veterans Administration.

  "VA Loans" means Mortgage Loans partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended.

                         INDEPENDENT AUDITORS' REPORT

To the Stockholder of Apex Mortgage Capital, Inc.

  We have audited the accompanying balance sheet of Apex Mortgage Capital, Inc. (the "Company") as of September 15, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

  In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Apex Mortgage Capital, Inc. as of September 15, 1997, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Los Angeles, California
September 16, 1997

                          APEX MORTGAGE CAPITAL, INC.

                                 BALANCE SHEET

                               SEPTEMBER 15, 1997

                                 ASSETS
                                 ------
Cash ................................................................... $1,500
                                                                         ======
                  LIABILITIES AND STOCKHOLDER'S EQUITY
                  ------------------------------------
STOCKHOLDER'S EQUITY
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized; Common Stock,
 par value $0.01 per share; 100,000,000 shares authorized; 100 Common
 Stock shares
 issued and outstanding................................................. $    1
Additional paid-in-capital..............................................  1,499
                                                                         ------
  Total Stockholder's Equity............................................ $1,500
                                                                         ======



                    See accompanying notes to balance sheet.

                          APEX MORTGAGE CAPITAL, INC.

                            NOTES TO BALANCE SHEET

                              SEPTEMBER 15, 1997

NOTE 1--THE COMPANY

  Apex Mortgage Capital, Inc. (the "Company") was incorporated in Maryland and was initially capitalized through the sale of 100 shares of Common Stock for $1,500 on September 15, 1997. The Company will seek to acquire primarily mortgage-backed securities and mortgage loans.

  The Company has had no operations to date other than matters relating to the organization and start-up of the Company. Accordingly, no statement of operations is presented.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Cash

  Cash includes cash on hand and deposits in banks. The Company has no cash equivalents.

FEDERAL AND STATE INCOME TAXES

  The Company will elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and generally will not be subject to federal and state taxes on its income to the extent it distributes annually 95% of its predistribution taxable income to stockholders and maintains its qualification as a real estate investment trust.

INCOME RECOGNITION

  Income and expenses are to be recorded on the accrual basis of accounting.

STOCK OPTIONS

  The Company accounts for stock options to employees and directors of the Company using the intrinsic value method. All other stock options are accounted for using the fair value method.

NOTE 3--TRANSACTIONS WITH AFFILIATES

  The Company intends to enter into a Management Agreement (the "Management Agreement") with TCW Investment Management Company (the "Manager"), a wholly-owned subsidiary of The TCW Group, Inc., under which the Manager will manage its day-to-day operations, subject to the direction and oversight of the Company's Board of Directors. The Company will pay the Manager annual base management compensation, payable quarterly, equal to 3/4 of 1% of the Average Net Invested Capital, as defined in the Management Agreement. The Company will also pay the Manager, as incentive compensation, an amount equal to 30% of the Net Income of the Company, before incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%, as defined in the Management Agreement.


NOTE 4--PUBLIC OFFERING OF COMMON STOCK

  The Company is in the process of filing a Registration Statement for the sale of its common stock. Contingent upon the consummation of the public offering, the Company will be liable for organization and offering expenses in connection with the sale of the shares offered.

                          APEX MORTGAGE CAPITAL, INC.

NOTE 5--STOCK OPTION PLAN

  The Company has adopted a stock option plan (the "1997 Stock Option Plan") that provides for qualified incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalent rights. Directors, officers and key employees of the Company and the Manager are eligible to participate in the 1997 Stock Option Plan. The exercise price for any option granted under the 1997 Stock Option Plan may not be less than 100% of the fair market value of the shares of the Company's Common Stock at the time the option is granted. The 1997 Stock Option Plan authorizes the grant of options to purchase an aggregate of up to 10% of the outstanding shares of the Company's common stock, but not more than 1,000,000 shares.

  No options or rights have yet been granted under the 1997 Stock Option Plan. The Company intends to grant options to purchase 400,000 shares of Common Stock, effective on the closing of the public offering of Common Stock. The options will be exercisable starting one year after the date of grant. The fair value of the options cannot be determined until the closing of the public offering.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

      -----------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   4
Risk Factors..............................................................  15
Use of Proceeds...........................................................  25
Dividend and Distribution Policy..........................................  25
Capitalization............................................................  26
Liquidity and Capital Resources...........................................  26
Business and Strategy.....................................................  27
Management of the Company.................................................  43
The Manager...............................................................  48
Security Ownership of Certain Beneficial Owners and Management............  57
Federal Income Tax Consequences ..........................................  58
ERISA Considerations......................................................  67
Description of Capital Stock..............................................  67
Certain Provisions of Maryland Law and of the Company's Charter and
   Bylaws.................................................................  70
Underwriting..............................................................  73
Legal Matters.............................................................  76
Experts...................................................................  76
Additional Information....................................................  76
Glossary..................................................................  77

 UNTIL         , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             6,700,000 Shares
                                      LOGO
                                 Apex Mortgage
                                 Capital, Inc.

                                  Common Stock

    ---------------------------------------------------

                                   PROSPECTUS

    ---------------------------------------------------

                              Merrill Lynch & Co.

                            PaineWebber Incorporated

                           Stifel, Nicolaus & Company
                                  Incorporated

                            Sutro & Co. Incorporated

                                       , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]
                             SUBJECT TO COMPLETION

              PRELIMINARY PROSPECTUS DATED NOVEMBER 26, 1997
PROSPECTUS

                             6,700,000 Shares
                              APEX MORTGAGE CAPITAL, INC.
                                  Common Stock

                                  -----------

  All of the shares of common stock (the "Common Stock") offered hereby are being sold by Apex Mortgage Capital, Inc. (the "Company"). Of the 6,700,000 shares of Common Stock offered hereby, 1,340,000 shares of Common Stock are being offered initially outside of the United States by the International Managers (the "International Offering") and the remaining 5,360,000 shares of Common Stock are being offered concurrently by the U.S. Underwriters initially in the United States (the "U.S. Offering" and, collectively, the "Offering"). The initial public offering price and the underwriting discount per share are identical for each Offering. At the request of the Company, the Underwriters have reserved an aggregate of up to 500,000 shares of Common Stock for sale at the initial public offering price to directors, officers and employees of the Company, The TCW Group, Inc. and its affiliates. Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price for the Common Stock will be between $14.00 and $16.00 per share. See "Underwriting" for information relating to the determination of the initial public offering price. The Common Stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol "AXM."
    LOGO
                                  -----------
  SEE "RISK FACTORS" COMMENCING ON PAGE 15 FOR MATERIAL RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY. THESE RISKS INCLUDE:

 . The lack of prior          . The Manager may be
  experience in managing       entitled to a
  and operating a REIT         significant termination
  could adversely affect       fee which, if paid,
  the Company's results        would materially
  of operations.               adversely affect the
                               cash available for
                               distribution to the
                               Company's stockholders.

 . The Company does not
  currently have any
  borrowing arrangements
  or commitments from any
  lenders and may
  therefore be unable to
  implement its business
  strategy.

                             . The Company is recently
                               formed and its current
                               assets consist of
                               $1,500 in cash.


                             . Interest rate
 . The Company's policies       fluctuations may
  and strategies may be        decrease net interest
  changed without the          income from Mortgage
  consent of                   Assets.
  stockholders.



 . The Company has no         . The Company intends to
  identified Mortgage          significantly leverage
  Assets to purchase and       its Mortgage Assets,
  may be unable to             which may result in
  acquire Mortgage Assets      operating losses.
  on favorable terms.

                             . Failure to maintain
                               REIT status would
                               substantially reduce
                               the amount of cash
                               available for
                               distribution to the
                               Company's stockholders.

                                  -----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
    UPON  THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY  REPRESENTATION
      TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            PRICE TO          UNDERWRITING         PROCEEDS TO
                             PUBLIC            DISCOUNT(1)         COMPANY(2)
------------------------------------------------------------------------------
Per Share............        $                   $                   $
------------------------------------------------------------------------------
Total(3).............     $                   $                   $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated expenses of $1,000,000, payable by the Company.

(3) The Company has granted to the International Managers and the U.S. Underwriters options, exercisable within 30 days of the date hereof, to purchase up to 201,000 and 804,000 additional shares of Common Stock, respectively, solely to cover over-allotments, if any. If such over-allotment options are exercised in full, the total Price to Public,
    Underwriting Discount and Proceeds to Company will be $      , $       ,
    and $      , respectively. See "Underwriting."

                                  -----------

  The shares of Common Stock are being offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be
made in New York, New York on or about December    , 1997.
                                  -----------
Merrill Lynch International
         PaineWebber International
                   Stifel, Nicolaus & Company
                           Incorporated
                                                        Sutro & Co. Incorporated
                                  -----------

                  The date of this Prospectus is      , 1997.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an international purchase agreement (the "International Purchase Agreement"), the Company has agreed to sell to each of the underwriters named below (the "International Managers"), and each of the International Managers has severally agreed to purchase from the Company the number of shares of Common Stock set forth opposite its name below.

                                                                       NUMBER OF
     INTERNATIONAL MANAGER                                              SHARES
     ---------------------                                             ---------
     Merrill Lynch International......................................
     PaineWebber International (U.K.) Ltd.............................
     Stifel, Nicolaus & Company, Incorporated.........................
     Sutro & Co. Incorporated.........................................
       Total.......................................................... 1,340,000
                                                                       =========

  The Company has also entered into a purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Purchase Agreements") with certain underwriters in the United States (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co."), PaineWebber Incorporated, Stifel, Nicolaus & Company, Incorporated and Sutro & Co. Incorporated are acting as representatives (the "U.S. Representatives"). Subject to the terms and conditions set forth in the U.S. Purchase Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters have severally agreed to purchase, an aggregate of 5,360,000 shares of Common Stock. The initial public offering price per share and the underwriting discount per share are identical under the International Purchase Agreement and the U.S. Purchase Agreement.

  In each Purchase Agreement, the Underwriters named therein have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of the shares of Common Stock are purchased. In the event of a default by one or more of the Underwriters, the commitments of the non-defaulting International Managers or U.S. Underwriters, as the case may be, may be increased or the International Purchase Agreement or the U.S. Purchase Agreement, as the case may be, may be terminated.

  The International Managers have advised the Company that they propose to offer the shares of Common Stock offered hereby to the public initially at the public offering price set forth on the cover page of this Prospectus and to
certain dealers at such price less a concession not in excess of $      per
share of Common Stock, and that the International Managers may allow, and such
dealers may reallow, a discount not in excess of $     per share of Common
Stock on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.


  The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the International Managers and the U.S. Underwriters are permitted to sell shares of Common Stock to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States persons or to persons they believe intend to resell to persons who are United States persons, and the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-United States persons or to persons they believe intend to resell to persons who are non-United States persons, except in each case for transactions pursuant to the Intersyndicate Agreement.

  Each International Manager has agreed that (i) it has not offered or sold, and will not for a period of six months from the closing date of the Offering offer to sell, in the United Kingdom, directly or indirectly, by means of any document, any shares of Common Stock offered hereby, other than to persons whose ordinary [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS] activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that has not resulted and will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the shares of Common Stock in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the shares of Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

  Purchasers of the shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of their country of purchase, in addition to the offering price set forth on the cover page hereof.

  The Company has granted to the International Managers an option, exercisable for 30 days after the date hereof, to purchase up to an aggregate of 201,000 additional shares of Common Stock and to the U.S. Underwriters an option, exercisable for 30 days after the date hereof, to purchase up to 804,000 additional shares of Common Stock solely to cover over-allotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus. To the extent that the International Managers exercise their option, each of the International Managers will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table is of the number of shares of Common Stock initially purchased by the International Managers.

  The Company, the Manager, their respective officers and directors and certain officers, employees and directors of TCW Group and its Affiliates have agreed not to offer, sell, agree or offer to sell, grant any option to purchase or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock directly or indirectly, for a period of 180 days after the date of this Prospectus without the prior written consent of Merrill Lynch & Co. acting on behalf of the Underwriters, except that the Company may, without such consent, grant options or issue shares of Common Stock pursuant to the Company's 1997 Stock Option Plan.

  At the request of the Company, the U.S. Underwriters have reserved up to 500,000 shares of Common Stock for sale (at the initial public offering price) to directors, officers and employees of the Company, TCW and its Affiliates, who have expressed an interest in purchasing such shares. There is no obligation, however, on the part of any such individuals or entities to purchase any shares of Common Stock. Each such person has agreed to the restrictions on transfer of the shares of Common Stock that are described in the preceding paragraph. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares of Common Stock not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares of Common Stock offered hereby.

  The International Managers and the U.S. Representatives have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

  Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price of the Common Stock will be determined by negotiations between the Company and the Underwriters. Among the factors considered in such negotiations, in addition to prevailing market conditions, are the Company's future prospects, the experience of its management, the economic condition of the financial services industry in general, the demand for similar securities of companies considered comparable to the Company and other relevant factors. The initial public offering price set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Stock. Such price will be subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offering at or above the initial public offering price.

  Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, Merrill Lynch & Co. is permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with the Offering (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), Merrill Lynch & Co. may reduce that short position by purchasing Common Stock in the open market. Merrill Lynch & Co. may also elect to reduce any short position through the exercise of all or part of the over-allotment options described above.

  Merrill Lynch & Co. may also impose a penalty bid on certain Underwriters and selling group members. This means that if Merrill Lynch & Co. purchases shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that Merrill Lynch & Co. will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Company and the Manager, subject to certain limitations, have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof. The Company intends to purchase insurance that, among other things, provides coverage for the Company and the Manager with respect to the foregoing indemnification and contribution agreement. See "The Manager--Expenses."

  Certain of the Underwriters have performed, and may continue to perform, investment banking, broker-dealer and financial advisory services for the Company and certain of its Affiliates and have received and will receive customary compensation therefor.

  The Underwriters undertake that the minimum distribution, issuance and aggregate market value requirements for listing on the New York Stock Exchange will be achieved in the Offering.

  In addition, TCW Brokerage Services, an affiliate of the Manager, will act as a dealer in connection with the U.S. Offering and receive compensation from the Underwriters in connection with the shares of Common Stock it sells. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and Its Affiliates."

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by O'Melveny & Myers LLP, San Francisco, California, and certain legal matters will be passed upon for the Underwriters by Brown & Wood llp, New York, New York. O'Melveny & Myers LLP and Brown & Wood [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS] llp, will rely as to certain matters of Maryland law on the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Consequences" is based upon the opinion of O'Melveny & Myers LLP.

                                    EXPERTS

  The balance sheet of Apex Mortgage Capital, Inc. as of September 15, 1997, included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. The Company will be subject to the informational requirements of the Exchange Act, and in accordance therewith, will periodically file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respect by such reference. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

  The Company intends to furnish the holders of Common Stock with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   4
Risk Factors..............................................................  15
Use of Proceeds...........................................................  25
Dividend and Distribution Policy..........................................  25
Capitalization............................................................  26
Liquidity and Capital Resources...........................................  26
Business and Strategy.....................................................  27
Management of the Company.................................................  43
The Manager...............................................................  48
Security Ownership of Certain Beneficial Owners and Management............  57
Federal Income Tax Consequences ..........................................  58
ERISA Considerations......................................................  67
Description of Capital Stock..............................................  67
Certain Provisions of Maryland Law and of the Company's Charter and
 Bylaws...................................................................  70
Underwriting..............................................................  73
Legal Matters.............................................................  76
Experts...................................................................  76
Additional Information....................................................  76
Glossary..................................................................  77

 UNTIL         , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             6,700,000 Shares
                                      LOGO
                     [LOGO OF APEX MORTGAGE CAPITAL, INC.]
                                 Apex Mortgage
                                 Capital, Inc.

                                  Common Stock

                            ----------------------

                                   PROSPECTUS

                            ----------------------

                          Merrill Lynch International

                           PaineWebber International

                           Stifel, Nicolaus & Company
                                  Incorporated

                            Sutro & Co. Incorporated

                                       , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   [INFORMATION NOT REQUIRED IN PROSPECTUS]

ITEM 30. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

  Not Applicable.

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                     AMOUNT TO
                                                                      BE PAID
                                                                     ----------
     SEC Registration Fee........................................... $   55,758
     NYSE listing fee...............................................    110,850
     NASD filing fee................................................     18,900
     Printing and engraving expenses................................    200,000
     Legal fees and expenses........................................    300,000
     Accounting fees and expenses...................................     25,000
     Transfer agent and custodian fees..............................      2,500
     Insurance Premiums.............................................    250,000
     Miscellaneous..................................................     55,892
                                                                     ----------
         Total ..................................................... $1,000,000
                                                                     ==========

ITEM 32. SALES TO SPECIAL PARTIES.

  The securities described in Item 33(a) were initially issued to TCW Capital Investment Corporation in exchange for cash. These shares have been transferred to TCW Asset Management Company.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

  Pursuant to the exemption provided by Section 4(2) of the Securities Act, on September 15, 1997 the Company issued 100 shares of Common Stock for an aggregate purchase price of $1,500 to TCW Capital Investment Corporation. These shares have been transferred to TCW Asset Management Company.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by the MGCL, the Company's Charter obligates the Company to indemnify its present and former directors and officers and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Bylaws implement the provisions relating to indemnification contained in the Company's Charter. The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time. In addition, the officers, directors, and controlling persons of the Company are indemnified against certain liabilities by the Company under the Purchase Agreement relating to this Offering. The Company's Charter and Bylaws provide, in effect, for the indemnification by the Company of its officers and directors to the fullest extent permitted by applicable law. The Company will maintain for the benefit of its officers and directors, officers' and directors' insurance.

  The U.S. Purchase Agreement (Exhibit 1.1) and the International Purchase Agreement (Exhibit 1.2) also provide for the indemnification by the Underwriters of the Company, its directors and officers and persons who control the Company within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial Statements included in the Prospectus are:

      Balance sheet at September 15, 1997

      Notes to financial statements

      All other schedules have been omitted because they are not applicable.

  (b) Exhibits

     1.1 Form of U.S. Purchase Agreement
     1.2 Form of International Purchase Agreement
    *3.1 Articles of Amendment and Restatement of the Registrant
    *3.2 Bylaws of the Registrant
    *5.1 Opinion of Ballard Spahr Andrews & Ingersoll
     8.1 Opinion of O'Melveny & Myers LLP
   *10.1 Form of Management Agreement between the Registrant and TCW Investment
         Management Company
   *10.6 1997 Stock Option Plan
    23.1 Consent of Deloitte & Touche LLP
   *23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.1)
   *23.3 Consent of O'Melveny & Myers LLP (included in Exhibit 8.1)
   *24.1 Power of Attorney (included on page II-4)
   *99.1 Consents to be named as a director pursuant to Rule 438

--------
*  Previously filed

ITEM 37. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing of the Offering certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification by Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 34 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes:

    (1) That for purposes of determining any liability under the Securities Act, the information omitted from the Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Los Angeles, State of California, on the 26th day of November, 1997.

                                          APEX MORTGAGE CAPITAL, INC.

                                                  /s/ Philip A. Barach
                                          By: _________________________________
                                                      Philip A. Barach
                                               President and Chief Executive
                                                          Officer

  PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
                *                    Chairman of the Board         November 26, 1997
____________________________________
           Marc I. Stern
      /s/ Philip A. Barach           President, Chief Executive    November 26, 1997
____________________________________  Officer and Director
          Philip A. Barach            (Principal Executive
                                      Officer)
               *                     Vice Chairman of the Board    November 26, 1997
 ___________________________________  and Chief Investment
        Jeffrey E. Gundlach           Officer
               *                     Executive Vice President and  November 26, 1997
____________________________________  Chief Operating Officer and
         Daniel K. Osborne            Chief Financial Officer
                                      (Principal Financial
                                      Officer and Accounting
                                      Officer)

*By/s/ Philip A. Barach
  ----------------------------
       Philip A. Barach
      (POWER OF ATTORNEY)

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
    1.1  Form of U.S. Purchase Agreement
    1.2  Form of International Purchase Agreement
   *3.1  Articles of Amendment and Restatement of the Registrant
   *3.2  Bylaws of the Registrant
   *5.1  Opinion of Ballard Spahr Andrews & Ingersoll
    8.1  Opinion of O'Melveny & Myers LLP
  *10.1  Form of Management Agreement between the Registrant and TCW Investment
         Management Company
  *10.6  1997 Stock Option Plan
   23.1  Consent of Deloitte & Touche LLP
  *23.2  Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.1)
  *23.3  Consent of O'Melveny & Myers LLP (included in Exhibit 8.1)
  *24.1  Power of Attorney (included on page II-4)
  *99.1  Consents to be named as a director pursuant to Rule 438

--------
*  Previously filed.